Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 31, 2018 (the “Fourth Amendment”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), DBNY, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below, each of the Revolving Lenders, the 2018 New Replacement Term B-3 Loan Lenders, the 2018 Converting Replacement Term B-3 Loan Lenders and certain Lenders party hereto constituting the New Required Lenders (with capitalized terms used, but not defined, in this paragraph and the recitals below to be defined as provided in Section 1 below).

R E C I T A L S

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the lenders from time to time party thereto (the “Lenders”) and various other parties have previously entered into that certain Credit Agreement, dated as of April 15, 2016, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 2016, that certain Second Amendment to Credit Agreement, dated as of March 31, 2017 and that certain Third Amendment to Credit Agreement, dated as of November 30, 2017 (as so amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the 2018 Converting Replacement Term B-3 Loan Lenders agree to convert all or a portion of their 2017 Converted Replacement Term B-2 Loans into 2018 Converted Replacement Term B-3 Loans in a principal amount for each such 2018 Converting Replacement Term B-3 Loan Lender equal to its Allocated Replacement Term Loan Conversion Amount, and the 2018 Converting Replacement Term B-3 Loan Lenders have agreed, subject to the terms and conditions contained herein and in the Credit Agreement (as amended hereby), to effect such conversion;

WHEREAS, the Borrower has requested that the 2018 New Replacement Term B-3 Loan Lenders make 2018 New Replacement Term B-3 Loans in a principal amount for each such 2018 New Replacement Term B-3 Loan Lender equal to its 2018 New Replacement Term B-3 Loan Commitment, and the 2018 New Replacement Term B-3 Loan Lenders have agreed, subject to the terms and conditions contained herein and in the Credit Agreement (as amended hereby), to make such 2018 New Replacement Term B-3 Loans; and

WHEREAS, in accordance with Section 11.1 of the Credit Agreement, the Borrower has requested, and the Administrative Agent, the Collateral Agent, each Revolving Lender and the Required Lenders (determined immediately after giving effect to the making of the 2018 Replacement Term B-3 Loans) (the “New Required Lenders”) have agreed, to amend and/or waive, as applicable, certain provisions of the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, the Credit Agreement as amended hereby. The rules of construction specified in Section 1.2 of the Credit Agreement shall apply to this Fourth Amendment, including the terms defined in the preamble and recitals hereto.

SECTION 2.    Amendments to the Credit Agreement.

(a)    Effective as of the Initial Fourth Amendment Effective Date, each existing Revolving Lender agrees to amend and restate clause (b) of the definition of “Applicable Margin” in its entirety as follows:

“(b)    with respect to Revolving Loans after the Initial Fourth Amendment Effective Date (i) for Eurocurrency Loans, 1.25%, (ii) for ABR Loans, 0.25% and (iii) for the Commitment Fee Rate, 0.20%; provided that, on and after the first Adjustment Date occurring after the completion of the first fiscal quarter of the Borrower occurring after the Initial Fourth Amendment Effective Date, the Applicable Margin with respect to Revolving Loans will be determined pursuant to the following:

PRICING GRID FOR REVOLVING LOANS

Pricing Level	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
I	1.75%	0.75%	0.30%
II	1.50%	0.50%	0.25%
III	1.25%	0.25%	0.20%

So long as no Default or Event of Default has occurred and is continuing, the Applicable Margin for Revolving Loans and the Commitment Fee Rate shall be adjusted, on and after the first Adjustment Date occurring after the completion of the first fiscal quarter of the Borrower to occur after the Initial Fourth Amendment Effective Date, based on changes in the Consolidated Total Net Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three (3) Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three (3) Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans and the Commitment Fee Rate shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date. As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

‘Pricing Level I’ shall exist on an Adjustment Date if the Consolidated Total Net Leverage Ratio for the relevant period is greater than 2.25 to 1.00.

‘Pricing Level II’ shall exist on an Adjustment Date if the Consolidated Total Net Leverage Ratio for the relevant period is less than or equal to 2.25 to 1.00 but greater than or equal to 1.75 to 1.00.

‘Pricing Level III’ shall exist on an Adjustment Date if the Consolidated Total Net Leverage Ratio for the relevant period is less than 1.75 to 1.00.”

(b)    Effective as of the Initial Fourth Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached hereto as Annex A. The parties hereto acknowledge and agree that amendments to the Credit Agreement relating to the incurrence of the 2018 New Replacement Term B-3 Loans and the 2018 Replacement Term B-3 Loan Conversion are effected in reliance on Section 11.1 of the Credit Agreement and the 2018 New Replacement Term B-3 Loans are “Refinancing Term Loans” as contemplated by such Section and the 2018 Replacement Term Loans outstanding immediately prior to the Subsequent Fourth Amendment Effective Date are the “Replaced Term Loans.” Each Person executing this Fourth Amendment in its capacity as a 2018 New Replacement Term B-3 Loan Lender or a 2018 Converting Replacement Term B-3 Loan Lender shall become (or, if already a Lender prior to the Subsequent Fourth Amendment Effective Date, remain) a “Lender” and a “Term Lender” under the Credit Agreement (as amended hereby) and shall be bound by the provisions of the Credit Agreement (as amended hereby) as a Lender holding the 2018 New Replacement Term B-3 Loan Commitments (in the case of 2018 New Replacement Term B-3 Loan Lenders) and 2018 Replacement Term B-3 Loans (in the case of all 2018 Replacement Term B-3 Loan Lenders).

(c)    Effective as of the Subsequent Fourth Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein,

(i)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

(1)	““Beneficial Ownership Certification” a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.”

(2)	““Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”

(ii)    Section 4.1(b) of the Credit Agreement is hereby amended by deleting the text “Subsequent Third Amendment Effective Date” appearing therein and inserting the text “Subsequent Fourth Amendment Effective Date” in lieu thereof;

(iii)    Section 7.2(h) of the Credit Agreement is hereby amended by adding the following text at the end thereof: “and the Beneficial Ownership Regulation”; and

(iv)    Section 8.6(g)(ii) of the Credit Agreement is hereby amended by deleting the text “Loan Parties” appearing therein and inserting the text “Borrower and its Restricted Subsidiaries” in lieu thereof.

SECTION 3.    Representations and Warranties. To induce the other parties hereto to enter into this Fourth Amendment, the Borrower hereby represents and warrants to each other party hereto that, as of each applicable Fourth Amendment Effective Date (as defined below): (i) the Fourth Amendment has been duly authorized, executed and delivered by it and each of this Fourth Amendment and the Credit Agreement (as amended hereby on such applicable the Fourth Amendment Effective Date) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (ii) as of the Subsequent Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects; (iii) after giving effect to this Fourth Amendment and the transactions contemplated by this Fourth Amendment, no Default or Event of Default has occurred and is continuing; (iv) the execution, delivery and performance of this Fourth Amendment and the performance of the Credit Agreement (as amended hereby on such applicable Fourth Amendment Effective Date) and, in the case of the Subsequent Fourth Amendment Effective Date, the incurrence of the 2018 New Replacement Term B-3 Loans shall not (a) violate its Organizational Documents or the Loan Documents, (b) violate any Requirement of Law, Governmental Authorization or any Contractual Obligation of the Borrower or any Restricted Subsidiary (including, without limitation, the Convertible Notes Indentures and, in each case any Permitted Refinancings thereof) and (c) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (including, without limitation, the Convertible Notes Indentures and, in each case, any Permitted Refinancings thereof) (other than the Liens created by the Security Documents and the Liens permitted by Section 8.3 of the Credit Agreement), except for any violation set forth in clauses (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.    Conditions of Effectiveness of this Fourth Amendment.

(a)    Sections 1, 2(a), 2(b), 3, 4(a), 4(b), 5, 6, 7, 8, 9, 10, 11 and 12 of this Fourth Amendment shall become effective as of the first date (the “Initial Fourth Amendment Effective Date”) when each of the conditions set forth in this Section 4(a) shall have been satisfied (which, in the case of clause (ii) below, may be substantially concurrent with the satisfaction of the condition specified in clause (i) below):

(i)    The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower, each of the other Loan Parties, each of the 2018 New Replacement Term B-3 Lenders, each of the 2018 Converting Replacement Term B-3 Lenders, each Revolving Lender and the Administrative Agent and the Collateral Agent.

(ii)    The Borrower shall have paid all costs, fees and other amounts due and payable to the Agents and the Lenders, including, to the extent invoiced, reimbursement or payment of reasonable and documented out-of-pocket expenses in connection with this Fourth Amendment and any other reasonable and documented out-of-pocket expenses of the Agents, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, in each case as required to be paid or reimbursed pursuant to the Credit Agreement.

(iii)    On the Initial Fourth Amendment Effective Date and after giving effect to this Fourth Amendment, (A) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Initial Fourth Amendment Effective Date and (B) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Initial Fourth Amendment Effective Date (except (I) to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date and (II) representations and warranties qualified by materiality shall be true and correct in all respects).

(iv)    The Administrative Agent shall have received from the Borrower a certificate executed by a Responsible Officer of the Borrower, certifying compliance with (A) the requirements of the immediately preceding clause (iii) and (B) as to compliance with the requirements of Section 11.1 of the Credit Agreement relating to Replacement Facilities.

(v)    The Administrative Agent shall have received the legal opinions, dated the Initial Fourth Amendment Effective Date, of Morrison & Foerster LLP and Locke Lord LLP, counsel to the Borrower and its Subsidiaries, as applicable, reasonably acceptable to the Administrative Agent.

(vi)    The Administrative Agent shall have received (x) a solvency certificate substantially in the form of Exhibit I-2 to the Credit Agreement, executed as of the Initial Fourth Amendment Effective Date by the chief financial officer of the Borrower and (y) a certificate of each Loan Party, dated as of the Initial Fourth Amendment Effective Date, substantially in the form of Exhibit F-2 to the Credit Agreement, with appropriate insertions and attachments including the certificate of incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or a certification from the applicable Loan Party that there has been no change to such organizational documents since November 30, 2017), good standings from the applicable secretary of state of organization of each Loan Party, a certificate of resolutions or other action, incumbency certificates of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Initial Fourth Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Initial Fourth Amendment Effective Date.

(vii)    An amount equal to the Net Cash Proceeds from the incurrence of the portion of the 2018 New Replacement Term B-3 Loans to be funded by the 2018 New Replacement Term B-3 Loan Lenders, less the sum of all accrued but unpaid interest with respect to the Term Loans as of the Initial Fourth Amendment Effective Date, shall have been applied (immediately following the consummation of the 2018 Replacement Term B-3 Loan Conversion) to make a voluntary prepayment of Term Loans not subject to the 2018 Replacement Term B-3 Loan Conversion (including, for the avoidance of doubt, with respect to any 2018 Converting Replacement Term B-3 Loan Lender, the amount (if any) by which such 2018 Converting Replacement Term B-3 Loan Lender’s Allocated Replacement Term B-3 Loan Conversion Amount is less than the outstanding principal amount of its Term Loans immediately prior to the consummation of the 2018 Replacement Term B-3 Loan Conversion) pursuant to, and in accordance with the requirements of, Section 4.1 of the Credit Agreement and all accrued but unpaid interest and fees with respect to all Term Loans (irrespective of whether such Term Loans are subject to the 2018 Replacement Term B-3 Loan Conversion and whether such accrued amounts are otherwise then due and payable by the terms of the Credit Agreement), as well as any amounts payable pursuant to Section 4.11 of the Credit Agreement (as modified hereby), shall have been paid in full.

(viii)    The Borrower shall have delivered to each 2018 Replacement Term B-3 Loan Lender requesting the same at least three Business Days prior to the date of this Fourth Amendment, a promissory note in the amount of such Lender’s 2018 Replacement Term B-3 Loans substantially in the form of Exhibit E-1 to the Credit Agreement.

(b)    Section 2(c) of this Fourth Amendment shall become effective as of the first date (the “Subsequent Fourth Amendment Effective Date” and, together with the Initial Fourth Amendment Effective Date, the “Fourth Amendment Effective Date”) when each of the conditions set forth in this Section 4(b) shall have been satisfied:

(i)    The Initial Fourth Amendment Effective Date shall have occurred.

(ii)    Upon the reasonable request of any Lender made at least five days prior to the Subsequent Fourth Amendment Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Subsequent Fourth Amendment Effective Date.

(iii)    At least three days prior to the Subsequent Fourth Amendment Effective Date, the Borrower, as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered to the Administrative Agent a Beneficial Ownership Certification in respect of itself.

(iv)    The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower, each of the other Loan Parties, the Lenders constituting the New Required Lenders, the Administrative Agent and the Collateral Agent.

SECTION 5.    Effect of Fourth Amendment. (a) Except as expressly set forth in this Fourth Amendment or in the Credit Agreement, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents (including all Revolving Commitments, the 2018 New Replacement Term B-3 Loans and 2018 Converted Replacement Term B-3 Loans), in each case, as amended by this Fourth Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)    On and after the applicable Fourth Amendment Effective Date, each reference in (i) the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as modified by this Fourth Amendment. This Fourth Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)    This Fourth Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.

(d)    This Fourth Amendment may not be amended, modified or waived except in accordance with Section 11.1 of the Credit Agreement.

SECTION 6.    Costs and Expenses. The Borrower hereby agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Fourth Amendment, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, in each case, as required to be reimbursed pursuant to the Credit Agreement.

SECTION 7.    Post-Closing Obligations. Within ninety (90) days after the Subsequent Fourth Amendment Effective Date, unless extended in writing by the Administrative Agent in its reasonable discretion, the Borrower shall deliver or shall cause the applicable Loan Party to deliver, to the Administrative Agent, the following:

(a)    an executed amendment to each existing Mortgage (a “Mortgage Amendment” and the existing Mortgage, as amended by such Mortgage Amendment, a “Mortgage”), in form and substance reasonably acceptable to the Administrative Agent, together with evidence of completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage Amendment as may be necessary to protect and preserve the Lien of the Mortgage;

(b)    with respect to each Mortgage, a date down and modification endorsement (or to the extent a date down and modification endorsement is not available, a new title insurance policy) to the existing lender’s title insurance policy insuring such Mortgage, which shall be in form and substance reasonably satisfactory to the Administrative Agent and insures that the Mortgage is a valid and enforceable first priority lien on the Mortgaged Property, free and clear of all Liens other than Liens permitted under Section 8.3 of the Credit Agreement; and

(c)    an opinion addressed to the Administrative Agent and the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located which shall include, without limitation, the enforceability of the Mortgage.

SECTION 8.    Reaffirmation. By executing and delivering a counterpart hereof, (i) the Borrower hereby agrees that all Loans incurred by the Borrower (including, without limitation, the 2018 New Replacement Term B-3 Loans and the 2018 Converted Replacement Term B-3 Loans incurred by the Borrower) and the Revolving Commitments shall be guaranteed pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof and (ii) each of the Borrower and the Subsidiary Guarantors party hereto hereby (A) agrees that, notwithstanding the effectiveness of this Fourth Amendment, after giving effect to this Fourth Amendment, the Security Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under each Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Fourth Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Credit Agreement and each other Loan Document (including the Revolving Commitments, the 2018 New Replacement Term B-3 Loans and the 2018 Converted Replacement Term B-3 Loans), in each case after giving effect to this Fourth Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Documents to secure such Obligations, all as provided in the Security Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Fourth Amendment).

SECTION 9.    GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.    Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Fourth Amendment shall be effective as delivery of an original executed counterpart of this Fourth Amendment.

SECTION 11.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Fourth Amendment.

SECTION 12.    Severability. Section 11.9 of the Credit Agreement is hereby incorporated by reference into this Fourth Amendment and shall apply to this Fourth Amendment, mutatis mutandis.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ON SEMICONDUCTOR CORPORATION, as Borrower

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company

By:	/s/ KEITH D. JACKSON
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES OF RHODE ISLAND, INC., a Rhode Island corporation

By:	/s/ KEITH D. JACKSON
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

APTINA, LLC, a Delaware limited liability company

By:	/s/ KEITH D. JACKSON
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC., a Delaware corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

Signature Page to ON Semi Fourth Amendment (2018)

FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA, a Delaware corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

KOTA MICROCIRCUITS, INC., a Colorado corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

FAIRCHILD SEMICONDUCTOR WEST CORPORATION, a Delaware corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

GIANT HOLDINGS, INC., a Delaware corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

Signature Page to ON Semi Fourth Amendment (2018)

SILICON PATENT HOLDINGS, a California corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

GIANT SEMICONDUCTOR CORPORATION, a North Carolina corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

MICRO-OHM CORPORATION, a North Carolina corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

FAIRCHILD ENERGY, LLC, a Maine corporation

By:	/s/ BERNARD GUTMANN
Name:	Bernard Gutmann
Title:	Chief Financial Officer

Signature Page to ON Semi Fourth Amendment (2018)

SIGNATURE PAGES TO FOURTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, WITH RESPECT TO, INTER ALIA, THE CREDIT AGREEMENT, DATED AS OF APRIL 15, 2016 AMONG ON SEMICONDUCTOR CORPORATION, AS BORROWER, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, AND VARIOUS LENDERS AND AGENTS PARTY THERETO

By executing the applicable attached signature page:

A.

in its capacity as a 2018 Converting Replacement Term B-3 Loan Lender, the undersigned institution agrees (i) to the terms of the Fourth Amendment (including in its capacity as an existing Lender) and (ii) on the terms and subject to the conditions set forth in the Fourth Amendment and the Credit Agreement (as amended by the Fourth Amendment), to convert all or a portion of its Term Loans into a 2018 Converted Replacement Term B-3 Loan on the Initial Fourth Amendment Effective Date in a principal amount equal to its Allocated Replacement Term B-3 Loan Converted Amount; and/or

B.

in its capacity as a 2018 New Replacement Term B-3 Loan Lender, the undersigned institution agrees (i) to the terms of the Fourth Amendment and (ii) on the terms and subject to the conditions set forth in the Fourth Amendment and the Credit Agreement (as amended by the Fourth Amendment), to make a 2018 New Replacement Term B-3 Loan on the Initial Fourth Amendment Effective Date in a principal amount set forth opposite its name on Schedule 1 hereto; and/or

C.	in its capacity as a Revolving Lender and/or Lender, the undersigned institution agrees to the terms of the Fourth Amendment.

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, 2018 New Replacement Term B-3 Loan Lender and Revolving Lender

By:	/s/ MARGUERITE SUTTON
Name:	Marguerite Sutton
Title:	Vice President

By:	/s/ ALICIA SCHUG
Name:	Alicia Schug
Title:	Vice President

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NAME OF INSTITUTION:

BANK OF AMERICA, N.A.,
as a Revolving Lender and as an Issuing Lender

By:	/s/ JANET FUNG
Name:	Janet Fung
Title:	Vice President

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NAME OF INSTITUTION:

HSBC Bank USA, N.A.
as a Revolving Lender

By:	/s/ ALEEM SHAMJI
Name:	Aleem Shamji
Title:	Director

For Institutions requiring a second signature line:

By:
Name:
Title:

Signature Page to ON Semi Fourth Amendment (2018)

NAME OF INSTITUTION:

SUMITOMO MITSUI BANKING CORPORATION
as a Revolving Lender

By:	/s/ JAMES D. WEINSTEIN
Name:	James D. Weinstein
Title:	Managing Director

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NAME OF INSTITUTION:

BMO Harris Bank N.A.,
as a Revolving Lender

By:	/s/ MARK MITAL
Name:	Mark Mital
Title:	Managing Director

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NAME OF INSTITUTION:

MUFG Bank, Ltd.
as a Revolving Lender

By:	/s/ LILLIAN KIM
Name:	Lillian Kim
Title:	Director

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NAME OF INSTITUTION:

COMPASS BANK
as a Revolving Lender

By:	/s/ RAJ NAMBIAR
Name:	Ray Nambiar
Title:	Sr. Vice President

For Institutions requiring a second signature line:

By:
Name:
Title:

Signature Page to ON Semi Fourth Amendment (2018)

NAME OF INSTITUTION:

Barclays Bank, PLC, as a Revolving Lender

By:	/s/ CHRIS WALTON
Name:	Chris Walton
Title:	Director

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NAME OF INSTITUTION:

BOKF, NA dba Bank of ARIZONA as a Revolving Lender

By:	/s/ JAMES WESSEL
Name:	James Wessel
Title:	Senior Vice President

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NAME OF INSTITUTION:

Morgan Stanley Bank, N.A. as a Revolving Lender

By:	/s/ PHILLIP MAGDALENO
Name:	Phillip Magdaleno
Title:	Authorized Signatory

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NAME OF INSTITUTION:

KBC BANK N.V., New York Branch as a Revolving Lender

By:	/s/ THOMAS LERNER
Name:	Thomas Lerner
Title:	Director

For Institutions requiring a second signature line:

By:	/s/ SUSAN M. SILVER
Name:	Susan M. Silver
Title:	Managing Director

Signature Page to ON Semi Fourth Amendment (2018)

NAME OF INSTITUTION:

JPMORGAN CHASE BANK, N.A. as a Revolving Lender

By:	/s/ CAITLIN STEWART
Name:	Caitlin Stewart
Title:	Executive Director

Signature Page to ON Semi Fourth Amendment (2018)

NAME OF INSTITUTION:

as a 2018 CONVERTING REPLACEMENT TERM B-3 LOAN LENDER

By:
Name:
Title:

For Institutions requiring a second signature line:

By:
Name:
Title:

[Note: Please complete Lender Election Form]

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[Note: Signature Pages and Lender Election Forms for all 2018 Converting Replacement Term B-3 Loan Lenders are on file with the Administrative Agent]

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SCHEDULE 1

2018 NEW REPLACEMENT TERM B-3 LOAN COMMITMENTS

2018 New Replacement Term B-3 Loan Lender	2018 New Replacement Term B-3 Loan Commitment
Deutsche Bank AG New York Branch	$73,674,736.23

ANNEX A

REPRICING AMENDMENTS

[See attached]

ANNEX A

Conformed to reflect the Repricing Amendments in the

~~Third~~Fourth Amendment to Credit Agreement

CREDIT AGREEMENT

among

ON SEMICONDUCTOR CORPORATION,

as Borrower

The Several Lenders

from Time to Time Parties Hereto

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent

Dated as of April 15, 2016, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 2016, as further amended by that certain Second Amendment to Credit Agreement, dated as of March 31, 2017, as further amended by that certain Third Amendment to Credit Agreement, dated as of November 30, 2017 and as further amended by that certain Fourth Amendment to Credit Agreement, dated as of May 31, 2018

DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BMO CAPITAL MARKETS CORP., HSBC SECURITIES (USA) INC. and

SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Arrangers and Joint Bookrunners,

BARCLAYS BANK PLC, COMPASS BANK,~~THE~~ MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD., MORGAN STANLEY SENIOR FUNDING, INC., BOKF, NA and KBC BANK N.V.,

as Co-Managers

and

HSBC BANK USA, N.A. and SUMITOMO MITSUI BANKING CORPORATION,

as Co-Documentation Agents;

with respect to the ~~2017~~2018 Replacement Term B-~~2~~3 Loans,

DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HSBC SECURITIES (USA) INC., SUMITOMO MITSUI BANKING CORPORATION, BMO CAPITAL MARKETS CORP. and ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,

as Joint Lead Arrangers and Joint Bookrunners

and

COMPASS BANK, BARCLAYS BANK PLC, BOKF, NA, MORGAN STANLEY SENIOR FUNDING, INC., KBC BANK N.V., NEW YORK BRANCH and JPMORGAN CHASE BANK, N.A.

as Co-Managers

Table of Contents

Page
SECTION 1. DEFINITIONS		5

1.1	Defined Terms	5
1.2	Other Definitional Provisions	~~54~~55
1.3	Determination of Dollar Amounts	~~55~~56
1.4	Pro Forma Calculations	~~55~~57
1.5	Currency Equivalents Generally	~~58~~59
1.6	Schedules	~~58~~60

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS		~~59~~60

2.1	Term Commitments	~~59~~60
2.2	Procedure for Term Loan Borrowings	~~60~~62
2.3	Repayment of Term Loans	~~60~~62
2.4	Incremental Term Loans	~~61~~62
2.5	Incremental Equivalent Debt	~~64~~66
2.6	Extensions of Loans	~~64~~66
2.7	Fees	~~66~~68

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS		~~66~~68

3.1	Revolving Commitments	~~66~~68
3.2	Procedure for Revolving Loan Borrowing	~~66~~68
3.3	Fees	~~67~~69
3.4	Termination or Reduction of Revolving Commitments	~~67~~69
3.5	L/C Commitment	~~67~~69
3.6	Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions	~~68~~70
3.7	Fees and Other Charges; Role of Issuing Lender; Applicability of ISP and UCP	~~69~~71
3.8	L/C Participations	~~70~~72
3.9	Reimbursement Obligation of the Borrower	~~71~~73
3.10	Obligations Absolute	~~72~~74
3.11	Letter of Credit Payments	~~73~~75
3.12	Applications; Issuer Documents	~~73~~75
3.13	Interim Interest	~~73~~75
3.14	Replacement of Issuing Lender	~~73~~75
3.15	Defaulting Lenders	~~74~~76
3.16	Incremental Revolving Commitments	~~77~~79

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT		~~78~~80

4.1	Optional Prepayments	~~78~~80
4.2	Mandatory Prepayments	~~79~~82
4.3	Conversion and Continuation Options	~~81~~84
4.4	Limitations on Eurocurrency Tranches	~~82~~85
4.5	Interest Rates and Payment Dates	~~83~~85
4.6	Computation of Interest and Fees; Failure to Satisfy Conditions Precedent; Obligations of Lenders Several	~~85~~87
4.7	Inability to Determine Interest Rate	~~85~~88
4.8	Pro Rata Treatment; Application of Payments; Payments	~~86~~89
4.9	Requirements of Law	~~88~~91

(i)

4.10	Taxes	~~89~~92
4.11	Indemnity	~~93~~95
4.12	Change of Lending Office	~~93~~96
4.13	Replacement of Lenders	~~93~~96
4.14	Evidence of Debt	~~94~~97
4.15	Illegality	~~95~~97

SECTION 5. REPRESENTATIONS AND WARRANTIES		~~95~~98

5.1	Financial Condition	~~95~~98
5.2	No Change	~~96~~99
5.3	Corporate Existence; Compliance with Law	~~96~~99
5.4	Power; Authorization; Enforceable Obligations	~~96~~99
5.5	No Legal Bar	~~97~~100
5.6	Litigation	~~97~~100
5.7	No Default	~~97~~100
5.8	Ownership of Property; Liens	~~98~~100
5.9	Intellectual Property	~~98~~100
5.10	Taxes	~~98~~101
5.11	Federal Regulations	~~98~~101
5.12	Labor Matters	~~98~~101
5.13	ERISA	~~99~~101
5.14	Investment Company Act; Other Regulations	~~99~~101
5.15	Subsidiaries	~~99~~101
5.16	Use of Proceeds	~~99~~102
5.17	Environmental Matters	~~100~~103
5.18	Accuracy of Information, etc.	~~100~~103
5.19	Security Documents	~~101~~103
5.20	Solvency	~~102~~105
5.21	Senior Indebtedness	~~102~~105
5.22	Anti-Terrorism Laws	~~102~~105
5.23	Anti-Corruption Laws; Sanctions	~~103~~106
5.24	EEA Financial Institution	~~103~~106
5.25	Insurance	~~103~~106

SECTION 6. CONDITIONS PRECEDENT		~~103~~106

6.1	Conditions to Initial Extension of Credit on the Closing Date	~~103~~106
6.2	Conditions to Release from Escrow and Extensions of Credit on the Acquisition Effective Date	~~105~~108
6.3	Conditions to Each Extension of Credit After the Acquisition Effective Date	~~108~~111

SECTION 7. AFFIRMATIVE COVENANTS		~~109~~112

7.1	Financial Statements	~~109~~112
7.2	Certificates; Other Information	~~110~~113
7.3	Payment of Taxes	~~111~~114
7.4	Maintenance of Existence; Compliance	~~111~~114
7.5	Maintenance of Property; Insurance	~~111~~114
7.6	Inspection of Property; Books and Records; Discussions	~~112~~114
7.7	Notices	~~112~~115
7.8	Environmental Laws	~~112~~115

(ii)

7.9	Collateral; Post-Closing Obligations	~~113~~116
7.10	Further Assurances	~~116~~119
7.11	Rated Credit Facility; Corporate Ratings	~~116~~119
7.12	Use of Proceeds	~~117~~119
7.13	[Reserved]	~~117~~119
7.14	Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions	~~117~~120

SECTION 8. NEGATIVE COVENANTS		~~117~~120

8.1	Financial Condition Covenants	~~117~~120
8.2	Indebtedness	~~117~~120
8.3	Liens	~~120~~122
8.4	Fundamental Changes	~~123~~125
8.5	Disposition of Property	~~123~~126
8.6	Restricted Payments	~~125~~128
8.7	Investments	~~127~~130
8.8	Optional Payments and Modifications of Certain Debt Instruments	~~129~~132
8.9	Transactions with Affiliates	~~130~~133
8.10	Sales and Leasebacks	~~131~~133
8.11	Hedge Agreements	~~131~~133
8.12	Changes in Fiscal Periods; Accounting Changes	~~131~~134
8.13	Negative Pledge Clauses	~~131~~134
8.14	Clauses Restricting Subsidiary Distributions	~~132~~134
8.15	Line of Business	~~132~~135
8.16	Designation of Subsidiaries	~~133~~135

SECTION 9. EVENTS OF DEFAULT		~~133~~136

9.1	Events of Default Prior to the Acquisition Effective Date	~~133~~136
9.2	Events of Default From and After the Acquisition Effective Date	~~134~~137
9.3	Remedies	~~137~~139

SECTION 10. THE AGENTS		~~138~~141

10.1	Appointment	~~138~~141
10.2	Delegation of Duties	~~138~~141
10.3	Exculpatory Provisions	~~138~~141
10.4	Reliance by Administrative Agent	~~139~~142
10.5	Notice of Default	~~139~~142
10.6	Non-Reliance on Agents and Other Lenders	~~140~~142
10.7	Indemnification	~~140~~143
10.8	Agent in Its Individual Capacity	~~140~~143
10.9	Successor Administrative Agent; Resignation of Issuing Lender	~~141~~143
10.10	Agents Generally	~~142~~144
10.11	Lender Action	~~142~~144
10.12	Withholding Taxes	~~142~~145
10.13	Administrative Agent May File Proofs of Claim; Credit Bidding	~~142~~145

SECTION 11. MISCELLANEOUS		~~143~~146

11.1	Amendments and Waivers	~~143~~146
11.2	Notices	~~147~~150
11.3	No Waiver; Cumulative Remedies	~~149~~152

(iii)

11.4	Survival of Representations and Warranties	~~149~~152
11.5	Payment of Expenses and Taxes	~~149~~152
11.6	Successors and Assigns; Participations and Assignments	~~151~~154
11.7	Sharing of Payments; Set-off	~~157~~160
11.8	Counterparts	~~157~~160
11.9	Severability	~~158~~160
11.10	Integration	~~158~~161
11.11	GOVERNING LAW	~~158~~161
11.12	Submission To Jurisdiction; Waivers	~~158~~161
11.13	Acknowledgments	~~158~~161
11.14	Releases of Guarantees and Liens	~~159~~162
11.15	Confidentiality	~~159~~162
11.16	WAIVERS OF JURY TRIAL	~~160~~163
11.17	Patriot Act Notice	~~160~~163
11.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~160~~163
11.19	Judgment Currency	~~161~~164
11.20	Intercreditor Agreements	~~161~~164

SECTION 12. Applicability of Covenants; Enforcement		~~161~~164

SCHEDULES:

1.1	Commitments

EXHIBITS:

A	Form of Assignment and Assumption
B	Form of Compliance Certificate
B-1	Form of Committed Loan Notice
C	Form of Guarantee and Collateral Agreement
D-1, D-2, D-3 and D-4	Forms of U.S. Tax Compliance Certificates
E-1	Form of Term Note
E-2	Form of Revolving Note
F-1	Form of Closing Date Closing Certificate
F-2	Form of Acquisition Effective Date Closing Certificate
G	[Reserved]
H	Form of Intercompany Note
I-1	Form of Closing Date Solvency Certificate
I-2	Form of Acquisition Effective Date Solvency Certificate
J	Form of Auction Procedures

(iv)

This CREDIT AGREEMENT (this “Agreement”), dated as of April 15, 2016, as amended as of the First Amendment Effective Date, as further amended as of the Second Amendment Effective Date ~~and~~, as further amended as of the Third Amendment Effective Date~~,~~ and as further amended as of the Fourth Amendment Effective Date among ON Semiconductor Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), Deutsche Bank AG, New York Branch (“DBNY”), as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), DBNY, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) and DBNY and Bank of America, N.A. (“BoA”), as Issuing Lenders.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 18, 2015 (together with all exhibits, schedules and disclosure letters thereto, collectively, and as amended, modified or supplemented in a manner consistent with Section 6.2(a), the “Acquisition Agreement”), among the Borrower, Falcon Operations Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower (“MergerCo”), and Fairchild Semiconductor International, Inc., a Delaware corporation (the “Target” and, together with its Subsidiaries, the “Acquired Business”), the Borrower will acquire (the “Acquisition”), directly or indirectly, 100% of the common stock of the Target on the Acquisition Effective Date and, upon the consummation of the Acquisition, MergerCo will be merged with and into the Target, with the Target surviving as a wholly-owned subsidiary of the Borrower;

WHEREAS, in connection with the Acquisition, the Borrower will provide consideration to the holders of the capital stock of the Target consisting of cash (such consideration, the “Acquisition Consideration”) in accordance with, and subject to the terms of, the Acquisition Agreement;

WHEREAS, the Borrower, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent were parties to the Amended and Restated Credit Agreement, dated as of October 10, 2013 and amended pursuant to Amendment No. 1, dated as of May 1, 2015, Amendment No. 2, dated as of June 1, 2015 and the Consent Memorandum, dated as of April 11, 2016 (such agreement as so amended and as may be further amended, modified or otherwise supplemented from time to time, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders provide new credit facilities which will be used to fund in part the Acquisition Consideration, to repay the Existing Credit Agreement and all other existing indebtedness of the Borrower, other than Permitted Surviving Indebtedness (the “Refinancing”), to pay fees, costs and expenses incurred in connection with the Transactions (such fees and expenses, “Transaction Costs”) and to provide general working capital, capital expenditures and other general corporate purposes of the Borrower and its Restricted Subsidiaries, and the Lenders have agreed to provide such facilities on the terms and subject to the conditions set forth herein;

WHEREAS, the Agents, the Borrower and the Lenders have agreed that the proceeds of the Closing Date Term Loans will be held in one or more escrow accounts and the escrow accounts and the property credited to such escrow accounts will be pledged to the Collateral Agent for the benefit of the Secured Parties and that such proceeds shall be released on the Acquisition Effective Date pursuant to the Escrow Agreement;

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

(5)

“2016 Converted Replacement Term Loans”: the Term Loans resulting from the 2016 Replacement Term Loan Conversion.

“2016 Converting Replacement Term Loan Lender”: as of the Initial First Amendment Effective Date, each Term Lender that has executed and delivered (as a “2016 Converting Replacement Term Loan Lender”) a counterpart of the First Amendment, together with a Lender Election Form, to the Administrative Agent in accordance with the terms thereof.

“2016 Eurodollar Borrowing”: has the meaning assigned to such term in Section 4.5(g).

“2016 Incremental Term Loan Commitment”: with respect to each 2016 Incremental Term Loan Lender, the commitment of such 2016 Incremental Term Loan Lender to make 2016 Incremental Term Loans pursuant to Section 2.1(b) as set forth on Schedule 1 to the Second Amendment, as the same may be reduced from time to time pursuant to Section 2.1(b).

“2016 Incremental Term Loan Conversion”: as defined in the First Amendment.

“2016 Incremental Term Loan Lender”: as of the Initial First Amendment Effective Date, each Person that has executed and delivered in its capacity as a “2016 Incremental Term Loan Lender” a counterpart of the First Amendment to the Administrative Agent in accordance with the terms thereof.

“2016 Incremental Term Loans”: term loans made by the 2016 Incremental Term Loan Lenders to the Borrower pursuant to Section 2. 1(b).

“2016 New Replacement Term Loan Commitment”: with respect to each 2016 New Replacement Term Loan Lender, the commitment of such 2016 New Replacement Term Loan Lender to make 2016 New Replacement Term Loans pursuant to Section 2. 1(b) as set forth on Schedule 1 to the First Amendment, as the same may be reduced from time to time pursuant to Section 2. 1(b).

“2016 New Replacement Term Loan Lender”: a Term Lender with a 2016 New Replacement Term Loan Commitment.

“2016 New Replacement Term Loans”: term loans made by the 2016 New Replacement Term Loan Lenders to the Borrower pursuant to Section 2.1(b).

“2016 Non-Converting Replacement Term Loan Lender”: each Term Lender party hereto immediately prior to the occurrence of the Initial First Amendment Effective Date and which is not a 2016 Converting Replacement Term Loan Lender.

“2016 Replacement Term Loan Conversion”: the conversion of Term Loans as described in Section 2.1(b).

“2016 Replacement Term Loan Lender”: (a) as of the Initial First Amendment Effective Date (prior to giving effect to the 2016 Replacement Term Loan Conversion), each 2016 New Replacement Term Loan Lender and each 2016 Converting Replacement Term Loan Lender and (b) on and after the Initial First Amendment Effective Date (after giving effect to the 2016 Replacement Term Loan Conversion), each Term Lender with an outstanding 2016 Replacement Term Loan.

“2016 Replacement Term Loans”: collectively, (a) the 2016 Converted Replacement Term Loans and (b) the 2016 New Replacement Term Loans; provided that upon the occurrence of the 2016 Incremental Term Loan Conversion, the term “2016 Replacement Term Loans” shall include 2016 Incremental Term Loans converted into “2016 Replacement Term Loans” pursuant to the 2016 Incremental Term Loan Conversion.

(6)

“2017 Converted Replacement Term B-2 Loans”: the Term Loans resulting from the 2017 Replacement Term B-2 Loan Conversion.

“2017 Converted Replacement Term Loans”: the Term Loans resulting from the 2017 Replacement Term Loan Conversion.

“2017 Converting Replacement Term B-2 Lender”: as of the Subsequent Third Amendment Effective Date, each Term Lender that has executed and delivered (as a “2017 Converting Replacement Term B-2 Loan Lender”) a counterpart of the Third Amendment, together with a Lender Election Form, to the Administrative Agent in accordance with the terms thereof.

“2017 Converting Replacement Term Loan Lender”: as of the Initial Second Amendment Effective Date, each Term Lender that has executed and delivered (as a “2017 Converting Replacement Term Loan Lender”) a counterpart of the Second Amendment, together with a Lender Election Form, to the Administrative Agent in accordance with the terms thereof.

“2017 New Replacement Term B-2 Loan Commitment”: with respect to each 2017 New Replacement Term B-2 Loan Lender, the commitment of such 2017 New Replacement Term B-2 Loan Lender to make 2017 New Replacement Term B-2 Loans pursuant to Section 2.1(d) as set forth on Schedule 1 to the Third Amendment, as the same may be reduced from time to time pursuant to Section 2.1(d).

“2017 New Replacement Term Loan Commitment”: with respect to each 2017 New Replacement Term Loan Lender, the commitment of such 2017 New Replacement Term Loan Lender to make 2017 New Replacement Term Loans pursuant to Section 2.1(c) as set forth on Schedule 1 to the Second Amendment, as the same may be reduced from time to time pursuant to Section 2.1(c).

“2017 New Replacement Term B-2 Loan Lender”: a Term Lender with a 2017 New Replacement Term B-2 Loan Commitment.

“2017 New Replacement Term Loan Lender”: a Term Lender with a 2017 New Replacement Term Loan Commitment.

“2017 New Replacement Term B-2 Loans”: Term Loans made by the 2017 New Replacement Term B-2 Loan Lenders to the Borrower pursuant to Section 2.1(d).

“2017 New Replacement Term Loans”: Term Loans made by the 2017 New Replacement Term Loan Lenders to the Borrower pursuant to Section 2.1(c).

“2017 Non-Converting Replacement Term B-2 Loan Lender”: each Term Lender party hereto immediately prior to the occurrence of the Subsequent Third Amendment Effective Date and which is not a 2017 Converting Replacement Term B-2 Loan Lender.

“2017 Non-Converting Replacement Term Loan Lender”: each Term Lender party hereto immediately prior to the occurrence of the Initial Second Amendment Effective Date and which is not a 2017 Converting Replacement Term Loan Lender.

“2017 Replacement Term B-2 Loan Conversion”: the conversion of Term Loans as described in Section 2.1(d).

“2017 Replacement Term Loan Conversion”: the conversion of Term Loans as described in Section 2.1(c).

“2017 Replacement Term B-2 Loan Lender”: (a) as of the Subsequent Third Amendment Effective Date (prior to giving effect to the 2017 Replacement Term B-2 Loan Conversion), each 2017

(7)

New Replacement Term B-2 Loan Lender and each 2017 Converting Replacement Term B-2 Loan Lender and (b) on and after the Subsequent Third Amendment Effective Date (after giving effect to the 2017 Replacement Term B-2 Loan Conversion), each Term Lender with an outstanding 2017 Replacement Term B-2 Loan.

“2017 Replacement Term Loan Lender”: (a) as of the Initial Second Amendment Effective Date (prior to giving effect to the 2017 Replacement Term Loan Conversion), each 2017 New Replacement Term Loan Lender and each 2017 Converting Replacement Term Loan Lender and (b) on and after the Initial Second Amendment Effective Date (after giving effect to the 2017 Replacement Term Loan Conversion), each Term Lender with an outstanding 2017 Replacement Term Loan.

“2017 Replacement Term B-2 Loans”: collectively, (a) the 2017 Converted Replacement Term B-2 Loans and (b) the 2017 New Replacement Term B-2 Loans.

“2017 Replacement Term Loans”: collectively, (a) the 2017 Converted Replacement Term Loans and (b) the 2017 New Replacement Term Loans.

“2018 Converted Replacement Term B-3 Loans”: the Term Loans resulting from the 2018 Replacement Term B-3 Loan Conversion.

“2018 Converting Replacement Term B-3 Lender”: as of the Subsequent Fourth Amendment Effective Date, each Term Lender that has executed and delivered (as a “2018 Converting Replacement Term B-3 Loan Lender”) a counterpart of the Fourth Amendment, together with a Lender Election Form, to the Administrative Agent in accordance with the terms thereof.

“2018 New Replacement Term B-3 Loan Commitment”: with respect to each 2018 New Replacement Term B-3 Loan Lender, the commitment of such 2018 New Replacement Term B-3 Loan Lender to make 2018 New Replacement Term B-3 Loans pursuant to Section 2.1(e) as set forth on Schedule 1 to the Fourth Amendment, as the same may be reduced from time to time pursuant to Section 2.1(e).

“2018 New Replacement Term B-3 Loan Lender”: a Term Lender with a 2018 New Replacement Term B-3 Loan Commitment.

“2018 New Replacement Term B-3 Loans”: Term Loans made by the 2018 New Replacement Term B-3 Loan Lenders to the Borrower pursuant to Section 2.1(e).

“2018 Non-Converting Replacement Term B-3 Loan Lender”: each Term Lender party hereto immediately prior to the occurrence of the Subsequent Fourth Amendment Effective Date and which is not a 2018 Converting Replacement Term B-3 Loan Lender.

“2018 Replacement Term B-3 Loan Conversion”: the conversion of Term Loans as described in Section 2.1(e).

“2018 Replacement Term B-3 Loan Lender”: as of the Subsequent Fourth Amendment Effective Date (prior to giving effect to the 2018 Replacement Term B-3 Loan Conversion), each 2018 New Replacement Term B-3 Loan Lender and each 2018 Converting Replacement Term B-3 Loan Lender and (b) on and after the Subsequent Fourth Amendment Effective Date (after giving effect to the 2018 Replacement Term B-3 Loan Conversion), each Term Lender with an outstanding 2018 Replacement Term B-3 Loan.

“2018 Replacement Term B-3 Loans”: collectively, (a) the 2018 Converted Replacement Term B-3 Loans and (b) the 2018 New Replacement Term B-3 Loans.

(8)

“2020 Convertible Notes”: the notes issued pursuant to the 2020 Convertible Notes Indenture.

“2020 Convertible Notes Indenture”: the Indenture dated as of June 8, 2015 among the Borrower, the guarantors thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which the Borrower has issued 1.00% Convertible Senior Notes due 2020 in an aggregate initial principal amount of $690,000,000.

“2023 Convertible Notes”: the notes issued pursuant to the 2023 Convertible Notes Indenture.

“2023 Convertible Notes Indenture”: the Indenture dated as of March 31, 2017 among the Borrower, the guarantors thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which the Borrower has issued 1.625% Convertible Senior Notes due 2023, in an aggregate initial principal amount of up to $500,000,000.

“2026 Convertible Notes”: the notes issued pursuant to the 2026 Convertible Notes Indenture.

“2026 Convertible Notes Indenture”: the Indenture dated as of December 15, 2011 among the Borrower, the guarantors thereto and Deutsche Bank Trust Company Americas, as trustee, pursuant to which the Borrower has issued 2.625% Convertible Senior Subordinated Notes due 2026, Series B in an aggregate initial principal amount of up to $198,763,000.

“ABR”: when used in reference to any Loan, refers to a Loan, or the Loans comprising such borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Business”: as defined in the recitals to this Agreement.

“Acquired Person”: as defined in Section 8.2(n).

“Acquisition”: as defined in the recitals to this Agreement.

“Acquisition Agreement”: as defined in the recitals to this Agreement.

“Acquisition Consideration”: as defined in the recitals to this Agreement.

“Acquisition Effective Date”: means the date that the Escrow Conditions are satisfied (or waived in accordance with Section 11.1) and the closing of the Acquisition occurs.

“Additional Third Amendment Effective Date”: as defined in the Third Amendment.

“Adjusted LIBO Rate”: with respect to any Eurocurrency Loan for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”: as defined in the recitals to this Agreement.

“Administrative Agent Parties”: as defined in Section 11.2(c).

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

(9)

“Agent Related Parties”: the Administrative Agent, the Collateral Agent, each Issuing Lender, and any of their respective Affiliates and the partners, officers, directors, employees, agents, trustees, advisors or representatives of the foregoing.

“Agents”: the collective reference to the Collateral Agent, the Administrative Agent, the Lead Arrangers and the Co-Managers, which term shall include, for purposes of Section 10 and 11.5 only, the Issuing Lenders.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) the amount of such Lender’s Term Commitments then in effect and (c) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, giving effect to any assignments.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage (carried out to the ninth decimal place)) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreed Currencies”: Dollars, euros, Pounds Sterling, Japanese Yen or any other currency (other than Dollars) approved by the Administrative Agent and each Revolving Lender; provided that, at such time (a) such other currency is dealt with in the London interbank deposit market, (b) such other currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (c) no central bank or other governmental authorization in the country of issue of such other currency is required (i) to permit use of such other currency by any Revolving Lender for making Revolving Loans or by any Issuing Lender for issuing any Letter of Credit and/or (ii) to permit the Borrower to repay Revolving Loans or reimburse L/C Disbursements on any Letter of Credit and/or to pay any other amounts owing in respect of such Revolving Loans and/or Letters of Credit (unless such authorization has been obtained and is in full force and effect).

“Agreement”: as defined in the recitals to this Agreement.

“All-in Yield”: as to any Indebtedness, the yield thereof, whether in the form of interest rate; margin; “OID”, upfront fees; Eurocurrency rate floor; or otherwise, in each case incurred or payable by the Borrower generally to the lenders; provided that (a) “OID” and upfront fees to be included in the calculation of “All-In Yield” shall only include such “OID” and upfront fees payable in the initial primary syndication of such Indebtedness, and (b) “OID” and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees and underwriting fees or other fees not paid generally to all lenders of such Indebtedness.

“Allocated Replacement Term Loan Conversion Amount”: with respect to (a) each Term Lender that is a 2016 Converting Replacement Term Loan Lender, the amount determined by the Administrative Agent as the final amount of such Term Lender’s 2016 Replacement Term Loan Conversion on the Initial First Amendment Effective Date and notified to each such Lender by the Administrative Agent promptly following the Initial First Amendment Effective Date, (b) each 2016 Replacement Term Loan Lender that is a 2017 Converting Replacement Term Loan Lender, the amount determined by the Administrative Agent as the final amount of such 2016 Replacement Term Loan Lender’s 2017 Replacement Term Loan Conversion on the Initial Second Amendment Effective Date and notified to each such 2016 Replacement Term Loan Lender by the Administrative Agent promptly

(10)

following the Initial Second Amendment Effective Date ~~and~~, (c) each 2017 Replacement Term Loan Lender that is a 2017 Converting Replacement Term B-2 Loan Lender, the amount determined by the Administrative Agent as the final amount of such 2017 Replacement Term Loan Lender’s 2017 Replacement Term B-2 Loan Conversion on the Subsequent Third Amendment Effective Date and notified to each such 2017 Replacement Term Loan Lender by the Administrative Agent promptly following the Subsequent Third Amendment Effective Date and (d) each 2017 Replacement Term B-2 Loan Lender that is a 2018 Converting Replacement Term B-3 Loan Lender, the amount determined by the Administrative Agent as the final amount of such 2017 Replacement Term B-2 Loan Lender’s 2018 Replacement Term B-3 Loan Conversion on the Subsequent Fourth Amendment Effective Date and notified to each such 2017 Replacement Term B-2 Loan Lender by the Administrative Agent promptly following the Subsequent Fourth Amendment Effective Date. The “Allocated Replacement Term Loan Conversion Amount” of any Term Lender shall not exceed (but may be less than) the amount set forth in the applicable Lender Election Form of such Term Lender. All such determinations made by the Administrative Agent shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence, bad faith or willful misconduct.

“Alternate Base Rate”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the prime commercial lending rate announced by DBNY from time to time as its prime lending rate and (c) the Adjusted LIBO Rate for a one month Interest Period (or if such day is not a Business Day, the immediately preceding Business Day) (determined after giving effect to any applicable “floor”) plus 1.00%; provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the prime rate, the Federal Funds Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Rate or the Adjusted LIBO Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Rate”: has the meaning assigned to such term in Section 4.7(a).

“Anti-Terrorism Laws”: Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable foreign anti-money laundering, anti-terrorist financing laws and sanctions of Governmental Authorities (each as from time to time in effect).

“Applicable Margin”: the rate per annum set forth below:

(a) with respect to Term Loans (i) after the Initial First Amendment Effective Date but prior to the Initial Second Amendment Effective Date (A) for Eurocurrency Loans, 3.25% and (B) for ABR Loans, 2.25%, (ii) after the Initial Second Amendment Effective Date but prior to the Subsequent Third Amendment Effective Date (A) for Eurocurrency Loans, 2.25% and (B) for ABR Loans, 1.25% ~~and~~, (iii) after the Subsequent Third Amendment Effective Date (A) for Eurocurrency Loans, 2.00% and (B) for ABR Loans, 1.00%~~;~~ and

(iv) after ~~with respect to Revolving Loans (i) prior to~~ the Subsequent ~~Second~~Fourth Amendment Effective Date (A) for Eurocurrency Loans, ~~2.75~~1.75% and (B) for ABR Loans, ~~1.75~~0.75%~~,~~;

(b) ~~(ii)~~ with respect to Revolving Loans after the ~~Subsequent Second~~Initial Fourth Amendment Effective Date (~~A~~i) for Eurocurrency Loans, ~~1.75~~1.25% ~~and~~, (~~B~~ii) for ABR Loans, ~~0.75~~0.25% and (iii) for the Commitment Fee Rate, 0.20%; provided that, on and after the first

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Adjustment Date occurring after the completion of the first fiscal quarter of the Borrower occurring after the ~~Subsequent Second~~Initial Fourth Amendment Effective Date, the Applicable Margin with respect to Revolving Loans will be determined pursuant to the following:

PRICING GRID FOR REVOLVING LOANS

Pricing Level	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
~~I~~	~~2.00~~ %	~~1.00~~ %	~~0.35~~ %
~~II~~I	1.75%	0.75%	0.30%
~~III~~II	1.50%	0.50%	0.25%
III	1.25%	0.25%	0.20%

So long as no Default or Event of Default has occurred and is continuing, the Applicable Margin for Revolving Loans and the Commitment Fee Rate shall be adjusted, on and after the first Adjustment Date occurring after the completion of the first fiscal quarter of the Borrower to occur after the ~~Subsequent Second~~Initial Fourth Amendment Effective Date, based on changes in the Consolidated Total Net Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three (3) Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three (3) Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans and the Commitment Fee Rate shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date. As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

‘Pricing Level I’ shall exist on an Adjustment Date if the Consolidated Total Net Leverage Ratio for the relevant period is greater than ~~2.75~~2.25 to 1.00.

‘Pricing Level II’ shall exist on an Adjustment Date if the Consolidated Total Net Leverage Ratio for the relevant period is less than or equal to ~~2.75 to 1.00 but greater than~~ 2.25 to 1.00 but greater than or equal to 1.75 to 1.00.

‘Pricing Level III’ shall exist on an Adjustment Date if the Consolidated Total Net Leverage Ratio for the relevant period is less than ~~or equal to 2.25~~1.75 to 1.00.

“Applicable Percentage”: with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Application”: an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an Issuing Lender.

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, or similar extensions of credit in the ordinary course and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property, including, without limitation, any sale or issuance of Capital Stock of any Restricted Subsidiary to a Person other than to the Borrower or a Restricted Subsidiary (excluding in any case any such Disposition permitted by Sections 8.5(a) through (g) and Sections 8.5(i) through (t)) that yields gross proceeds to the Borrower or any Restricted Subsidiary.

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“Assignee”: as defined in Section 11.6(b).

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, and, if applicable, the Borrower and each Issuing Lender, substantially in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Receivables Indebtedness”: at any time, the principal amount of Indebtedness which (a) if a Permitted Foreign Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (b) if a Permitted Foreign Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Foreign Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement.

“Authorized Collateral Agent”: as defined in the Guarantee and Collateral Agreement.

“Auto-Extension Letter of Credit”: as defined in Section 3.6(b).

“Available Amount”: a cumulative amount equal to the remainder of (I) (a) the Retained Excess Cash Flow Amount, plus (b) the cash proceeds of new public or private equity issuances of the Borrower (other than Disqualified Capital Stock), plus (c) capital contributions to the Borrower made in cash or Cash Equivalents (other than in respect of Disqualified Capital Stock), plus (d) returns, profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries on or proceeds of Dispositions of Investments made using the Available Amount plus (e) the aggregate amount of Indebtedness (other than (i) Indebtedness owing to the Borrower or any of its Restricted Subsidiaries or (ii) any Convertible Notes (or other Indebtedness convertible into Capital Stock by the express terms thereof)) that has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Borrower, minus (II) without duplication of any deductions to “Excess Cash Flow” pursuant to clause b(iv) of the definition thereof, the amount of any Voluntary Cash Convertible Note Payments (which remainder may be a negative number).

“Available Amount Starter Basket”: an amount equal to $50,000,000 in the aggregate, which may be used to make Restricted Payments permitted pursuant to Section 8.6(f) and/or Investments permitted pursuant to Section 8.7(s) during the term of this Agreement.

“Available Incremental Amount”: as defined in Section 2.4(a).

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefitted Lender”: as defined in Section 11.7(a).

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“Blocked Person”: as defined in Section 5.22(b).

“BMO Capital”: BMO Capital Markets Corp.

“BoA”: as defined in the recitals to this Agreement.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the recitals to this Agreement.

“Borrowing”: Loans of the same Type and Class, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect; provided that immediately following the incurrence of each of the 2016 New Replacement Term Loans and the 2016 Incremental Term Loans and the consummation of each of the 2016 Replacement Term Loan Conversion and the 2016 Incremental Term Loan Conversion on the Initial First Amendment Effective Date, the term “Borrowing” shall include the consolidated “borrowing” of the 2016 New Replacement Term Loans, the 2016 Converted Replacement Term Loans and the 2016 Incremental Term Loans as described in Section 2.1(b); provided further that immediately following the incurrence of the 2017 New Replacement Term Loans and the consummation of the 2017 Replacement Term Loan Conversion on the Initial Second Amendment Effective Date, the term “Borrowing” shall include the consolidated “borrowing” of the 2017 New Replacement Term Loans and the 2017 Converted Replacement Term Loans as described in Section 2.1(c); provided further that immediately following the incurrence of the 2017 New Replacement Term B-2 Loans and the consummation of the 2017 Replacement Term B-2 Loan Conversion on the Subsequent Third Amendment Effective Date, the term “Borrowing” shall include the consolidated “borrowing” of the 2017 New Replacement Term B-2 Loans and the 2017 Converted Replacement Term B-2 Loans as described in Section 2.1(d)~~.~~; provided further that immediately following the incurrence of the 2018 New Replacement Term B-3 Loans and the consummation of the 2018 Replacement Term B-3 Loan Conversion on the Subsequent Fourth Amendment Effective Date, the term “Borrowing” shall include the consolidated “borrowing” of the 2018 New Replacement Term B-3 Loans and the 2018 Converted Replacement Term B-3 Loans as described in Section 2.1(e).

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurocurrency Loan or Borrowing, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or L/C Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries but excluding (a) expenditures financed with any Reinvestment Deferred Amount, (b) expenditures made in cash to fund the purchase price for assets acquired in Permitted Acquisitions or the Acquisition or incurred by the Person acquired in the Permitted Acquisition or the Acquisition prior to (but not in anticipation of) the closing of such Permitted Acquisition or the Acquisition, (c) expenditures made with

(14)

cash proceeds from any issuances of Capital Stock of the Borrower or any Restricted Subsidiary or contributions of capital made to the Borrower, (d) expenditures in respect of normal replacements and maintenance that are properly charged to current operations and (e) expenditures made as a tenant as leasehold improvements during such period to the extent reimbursed by the relevant landlord during such period.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as in effect and applied as of the date hereof) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect and applied as of the date hereof).

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock or shares of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that Capital Stock shall not include any debt securities that are convertible into or exchangeable for any of the foregoing Capital Stock.

“Cash Collateralize”: (a) in respect of an obligation, provide and pledge cash collateral in Dollars, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and (b) in respect of L/C Obligations under Letters of Credit, either the deposit of cash collateral in an amount equal to 105% of such outstanding L/C Obligations or the delivery of a “backstop” Letter of Credit reasonably satisfactory to the relevant Issuing Lender. The term “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within two years from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally;

(c) senior corporate debt obligations of an issuer organized under the laws of the United States or any state thereof that are rated BBB or better by S&P or Baa2 or better by Moody’s (or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally) that mature not more than two years after the date of acquisition thereof and that are actively traded in a secondary market, provided that obligations described in this clause (c) that are rated BBB by S&P or Baa2 by Moody’s shall not at any time comprise more than 10% of all Cash Equivalents held by the Borrower and the Subsidiaries;

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(d) investments in commercial paper maturing within one year after the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 (or the equivalent thereof) from S&P or at least P-1 (or the equivalent thereof) from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally;

(e) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing not more than one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market Deposit Accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

(f) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally, and (iii) have portfolio assets of at least $5,000,000,000;

(h) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing such ratings generally;

(i) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and

(j) investments in funds that invest solely in one or more types of securities described in clauses (a), (b) and (h) above.

“Cash Management Agreement”: any agreement for the provision of Cash Management Services.

“Cash Management Services”: (a) cash management services, including treasury, depository, overdraft, electronic funds transfer and other cash management arrangements and (b) commercial credit card and merchant card services.

“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control”: an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person that is not a Loan Party;

(c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed or approved by the directors so nominated; or

(d) a “change of control”, fundamental change, delisting or termination of trading or similar provision as set forth in any Convertible Notes Document (and any Permitted Refinancing thereof) or any other indenture or other instrument evidencing any Material Indebtedness of the Borrower or any Restricted Subsidiary has occurred obligating the Borrower or any Restricted Subsidiary to repurchase, redeem, repay or convert into cash all or any part of the Indebtedness provided for therein.

“China JV”: Leshan Phoenix Semiconductor Co., Ltd., an entity existing under the laws of The People’s Republic of China.

“Class”: (a) with respect to Commitments, Loans or Borrowings, those of such Commitments, Loans or Borrowings that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class; provided, that (i) with respect to a Borrowing of 2016 New Replacement Term Loans incurred on the Initial First Amendment Effective Date, the 2016 New Replacement Term Loans shall constitute a separate “Class” at the time of the incurrence thereof, (ii) immediately after the incurrence of 2016 New Replacement Term Loans and the consummation of the 2016 Replacement Term Loan Conversion on the Initial First Amendment Effective Date (and immediately prior to the consummation of the 2016 Incremental Term Loan Conversion), all 2016 New Replacement Term Loans and all 2016 Converted Replacement Term Loans shall constitute a single “Class” of 2016 Replacement Term Loans for all purposes of this Agreement and the other Loan Documents and (iii) immediately after the transactions described in preceding clause (ii) and the incurrence of 2016 Incremental Term Loans on the Initial First Amendment Effective Date, all 2016 Incremental Term Loans shall convert into, and become, 2016 Replacement Term Loans pursuant to the 2016 Incremental Term Loan Conversion and shall, together with all 2016 New Replacement Term Loans and all 2016 Converted Replacement Term Loans, constitute a single “Class” of 2016 Replacement Term Loans for all purposes of this Agreement; provided

(17)

further that (i) with respect to a Borrowing of 2017 New Replacement Term Loans incurred on the Initial Second Amendment Effective Date, the 2017 New Replacement Term Loans shall constitute a separate “Class” at the time of the incurrence thereof and (ii) immediately after the incurrence of 2017 New Replacement Term Loans and the consummation of the 2017 Replacement Term Loan Conversion on the Initial Second Amendment Effective Date, all 2017 New Replacement Term Loans and all 2017 Converted Replacement Term Loans shall constitute a single “Class” of 2017 Replacement Term Loans for all purposes of this Agreement and the other Loan Documents; provided further that (i) with respect to a Borrowing of 2017 New Replacement Term B-2 Loans incurred on the Subsequent Third Amendment Effective Date, the 2017 New Replacement Term B-2 Loans shall constitute a separate “Class” at the time of the incurrence thereof and (ii) immediately after the incurrence of 2017 New Replacement Term B-2 Loans and the consummation of the 2017 Replacement Term B-2 Loan Conversion on the Subsequent Third Amendment Effective Date, all 2017 New Replacement Term B-2 Loans and all 2017 Converted Replacement Term B-2 Loans shall constitute a single “Class” of 2017 Replacement Term B-2 Loans for all purposes of this Agreement and the other Loan Documents~~.~~; provided further that (i) with respect to a Borrowing of 2018 New Replacement Term B-3 Loans incurred on the Subsequent Fourth Amendment Effective Date, the 2018 New Replacement Term B-3 Loans shall constitute a separate “Class” at the time of the incurrence thereof and (ii) immediately after the incurrence of 2018 New Replacement Term B-3 Loans and the consummation of the 2018 Replacement Term B-3 Loan Conversion on the Subsequent Fourth Amendment Effective Date, all 2018 New Replacement Term B-3 Loans and all 2018 Converted Replacement Term B-3 Loans shall constitute a single “Class” of 2018 Replacement Term B-3 Loans for all purposes of this Agreement and the other Loan Documents.

“Closing Date”: April 15, 2016.

“Closing Date Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth on Schedule 1.1 to this Agreement or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Closing Date Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder (to be deposited in the Escrow Account pending consummation of the Acquisition on the Acquisition Effective Date) in a principal amount not to exceed the amount set forth on Schedule 1.1 to this Agreement or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Closing Date Term Loans”: as defined in Section 2.1.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. For the avoidance of doubt, no “Excluded Assets” (as such term is defined in the Guarantee and Collateral Agreement) shall constitute “Collateral”.

“Collateral Agent”: as defined in the recitals to this Agreement.

“Collateral Agent Payment Default Notice”: as defined in the Escrow Agreement.

“Commitment”: any 2017 New Replacement Term B-~~2~~3 Loan Commitment or Revolving Commitment of any Lender.

“Commitment Fee”: as defined in Section 3.3.

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“Commitment Fee Rate”: as determined pursuant to the Pricing Grid.

“Committed Loan Notice”: a notice of (a) a borrowing consisting of simultaneous Term Loans of the same Type and Class and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.1, (b) a borrowing consisting of simultaneous Revolving Loans of the same Type and Class and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 3.1, (c) a conversion of Loans of the same Class from one Type to the other Type pursuant to Section 4.3, or (d) a continuation of Eurocurrency Loans pursuant to Section 4.3, which shall be substantially in the form of Exhibit B-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications”: as defined in Section 11.2(b).

“Company Disclosure Letter”: as defined in the Acquisition Agreement as of November 18, 2015.

“Company Material Adverse Effect”: a change, event or effect that is materially adverse to the business, results of operations or condition (financial or otherwise) of the Acquired Business (as defined in the Acquisition Agreement), taken as a whole, but shall not include changes, events or effects relating to or resulting from: (i) changes or developments in economic or political conditions or in securities, credit or financial markets, including changes in interest rates and changes in exchange rates, (ii) changes or developments in or affecting the industries in which the Acquired Business operates, including changes in Law (as defined in the Acquisition Agreement) or regulation affecting such industries, (iii) the execution and delivery of the Acquisition Agreement or the public announcement or pendency of the Tender Offer or Merger or the other Transactions (as each term is defined in the Acquisition Agreement for purposes of this definition) including the impact thereof on the relationships, contractual or otherwise, of the Acquired Business, including with employees, customers, suppliers, distributors or partners, (iv) the identity of the Borrower or any of its affiliates as the acquiror of the Target, or its or their plans for the Target, (v) compliance with the terms of, or the taking of any action required by, the Acquisition Agreement or consented to by the Borrower, (vi) any acts of terrorism or war, acts of God, natural disasters, weather conditions or other calamities, (vii) changes in GAAP or the interpretation thereof, (viii) any stockholder class action, derivative or similar litigation relating to the Acquisition Agreement or the Transactions, (ix) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period, including analyst expectations or projections, forecasts or predictions or (x) any decrease or decline in the market price or trading volume of the Company Common Stock (as defined in the Acquisition Agreement) (provided that, in the case of clauses (ix) and (x), the facts and circumstances underlying any such failure, decrease or decline may be taken into account in determining whether a Company Material Adverse Effect has occurred), except in the case of clauses (i), (ii), (vi) and (vii) to the extent that the Acquired Business, taken as a whole, are disproportionately affected thereby relative to other peers in the industries in which the Acquired Business operate.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Computation Date”: as defined in Section 1.3.

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“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

“Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period (outside the ordinary course of business) and (b) the application of purchase or recapitalization accounting.

“Consolidated EBITDA”: for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to Consolidated Net Income for such period plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income (or loss), the sum of:

(i) Consolidated Interest Expense for such period,

(ii) consolidated income tax expense for such period,

(iii) all amounts attributable to depreciation and amortization for such period,

(iv) all extraordinary charges during such period and costs, expenses, awards and the amount of any judgment actually paid in connection with the ongoing proceedings brought by Power Integrations against the Target and any successor-in-interest or Affiliate thereof,

(v) noncash expenses during such period resulting from the grant of stock options and restricted stock, restricted stock units or other awards to management, directors, consultants or employees of the Borrower or any of its Restricted Subsidiaries,

(vi) any non-recurring fees, expenses or premiums related to the redemption, repayment or repurchase of any securities of the Borrower,

(vii) (A) cash restructuring expenses to the extent expensed, including all non-recurring restructuring costs, facilities relocation costs, acquisition integration costs and fees in connection therewith, including cash severance payments and (B) the amount of “run rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of the Transactions or any Significant Transaction after the Closing Date (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating

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improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized and factually supportable and quantifiable in the good faith judgment of the Borrower, (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, not later than eighteen (18) months after the Closing Date, and (II) in all other cases, within 18 months after the consummation of the Significant Transaction, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies and (z) and no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii)(B) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period (with the total add-back pursuant to this clause (vii)(B) or pursuant to Section 1.4(c) in respect of Significant Transactions after the Closing Date to be limited to 25% of Consolidated EBITDA in any period of four consecutive fiscal quarters of the Borrower (determined after giving effect to any add-backs pursuant to this clause (vii)(B)),

(viii) all other noncash expenses or losses of the Borrower or any of its Restricted Subsidiaries for such period (excluding any such expense or loss that constitutes an accrual of or a reserve for cash payments to be made in any future period),

(ix) any non-recurring fees, expenses or charges recognized by the Borrower or any of its Restricted Subsidiaries for such period related to any offering of capital stock, incurrence of Indebtedness or Permitted Acquisition including, for the avoidance of doubt, the Transactions, and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) any extraordinary gains for such period,

(ii) all noncash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) and

(iii) all gains during such period attributable to any sale or disposition of assets (other than in the ordinary course of business).

“Consolidated First Lien Indebtedness”: at any date, Consolidated Total Indebtedness outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary but excluding any such Indebtedness in which the applicable Liens are expressly subordinated and junior to the Liens securing the Obligations pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent.

“Consolidated Interest Expense”: for any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, net costs under interest rate Hedge Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

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“Consolidated Net Income”: for any period, the net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss (a) the income of any Person (other than a consolidated Restricted Subsidiary) in which any other Person (other than the Borrower or any consolidated Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns Capital Stock, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the consolidated Restricted Subsidiaries by such Person during such period and (b) the income or loss of any Person accrued prior to the date on which it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any consolidated Restricted Subsidiary or the date on which such Person’s assets are acquired by the Borrower or any consolidated Restricted Subsidiary.

“Consolidated Total Tangible Assets” as of the date of any time of determination thereof, the aggregate amount of all assets (as reflected on a consolidated balance sheet of Borrower and its Restricted Subsidiaries) after deducting therefrom all goodwill, Intellectual Property, unamortized debt discount and expenses and capitalized research and development costs (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of Borrower and its Restricted Subsidiaries and calculated on a consolidated basis in accordance with GAAP (excluding any portion thereof attributable to Investments in Unrestricted Subsidiaries and other non-Subsidiary Investments), with such pro forma adjustments as are appropriate.

“Consolidated Total Indebtedness”: as of the date of any determination thereof, without duplication, the sum of (a) the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, including any Convertible Notes, and (b) Indebtedness of the type referred to in clause (a) hereof of another Person guaranteed by the Borrower or any of its Restricted Subsidiaries.

“Consolidated Total Net Leverage Ratio”: at any date, the ratio of (a) Consolidated Total Indebtedness as of such date minus the aggregate amount of the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date, to (b) Consolidated EBITDA as of the last day of the Reference Period then most recently ended.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Notes”: collectively, the Existing Convertible Notes, the 2023 Convertible Notes and any Permitted Convertible Notes issued pursuant to the Convertible Notes Indentures.

“Convertible Notes Documents”: collectively, the Convertible Notes Indentures, the Convertible Notes and all other documents executed and delivered with respect to the Convertible Notes or Convertible Notes Indentures.

“Convertible Notes Indentures”: collectively, the Existing Convertible Notes Indentures, the 2023 Convertible Notes Indenture and any indenture entered into to issue Permitted Convertible Notes.

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“Corporate Family Rating”: an opinion issued by Moody’s of a corporate family’s ability to honor all of its financial obligations that is assigned to a corporate family as if it had a single class of debt and a single consolidated legal entity structure.

“Corporate Rating”: an opinion issued by S&P of an obligor’s overall financial capacity (its creditworthiness) to pay its financial obligations.

“DBNY”: as defined in the recitals to this Agreement.

“DBSI”: Deutsche Bank Securities Inc.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Prepayments”: as defined in Section 4.2(g).

“Default”: any of the events specified in Section 9.1 or 9.2, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: subject to Section 3.15(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good-faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due or (iii) pay over to any Loan Party any other amount required to be paid by it within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good-faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect Parent Company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.15(c)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.

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“Deposit Account”: a demand, time savings passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated IP Subsidiary”: initially, ON Management C.V. and Aptina Imaging Corporation and, thereafter, any Restricted Subsidiary which is a successor in interest to ON Management C.V. or Aptina Imaging Corporation or another Designated IP Subsidiary with respect to the rights owned by ON Management C.V. or Aptina Imaging Corporation, as applicable, on the Closing Date, to own or exploit intellectual property in foreign jurisdictions and such other intellectual property exploitation rights in foreign jurisdictions acquired by ON Management C.V. and Aptina Imaging Corporation or such other Designated IP Subsidiary after the Closing Date, in each case, (i) to the extent such ownership rights and/or exploitation rights are material to the business of the Borrower and the Restricted Subsidiaries taken as a whole and (ii) for so long as ON Management C.V., Aptina Imaging Corporation or such other Restricted Subsidiary or Designated IP Subsidiary owns such rights.

“Designated Permitted Dispositions”: any Disposition set forth on Schedule 8.5 of the Disclosure Letter.

“Disclosure Letter”: the disclosure letter, dated as of the date hereof, delivered by the Borrower to the Administrative Agent for the benefit of the Lenders.

“Disposition”: with respect to any Property, any sale, lease, license, sub-license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The term “Dispose” shall have a correlative meaning.

“Disqualified Capital Stock”: any Capital Stock that is not Qualified Capital Stock.

“Disqualified Institution”: each of (a) certain Persons identified in writing to the Lead Arrangers and the Administrative Agent prior to date hereof, (b) bona fide competitors of the Borrower, the Target and their respective Subsidiaries, including Persons whose net sales are primarily derived from semiconductors, in each case specified by the Borrower to the Lead Arrangers and the Administrative Agent prior to the date hereof and as may be identified by reasonable written notice to the Administrative Agent from time to time, or (c) Affiliates of such Persons set forth in clauses (a) and (b) that are clearly identifiable on the basis of such Affiliate’s name; provided that to the extent Persons are identified as Disqualified Institutions in writing by the Borrower to the Administrative Agent after the Closing Date pursuant to clause (b), the inclusion of such Persons as Disqualified Institutions shall not apply retroactively to disqualify any parties that have previously properly acquired an assignment or participation interest in respect of any Loan under this Agreement; provided, further, that other than a Person which is excluded pursuant to clause (a) or clause (c) by reference to clause (a), a bona fide competitor or an affiliate of a bona fide competitor shall not include any bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the bona fide competitor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Dollar Amount” of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 1.3.

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“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower that is a “United States Person,” as defined in the Code, other than a Foreign Subsidiary.

“DQ List”: as defined in Section 11.6(k)(iv).

“Dutch Auction”: as defined in Section 11.6(j).

“Earn-Out Obligations”: those certain unsecured obligations of the Borrower or any Restricted Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 8.7 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition or in an employment agreement delivered in connection therewith.

“ECF Percentage”: 50%; provided that so long as no Default or Event of Default shall exist, with respect to each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2016, the ECF Percentage shall be reduced to 25% if the Consolidated Total Net Leverage Ratio, calculated as of the last day of such fiscal year is equal to or less than 2.75 to 1.00 and to 0% if the Consolidated Total Net Leverage Ratio, calculated as of the last day of such fiscal year is equal to or less than 2.00 to 1.00.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: any Assignee permitted by and consented to in accordance with Section 11.6(b); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Borrower or any of its Subsidiaries, (b) any natural person or (c) any Disqualified Institution.

“Environmental Laws”: any and all applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health, preservation or restoration of natural resources, Materials of Environmental Concern, or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of, the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release or threatened Release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: (a) any Reportable Event; (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Escrow Account”: as defined in the Escrow Agreement.

“Escrow Agent”: MUFG Union Bank, N.A., in its capacity as escrow agent under the Escrow Agreement, together with its successors and assigns in such capacity.

“Escrow Agreement”: Escrow Agreement, dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and the Escrow Agent.

“Escrow Conditions”: as defined in Section 6.2.

“Escrow Conditions Deadline”: November 18, 2016.

“Escrow Property”: as defined in the Escrow Agreement.

“Escrow Proceeds”: means the proceeds from the Closing Date Term Loans paid into the Escrow Account with the Escrow Agent on the Closing Date and any other amounts paid (or caused to be paid) by the Borrower into such Escrow Account. The term “Escrow Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro”: the single currency of the Participating Member States.

“Eurocurrency”: when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

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“Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 9.1 or 9.2; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of

(a) the sum, without duplication, of

(i) Consolidated Net Income (or loss) for such fiscal year,

(ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,

(iii) Consolidated Working Capital Adjustment for such fiscal year, and

(iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, over

(b) the sum, without duplication, of the amount of:

(i) all non-cash credits included in arriving at such Consolidated Net Income,

(ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Investments permitted pursuant to Section 8.7(h), (s), (t) and (x) (excluding (A) the principal amount of Indebtedness (other than Revolving Loans) incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period to the extent such repaid amounts may not be reborrowed) and (B) any such expenditures financed with the proceeds of any Reinvestment Deferred Amount) in each case to the extent financed with Internally Generated Cash made during such fiscal year,

(iii) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Term Loans and the SMBC Term Loan), including payments at stated maturity (including any Convertible Notes or the SMBC Term Loan), of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) to the extent financed with Internally Generated Cash made during such fiscal year,

(iv) the aggregate amount of (A) all mandatory payments of Indebtedness of the Borrower and its Restricted Subsidiaries (excluding the Convertible Notes), (B) all voluntary payments of Indebtedness that is pari passu in right of payment with the Loans (excluding the Term Loans and the Convertible Notes) of the Borrower and its Restricted Subsidiaries, and (C) with respect to the Convertible Notes, (x) any cash payments in connection with any mandatory redemption, repurchase or put right, (y) any cash

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payment with respect to any cash “net settlement” upon a conversion relating to the principal portion of the conversion value of the 2026 Convertible Notes or (z) cash payments in lieu of issuing fractional shares in connection with any conversion of Convertible Notes into Capital Stock of the Borrower, in each case, made during such fiscal year to the extent financed with Internally Generated Cash made during such fiscal year,

(v) cash payments made in satisfaction of noncurrent liabilities (excluding payments of Indebtedness for borrowed money) (to the extent financed with Internally Generated Cash made during such fiscal year),

(vi) cash payments made in connection with recognition of other non-current assets,

(vii) Restricted Payments permitted pursuant to Section 8.6(e) and (g)(i) made by Borrower or any Restricted Subsidiary in cash to a Person other than the Borrower or a Restricted Subsidiary to the extent financed with Internally Generated Cash made during such fiscal year,

(viii) customary fees, expenses or charges paid in cash related to any permitted Investments (including Permitted Acquisitions) and Dispositions permitted under Section 8.5 hereof to the extent financed with Internally Generated Cash made during such fiscal year, and

(ix) any premium paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder to the extent financed with Internally Generated Cash made during such fiscal year.

“Excess Cash Flow Application Date”: as defined in Section 4.2(c).

“Excess Cash Flow Payment Period”: with respect to the prepayment required on each Excess Cash Flow Application Date, the immediately preceding fiscal year of the Borrower.

“Exchange Act”: as defined in Section 7.2(e).

“Exchange Rate”: on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent (and promptly notified to the Borrower upon request) or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two (2) Business Days later (which rate shall be promptly notified to the Borrower upon request); provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate (and which rate shall be promptly notified to the Borrower upon request), and such determination shall be conclusive absent manifest error.

“Excluded Indebtedness”: all Indebtedness permitted by Section 8.2.

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“Excluded Information”: any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Term Lender’s decision to assign Term Loans or a purchasing Term Lender’s decision to purchase Term Loans.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.10(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with paragraph (g) or paragraph (i) of Section 4.10 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Convertible Notes”: collectively, the 2020 Convertible Notes and the 2026 Convertible Notes.

“Existing Convertible Notes Indentures”: collectively, the 2020 Convertible Notes Indenture and the 2026 Convertible Notes Indenture.

“Existing Credit Agreement”: as defined in the recitals to this Agreement.

“Extended Revolving Commitment”: any Class of Revolving Commitments the maturity of which shall have been extended pursuant to Section 2.6.

“Extended Revolving Loan”: any Revolving Loans made pursuant to the Extended Revolving Commitments.

“Extended Term Loan”: any Class of Term Loans the maturity of which shall have been extended pursuant to Section 2.6.

“Extension”: as defined in Section 2.6(a).

“Extension Amendment”: an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 2.6, each Issuing Lender implementing an Extension in accordance with Section 2.6.

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“Extension Offer”: as defined in Section 2.6(a).

“Facility”: each of (a) the Revolving Facility (including, if applicable, any Incremental Revolving Commitment) and (b) the Term Facility (including, if applicable, any Incremental Term Facility) and “Facilities”, collectively, all of the foregoing.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance, notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter”: that certain Fee Letter, dated as of November 18, 2015 among the Borrower, DBNY, DBSI, BoA and MLPFS.

“FEMA”: the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenant Event of Default”: as defined in Section 9.1(c).

“Financial Covenants”: the financial condition covenants set forth in Section 8.1 hereof.

“First Amendment”: that certain First Amendment to Credit Agreement, dated as of September 30, 2016 among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and certain of the Lenders (including each 2016 Converting Replacement Term Loan Lender, each 2016 New Replacement Term Loan Lender, each 2016 Incremental Term Loan Lender and each Revolving Lender).

“First Amendment Effective Date”: as defined in the First Amendment.

“First Amendment Lead Arrangers”: DBSI, MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), HSBC Securities and BMO Capital as joint lead arrangers with respect to the First Amendment.

“First Lien Net Leverage Ratio”: at any date, the ratio of (a) Consolidated First Lien Indebtedness as of such date minus up to the aggregate amount of the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA as of the last day of the Reference Period then most recently ended.

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“Foreign Currencies”: Agreed Currencies other than Dollars.

“Foreign Currency Exposure”: as defined in Section 4.2(h).

“Foreign Currency Sublimit”: $75,000,000.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Subsidiary”: (a) any Subsidiary of the Borrower or of the Target, as applicable, (i) that has no material assets other than Capital Stock in one or more Foreign Subsidiaries or (ii) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (b) any other Subsidiary of the Borrower or of the Target, as applicable, for so long as such Subsidiary would not be able to execute a guaranty or pledge without creating an investment in “United States property” (within the meaning of Section 956 of the Code) that could give rise to taxable income for any Loan Party pursuant to Section 956 of the Code. For purposes hereof, any Subsidiary of a Foreign Subsidiary shall be deemed to be a Foreign Subsidiary, unless otherwise mutually agreed between the Administrative Agent and the Borrower.

“Fourth Amendment”: means that certain Fourth Amendment to Credit Agreement, dated as of May 31, 2018 among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, each Issuing Lender, each Revolving Lender, each 2018 Converting Replacement Term B-3 Loan Lender and each 2018 New Replacement Term B-3 Loan Lender.

“Fourth Amendment Co-Managers”: Compass Bank, Barclays Bank PLC, BOKF, NA, Morgan Stanley Senior Funding, Inc., KBC Bank N.V., New York Branch and JPMorgan Chase Bank, N.A. as co-managers with respect to the Fourth Amendment.

“Fourth Amendment Effective Date”: as defined in the Fourth Amendment.

“Fourth Amendment Lead Arrangers”: DBSI, MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), HSBC Securities, SMBC, BMO Capital and MUFG Bank, Ltd. as joint lead arrangers with respect to the Fourth Amendment.

“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Funds Certain Provisions”: as defined in Section 6.2.

“GAAP”: generally accepted accounting principles in the United States (or, as it relates to any Subsidiary of the Borrower organized under the laws of Canada or any province thereof, generally accepted accounting principles in Canada) as in effect on the date hereof or otherwise as provided in Section 1.2(e).

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“GCA Disclosure Letter”: the disclosure letter in respect of the Guarantee and Collateral Agreement, dated as of the date hereof, delivered by the Borrower to the Administrative Agent for the benefit of the Secured Parties.

“Governmental Authority”: any nation or government, any state or provincial or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any securities exchange.

“Governmental Authorization”: all laws, rules, regulations, authorizations, consents, decrees, permits, licenses, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with any Group Member’s business.

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C, and as amended by the First Amendment.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”: shall include each Subsidiary Guarantor and the Borrower (solely with respect to its Obligations other than its direct Obligations as a primary obligor (as opposed to a guarantor) under the Loan Documents, any Specified Hedge Agreement or any Specified Cash Management Agreement).

“Hedge Agreements”: any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or interest rate, commodities and foreign exchange protection agreements or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement and (b) the Convertible Notes shall not be Hedge Agreements.

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“HSBC Securities”: HSBC Securities USA Inc.

“Immaterial Subsidiary”: each Restricted Subsidiary of the Borrower now existing or hereafter acquired or formed and each successor thereto, which individually, or all such Restricted Subsidiaries in the aggregate, accounts for not more than 2.50% of the Consolidated Total Tangible Assets of the Borrower and its Restricted Subsidiaries, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter after giving pro forma effect to any Significant Transactions since the start of such four quarter period and on or prior to the date of determination.

“Impacted Interest Period”: as defined in the definition of “LIBO Rate”.

“Increase Revolving Joinder”: as defined in Section 3.16.

“Increase Term Joinder”: as defined in Section 2.4.

“Incremental Equivalent Debt”: Indebtedness of the Borrower issued in accordance with Section 2.5 that is (a) Junior Indebtedness consisting of one or more series of junior lien notes, subordinated notes or senior unsecured notes, in each case, issued in a public offering, Rule 144A or other private placement transaction, a bridge facility in lieu of the foregoing, or junior lien or subordinated loans, junior lien or unsecured mezzanine Indebtedness or debt securities or (b) Permitted Pari Passu Indebtedness (including a bridge facility in lieu thereof), in each case subject to the terms set forth in Section 2.5.

“Incremental Lender”: any Person that makes a Loan pursuant to Section 2.4 or 3.16, or has a commitment to make a Loan pursuant to Section 2.4 or 3.16.

“Incremental Revolving Commitment”: as defined in Section 3.16(a).

“Incremental Revolving Loans”: as defined in Section 3.16(c).

“Incremental Term Facility”: as defined in Section 2.4(a).

“Incremental Term Loan Commitment”: as defined in Section 2.4(a).

“Incremental Term Loans”: as defined in Section 2.4(c).

“Indebtedness”: of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and expenses incurred in the ordinary course of business (including any intercompany accounts payable) and deferred compensation payable to directors, officers or employees of the Borrower or any Subsidiary and (ii) unless the same are reflected as indebtedness or liabilities on the balance sheet of such Person, obligations which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by

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such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantee Obligations of such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Attributable Receivables Indebtedness of such Person and (l) liquidation value of all Disqualified Capital Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, other than for purposes of Section 8.2 and 9.1(e), the term “Indebtedness” shall not include obligations under Hedge Agreements or Permitted Call Spread Swap Agreements.

“Indemnified Liabilities”: as defined in Section 11.5(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 11.5(a).

“Initial First Amendment Effective Date”: as defined in the First Amendment.

“Initial Fourth Amendment Effective Date”: as defined in the Fourth Amendment.

“Initial Second Amendment Effective Date”: as defined in the Second Amendment.

“Initial Third Amendment Effective Date”: as defined in the Third Amendment.

“Intellectual Property”: collectively, all United States and foreign (a) patents, patent applications, certificates of inventions, industrial designs (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all inventions described and claimed therein, and reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, tradenames, rights in slogans, logos and trade dress, Internet Domain Names, and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, and reissues, continuations, extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, and whether published or unpublished), rights in copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing; (e) trade secrets and rights in proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, invention disclosures, engineering or other technical data, financial data, procedures, designs personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof; (f)

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rights to income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (g) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing, and (h) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world.

“Intellectual Property Security Agreements”: an intellectual property security agreement or such other agreement, as applicable, pursuant to which each Loan Party that owns any registered or applied for Intellectual Property grants to the Collateral Agent, for the benefit of the Secured Parties a security interest in such Intellectual Property, in form and substance reasonably satisfactory to the Administrative Agent.

“Intercompany Note”: the Global Intercompany Note executed and delivered by the Borrower and certain Restricted Subsidiaries, substantially in the form of Exhibit H, or such other form as the Administrative Agent may agree including to reflect additional tranches of pari passu Indebtedness permitted to be incurred hereunder.

“Intercreditor Agreement”: with respect to any Replacement Facility, Refinancing Notes, Permitted Pari Passu Indebtedness or Second Lien Indebtedness, an intercreditor agreement between the Administrative Agent and the agent, trustee or other representative on behalf of the holders of such Indebtedness, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Coverage Ratio”: for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense paid or payable in cash, for such period; provided that to the extent directly related to the Transaction, third-party debt issuance costs, debt discount (including OID) and other financing fees (including ticking fees) and expenses shall be excluded from such calculation.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending, except as provided in clause (iv) below, one, two, three or six months (or to the extent agreed to by all Lenders under the relevant Facility, twelve months) thereafter, as selected by the Borrower in its Committed Loan Notice; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months (or to the extent agreed by all Lenders under the relevant Facility, twelve months) thereafter, as selected by the Borrower in its Committed Loan Notice to the Administrative Agent no later than 12:00 Noon, New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

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(ii) no Interest Period shall extend beyond the Revolving Termination Date or beyond the applicable Term Loan Maturity Date, as the case may be;

(iii) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iv) notwithstanding the foregoing, (A) on the Closing Date, the initial Closing Date Term Loans shall be Eurocurrency Loans with an Interest Period of one week, and the Borrower shall be deemed to have requested that the initial Closing Date Term Loans be continued for one additional one week Interest Period one week thereafter, and (B) for the period from May 2, 2016 until the Acquisition Effective Date, each Interest Period shall be for a period of one month; it being acknowledged and agreed that the Borrower shall be deemed to have requested that the initial Closing Date Term Loans shall be continued as Eurocurrency Loans with an Interest Period of one month commencing on May 2, 2016.

“Internally Generated Cash”: with respect to any Person, cash funds of such Person and its Restricted Subsidiaries not constituting (a) proceeds of the incurrence of Indebtedness by such Person or any of its Restricted Subsidiaries, (b) proceeds of any issuance of Capital Stock of such Person, (c) proceeds of any Disposition or any Recovery Event, or (d) cash proceeds of a Permitted Call Spread Swap Agreement received in connection with any exercise or early termination thereof.

“Internet Domain Names”: all Internet domain names and associated URL addresses.

“Interpolated Rate”: at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investments”: as defined in Section 8.7.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents”: with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by an Issuing Lender and the Borrower (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.

“Issuing Lender”: DBNY, BoA and any Lender that is the issuer with respect to a Letter of Credit listed on Schedule 3.5 of the Disclosure Letter, as applicable, in its capacity as issuer of any Letter of Credit and/or such other Lender or Affiliate of a Lender as the Borrower may select and such Lender or Affiliate of a Lender shall agree to act in the capacity of Issuing Lender hereunder pursuant to this Agreement.

“Japan JV”: Aizu Fujitsu Semiconductor Manufacturing Ltd.

“Japanese Yen”: the lawful currency of Japan.

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“Junior Financing”: the Convertible Notes, any Junior Indebtedness or any other Indebtedness of the Borrower or any Restricted Subsidiary that is required to be subordinated in payment, lien priority or any other manner to the Obligations.

“Junior Financing Documentation”: any documentation governing any Junior Financing.

“Junior Indebtedness”: Indebtedness of any Person so long as (a) such Indebtedness shall not require any amortization prior to the date that is 181 days after the latest Term Loan Maturity Date; (b) the weighted average maturity of such Indebtedness shall occur after the date that is 181 days following the latest Term Loan Maturity Date; (c) the mandatory prepayment provisions, affirmative and negative covenants and financial covenants shall be no more restrictive (taken as a whole) than the provisions set forth in this Agreement (as determined by the board of directors (including an authorized committee thereof) of the Borrower in good faith); (d) the other terms and conditions of such Indebtedness shall be reasonably satisfactory to the Administrative Agent; (e) such Indebtedness is Permitted Convertible Notes, Permitted Unsecured Indebtedness, Subordinated Indebtedness or Second Lien Indebtedness; (f) if such Indebtedness is Permitted Convertible Notes, Permitted Unsecured Indebtedness, Subordinated Indebtedness or Second Lien Indebtedness, the other terms and conditions contained in the relevant definitions thereof shall be satisfied; and (g) if such Indebtedness is incurred by a Loan Party, such Indebtedness may be guaranteed by another Loan Party so long as (i) such Loan Party shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and Collateral Agreement and (ii) if the Indebtedness being guaranteed, or the Lien thereof, is subordinated to the Obligations, such guarantee, or any Lien securing it, shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness.

“L/C Commitment”: $15,000,000.

“L/C Disbursement”: a payment made by an Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”: as to any Lender, its pro rata portion of the L/C Obligations.

“L/C Fee”: as defined in Section 3.7(a).

“L/C Fee Payment Date”: the last day of each March, June, September and December and on the Revolving Termination Date.

“L/C Obligations”: as at any date of determination, an amount equal to the sum of (a) the aggregate then undrawn and unexpired Dollar Amount of the then outstanding Letters of Credit and (b) the aggregate Dollar Amount of L/C Disbursements under Letters of Credit that have not then been reimbursed pursuant to Section 3.9. For purposes of computing the amount available to be drawn under any Letter of Credit, the Dollar Amount of such Letter of Credit shall be determined in accordance with Section 1.3. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.16 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants”: the collective reference to all the Revolving Lenders other than an Issuing Lender.

“LCA Election”: as defined in Section 1.4(f).

“LCA Test Date”: as defined in Section 1.4(f).

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“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Arrangers”: (a) collectively, DBSI, MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), BMO Capital, HSBC Securities and SMBC, in its respective capacity as a joint lead arranger under this Agreement, (b) the First Amendment Lead Arrangers, (c) the Second Amendment Lead Arrangers ~~and~~, (d) the Third Amendment Lead Arrangers and (e) the Fourth Amendment Lead Arrangers.

“Lender Election Form”: as to (a) any 2016 Converting Replacement Term Loan Lender, its request to have all of its Term Loans converted into 2016 Converted Replacement Term Loans as set forth in the Lender Election Form completed by such 2016 Converting Replacement Term Loan Lender and delivered to the Administrative Agent prior to the to the Initial First Amendment Effective Date, (b) any 2017 Converting Replacement Term Loan Lender, its request to have all of its 2016 Replacement Term Loans converted into 2017 Converted Replacement Term Loans as set forth in the Lender Election Form completed by such 2017 Converting Replacement Term Loan Lender and delivered to the Administrative Agent prior to the to the Initial Second Amendment Effective Date ~~and~~, (c) any 2017 Converting Replacement Term B-2 Loan Lender, its request to have all of its 2017 Replacement Term Loans converted into 2017 Converted Replacement Term B-2 Loans as set forth in the Lender Election Form completed by such 2017 Converting Replacement Term B-2 Loan Lender and delivered to the Administrative Agent prior to the to the Subsequent Third Amendment Effective Date~~.~~ and (d) any 2018 Converting Replacement Term B-3 Loan Lender, its request to have all of its 2017 Replacement Term B-2 Loans converted into 2018 Converted Replacement Term B-3 Loans as set forth in the Lender Election Form completed by such 2018 Converting Replacement Term B-3 Loan Lender and delivered to the Administrative Agent prior to the to the Subsequent Fourth Amendment Effective Date.

“Lenders”: each Revolving Lender, Term Lender and Incremental Lender.

“Letters of Credit”: as defined in Section 3.5(a).

“LIBO Rate”: with respect to any Eurocurrency Loan denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 4.5.

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“LIBOR Screen Rate”: the meaning assigned to such term in the definition of “LIBO Rate”.

“LIBOR Swap Equivalent Rate”: 1.51%, which is the rate equal to the seven-year LIBO Rate swap rate as determined by the Administrative Agent as of March 17, 2016, the date of allocation of the Closing Date Term Commitments.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”: any Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing and subject to Section 1.4(f).

“Loan”: any loans and advances made by the Lenders pursuant to this Agreement or any Increase Term Joinder or Increase Revolving Joinder.

“Loan Documents”: this Agreement, the Disclosure Letter, the Security Documents, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, the Intercompany Note, the Fee Letter, each Issuer Document, any subordination agreement with respect to Subordinated Indebtedness permitted hereunder and any Intercreditor Agreement.

“Loan Party”: each of the Borrower and the Subsidiary Guarantors.

“Local Time”: (a) New York City time in the case a Loan, Borrowing or L/C Disbursement denominated in Dollars and (b) local time in the case of a Loan, Borrowing or L/C Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise determined by the Administrative Agent).

“Majority Facility Lenders”: the holders of more than 50% of (a) with respect to each Term Facility, the aggregate unpaid principal amount of the outstanding Term Loans of such Term Facility plus the aggregate principal amount of Term Commitments thereunder and (b) with respect to the Revolving Facility, the Total Revolving Extensions of Credit outstanding under the Revolving Facility (or, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness”: of any Person at any date, (a) Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000, (b) the SMBC Term Loan and (c) the Convertible Notes.

“Materials of Environmental Concern”: any explosive or radioactive (at radiation levels known to be hazardous to human health and safety) substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including, asbestos or asbestos containing materials, urea-formaldehyde insulation, polychlorinated biphenyls, radon gas, infectious or medical wastes, gasoline, petroleum (including crude oil or any fraction thereof) or petroleum products, and all substances or wastes of any nature defined or regulated in or under any Environmental Law.

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“Maximum Rate”: as defined in Section 4.5(e).

“MergerCo”: as defined in the recitals to this Agreement.

“Minimum Collateral Amount”: with respect to Cash Collateral consisting of cash or Deposit Account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time.

“Minimum Condition”: as defined in the Acquisition Agreement.

“MLPFS”: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties and leased real properties material to the business of any Loan Party as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: any mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or held in escrow or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received and net of costs, amounts and taxes set forth below), net of (i) attorneys’ fees, accountants’ fees and investment banking fees, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), (iii) other customary fees and expenses actually incurred in connection therewith, (iv) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any reduction in tax liability resulting from any available operating losses and net operating loss carryovers, any available tax credits, tax credit carry forwards or deductions and any tax sharing arrangements) and (v) amounts provided as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in an Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale), provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve; provided that no proceeds shall constitute Net Cash Proceeds under this clause (a) at any time until the aggregate amount of all such proceeds at such time shall exceed $15,000,000, and (b) in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lenders”: as defined in Section 11.1.

“Non-Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender.

“Non-Extension Notice Date”: as defined in Section 3.6(b).

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“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to any Agent or to any Lender (or, in the case of Specified Hedge Agreements or Specified Cash Management Agreements, any Qualified Counterparty) or any Affiliate of any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all such documented out-of-pocket fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (a) notwithstanding the foregoing or anything to the contrary contained in any Specified Hedge Agreement, Specified Cash Management Agreement or in this Agreement or any other Loan Document, Obligations of the Borrower or any other Loan Party under or in respect of any Specified Hedge Agreement or any Specified Cash Management Agreement shall constitute Obligations secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or Specified Cash Management Agreements; provided, however, subject to the foregoing, nothing herein shall limit the rights of any Qualified Counterparty set forth in such Specified Hedge Agreement; provided, further, that in no event shall “Obligations” include any Excluded Swap Obligation.

“OID”: original issue discount.

“Organizational Documents”: as to any Person, the Certificate of Incorporation, Certificate of Formation, By Laws, Limited Liability Company Agreement, Partnership Agreement or other similar organizational or governing documents of such Person.

“Original Currency”: as defined in Section 4.8(d).

“Original Eurodollar Borrowing”: as defined in Section 4.5(f).

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.13).

“Overnight Foreign Currency Rate”: for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business

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Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related extension of credit, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent Company”: with respect to a Lender, the bank holding company (as defined in Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant”: as defined in Section 11.6(e).

“Participant Register”: as defined in Section 11.6(f).

“Participating Member State”: any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act”: the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Acquisition”: any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided that, subject to Section 1.4(f):

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Restricted Subsidiary in connection with such acquisition shall be owned 100% by the Borrower or a Restricted Subsidiary or the Borrower or a Restricted Subsidiary shall have offered to purchase 100% of such Capital Stock, and the Borrower shall take, or cause to be taken, each of the actions set forth in Sections 7.9 and 7.10, as applicable, within the time period(s) set forth therein;

(d) so long as any Revolving Loan or Revolving Commitment or Term Loan is outstanding, unless the Majority Facility Lenders under the Revolving Facility otherwise agree, the Borrower and its Restricted Subsidiaries shall be in compliance with the Financial Covenants set forth in Section 8.1 on a pro forma basis after giving effect to such acquisition and the incurrence of any Indebtedness in connection therewith, as of the last day of the most recently ended Reference Period;

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(e) the Borrower shall have delivered to the Administrative Agent at least five (5) Business Days prior to any such proposed acquisition of which the aggregate cash consideration is in excess $50,000,000, a Compliance Certificate evidencing compliance with Section 8.1 to the extent such compliance is required under clause (d) above and compliance with clause (g) below, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition, any other information reasonably required to demonstrate compliance with Section 8.1;

(f) any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged, or are permitted to be engaged as provided in Section 8.15, as of the time of such acquisition; and

(g) the portion of the aggregate consideration paid in respect of all such Permitted Acquisitions allocable to Persons that are not Loan Parties or do not become Loan Parties following the consummation of such Permitted Acquisition (including the applicable portion of Indebtedness assumed in connection therewith, the applicable portion of obligations in respect of deferred purchase price (including the applicable portion of obligations under any purchase price adjustment but excluding earnout, holdback or similar payments)) shall not exceed, from the Closing Date, $150,000,000, in the aggregate.

“Permitted Call Spread Swap Agreements”: (a) a Swap Agreement pursuant to which the Borrower acquires a call option requiring the counterparty thereto to deliver to the Borrower shares or units of Capital Stock of the Borrower the cash value of such Capital Stock or a combination thereof from time to time upon exercise of such option and (b) a Swap Agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire shares or units of Capital Stock of the Borrower (whether such warrant is settled in shares, cash or a combination thereof) in each case entered into by the Borrower with respect to Convertible Notes; provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are typical and customary for Swap Agreements of such type (as determined by the board of directors (including an authorized committee thereof) of the Borrower in good faith) and (ii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such Swap Agreement does not require the Borrower to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument.

“Permitted Convertible Notes”: any unsecured notes, and notes issued in exchange therefor, issued by the Borrower after the Second Amendment Effective Date that are convertible into shares or units of Capital Stock of the Borrower, or cash or any combination of cash and Capital Stock; provided that Permitted Convertible Notes may only be issued so long as (i) both immediately prior to and after giving effect (including on a pro forma basis) thereto, no Default or Event of Default shall exist or would result therefrom, (ii) such Permitted Convertible Notes mature after, and do not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the latest Term Loan Maturity Date, (iii) such Permitted Convertible Notes do not require any mandatory redemption, prepayment, repurchase, “put”, “call”, or conversion for cash prior to stated maturity other than (A) any customary provision requiring an offer to purchase such Permitted Convertible Notes as a result of a “change of control”, fundamental change, delisting or termination of trading or similar provision and (B) an early conversion event no more onerous or more restrictive in any material respect (taken as a whole) than the conversion provisions set forth in the 2020 Convertible Notes Indenture, so long as the method for settlement upon conversion is at the Borrower’s election in cash, shares or a combination of shares and cash; (iv) if the Borrower has the ability to settle the portion of the conversion value of such Permitted Convertible Notes in excess of the principal amount thereof in cash, the Borrower shall enter into a Permitted Call Spread Swap Agreement at the time of issuance of such Permitted

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Convertible Notes, (v) such Permitted Convertible Notes are not guaranteed by any Person other than the Subsidiary Guarantors (which guarantees, if such Permitted Convertible Notes are subordinated, shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such Permitted Convertible Notes) and (vi) the covenants applicable to such Permitted Convertible Notes are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement (as determined by the board of directors (including an authorized committee thereof) of the Borrower in good faith).

“Permitted Foreign Receivables Facility”: with respect to any Foreign Subsidiary, any factoring and accounts receivables financing facilities of such Foreign Subsidiary.

“Permitted Pari Passu Indebtedness”: secured Indebtedness in the form of one or more series of senior secured notes (and notes exchanged therefor) that the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Acquisition Effective Date, issue, incur or otherwise obtain; provided that (a) such Indebtedness shall be in the form of customary high-yield senior secured notes issued in a public offering, Rule 144A or other private placement transaction, (b) both immediately prior to and after such Indebtedness is issued, incurred or otherwise obtained, no Default or Event of Default shall exist or would result therefrom, (c) such Indebtedness shall not have scheduled amortization or other scheduled payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to, the date that is 181 days after the latest Term Loan Maturity Date, (d) such Indebtedness shall not be guaranteed by Persons other than the Subsidiary Guarantors, (e) such Indebtedness shall be secured by the Collateral on a pari passu basis with the Obligations under the Facilities required to be secured on a first lien basis and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (f) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement (as determined by the board of directors (including an authorized committee thereof) of the Borrower in good faith) and (g) the Borrower, the Subsidiary Guarantors, the Administrative Agent and the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, shall have executed and delivered a pari passu Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Refinancing”: as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) except as provided for in the proviso below in the case of Convertible Notes, the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); (e) the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced and the holders of such refinancing Indebtedness have entered into any subordination or Intercreditor Agreements reasonably requested by the Administrative Agent evidencing such subordination; and (f) no

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material terms (other than interest rate) applicable to such refinancing Indebtedness or, if applicable, the related security or guarantees of such refinancing Indebtedness (including covenants, events of default, remedies, acceleration rights) shall be, taken as a whole, materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced; provided that in the case of any refinancing of the Convertible Notes, the restriction on the number of obligors in clause (c) above shall not apply, so long as the same is effected with the proceeds of Junior Indebtedness incurred in accordance with the requirements of Section 8.2(p).

“Permitted Restructurings”: any or all of the transactions described in the Second Disclosure Letter, as the context may require.

“Permitted Surviving Indebtedness”: as to the Borrower, its Subsidiaries and the Acquired Business, after giving effect to the consummation of the Transactions, (i) indebtedness incurred pursuant to the Facilities, (ii) ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit and surety bonds permitted by the Existing Credit Agreement, (iii) indebtedness incurred pursuant to any current and noncurrent “Long-term debt” identified in the Borrower’s most recent 10-Q (and the footnotes thereto) filed with the SEC (except for the Existing Credit Agreement), (iv) indebtedness of the Acquired Business permitted to remain outstanding under the Acquisition Agreement (after the consummation of the Transactions), (v) the Existing Convertible Notes and (vi) such other existing indebtedness, if any, as shall be permitted by the Lead Arrangers.

“Permitted Unsecured Indebtedness”: unsecured Indebtedness of the Borrower, to the extent not otherwise permitted under Section 8.2, and any Indebtedness constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the latest Term Loan Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not Guaranteed by any Restricted Subsidiary of the Borrower other than the Subsidiary Guarantors (which Guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such subordinated Indebtedness), and (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement (as determined by the board of directors (including an authorized committee thereof) of the Borrower in good faith).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Phase I ESA”: as defined in Section 7.8(c).

“Plan”: any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 11.2(b).

“Pledged Equity Interests”: as defined in the Guarantee and Collateral Agreement.

“Pounds Sterling” or “£”: the lawful currency of the United Kingdom.

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“Pricing Grid”: the pricing grid as set forth in clause (b) of the definition of “Applicable Margin”.

“Primary Issuing Lender”: each of DBNY and BoA.

“Primary Issuing Lender L/C Sublimit”: with respect to any Primary Issuing Lender, $7,500,000.

“pro forma basis” or “pro forma effect”: with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with the Transactions or any Significant Transactions) in accordance with Section 1.4.

“Pro Forma Financial Statements”: as defined in Section 5.1(a).

“Projections”: as defined in Section 7.2(d).

“Properties”: any of the facilities and properties owned, leased or operated by the Borrower or any Restricted Subsidiary.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lender”: as defined in Section 11.2(b).

“Qualified Capital Stock”: any Capital Stock (other than warrants, rights or options referenced in the definition thereof) that either (a) does not have a maturity and is not mandatorily redeemable, or (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full in cash), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the one hundred eighty-first day following the latest Term Loan Maturity Date, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (A) debt securities or (B) any Capital Stock referred to in clause (i) above, in each case, at any time on or after the one hundred eighty-first day following the latest Term Loan Maturity Date.

“Qualified Counterparty”: with respect to any Specified Hedge Agreement or Specified Cash Management Agreement, any counterparty thereto that is, or that at the time such Specified Hedge Agreement or Specified Cash Management Agreement was entered into, was, a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent; provided that, in the event a counterparty to a Specified Hedge Agreement or Specified Cash Management Agreement at the time such Specified Hedge Agreement or Specified Cash Management Agreement was entered into was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents.

“Qualifying Subsidiary”: any Restricted Subsidiary that has guaranteed any Convertible Notes, Replacement Facility, Incremental Equivalent Debt or Junior Indebtedness permitted to be incurred under Section 8.2(p) hereof.

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“Quarterly Payment Date”: the last day of each of March, June, September and December.

“Quotation Day”: with respect to any Eurocurrency Loan for any Interest Period, (a) if the currency is Pounds Sterling, the first day of such Interest Period, (b) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (c) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Recipient”: (a) the Administrative Agent, (b) any Lender or (c) any Issuing Lender, as applicable.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Restricted Subsidiary.

“Reference Period”: for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination (or, in the case of any determination on a pro forma basis for purposes of testing the permissibility of a transaction hereunder (as opposed to quarterly compliance with Section 8.1 on the last day of a fiscal quarter), the four consecutive fiscal quarters of the Borrower for the most recently ended fiscal quarter for which financial statements were delivered or required to be delivered pursuant to Section 7.1(a) or 7.1(b) prior to such determination).

“Refinanced Facility”: as defined in Section 11.1.

“Refinanced Term Loan”: as defined in Section 11.1.

“Refinancing”: as defined in the recitals to this Agreement.

“Refinancing Notes”: as defined in Section 11.1.

“Refinancing Term Loans”: as defined in Section 11.1.

“Register”: as defined in Section 11.6(d).

“Regulations T, U and X”: Regulation T, Regulation U and Regulation X of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.9 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection therewith that are not applied to prepay the Loans pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets useful in its business.

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“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or committed to be expended pursuant to binding documentation prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets useful in the Borrower’s or its Restricted Subsidiaries’ businesses.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months after such Reinvestment Event (which shall be extended by six (6) months to the extent the Reinvestment Deferred Amount is committed to be expended pursuant to binding documentation prior to the expiration of the foregoing twelve (12) month period) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets useful in the Borrower’s or its Restricted Subsidiaries’ businesses with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”: as defined in Section 11.15.

“Related Party Register”: as defined in Section 11.6(d).

“Release”: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface strata).

“Replacement Facility”: as defined in Section 11.1.

“Reportable Event”: any reportable event, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, other than events for which the 30-day notice period is waived under the final regulations issued under Section 4043, as in effect as of the date of this Agreement (the “Section 4043 Regulations”). Any changes made to the Section 4043 Regulations that become effective after the Acquisition Effective Date shall have no impact on the definition of Reportable Event as used herein unless otherwise amended by the Borrower and the Administrative Agent.

“Repricing Event”: (a) any prepayment or repayment of the ~~2017~~2018 Replacement Term B-~~2~~3 Loans, in whole or in part, with the proceeds of, or conversion or exchange of any portion of the ~~2017~~2018 Replacement Term B-~~2~~3 Loans into, any new or replacement syndicated term loans bearing interest with an All-in Yield less than the All-in Yield applicable to such portion of the ~~2017~~2018 Replacement Term B-~~2~~3 Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (b) any amendment to this Agreement which reduces the All-in Yield applicable to the ~~2017~~2018 Replacement Term B-~~2~~3 Loans, but excluding, in any such case, any new or replacement syndicated term loans incurred in connection with a Change of Control or any acquisition not otherwise permitted under this Agreement.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding, (b) the Total Term Commitments then in effect, and (c) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Responsible Officer”: the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, corporate controller, vice president of finance or treasury or such other officers of the Borrower as may be agreed between the Borrower and the Administrative Agent from time to time, but in any event, with respect to financial matters, the chief financial officer, corporate controller, principal financial officer or treasurer of the Borrower, and, solely for purposes of notices given pursuant to Section 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Restricted Payments”: as defined in Section 8.6.

“Restricted Subsidiary”: any subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount”: as at the date of any determination, an amount, not less than zero and determined on a cumulative basis, that is equal to, for any fiscal year ending on or after December 31, 2016, 100% of the aggregate cumulative sum of Excess Cash Flow that the Borrower is not required to apply to make a prepayment pursuant to Section 4.2(c) before giving effect to any deductions to such required prepayment on account of voluntary prepayments and Dutch Auction purchases pursuant to clause (ii) of Section 4.2(c). For the avoidance of doubt, the Retained Excess Cash Flow Amount for the fiscal year ending December 31, 2016 shall be calculated (a) based on the calculation of Excess Cash Flow that is pro rated for a partial fiscal year in accordance with Section 4.2(c) and (b) without giving effect to the cap on the Excess Cash Flow required prepayment for such fiscal year set forth in Section 4.2(c).

“Revolving Availability Period”: the period effective on and after the Acquisition Effective Date to the Revolving Termination Date.

“Revolving Commitment Increase Effective Date”: as defined in Section 3.16(a).

“Revolving Commitments”: collectively, the Closing Date Revolving Commitments and any Incremental Revolving Commitments.

“Revolving Credit Exposure”: as to any Revolving Lender, its pro rata portion of the Revolving Loans.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding.

“Revolving Facility”: the Total Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 3.1(a), together with any Incremental Revolving Loans.

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments, subject to adjustment as provided in Section 3.15; provided that if the Revolving Commitments have expired or been terminated, the Revolving Percentage shall be determined based on each Revolving Lender’s Revolving Percentage immediately prior to the termination of the Revolving Commitments.

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“Revolving Termination Date”: the five (5) year anniversary of the Acquisition Effective Date.

“S&P”: Standard & Poor’s Ratings Services.

“Sanctioned Country”: at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person blocked by, or listed in any Sanctions-related list of designated Persons maintained by, the United States Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by United States Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, or the U.S. Department of Commerce, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment”: that certain Second Amendment to Credit Agreement, dated as of March 31, 2017 among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and certain of the Lenders (including each 2017 Converting Replacement Term Loan Lender and each 2017 New Replacement Term Loan Lender).

“Second Amendment Effective Date”: as defined in the Second Amendment.

“Second Amendment Lead Arrangers”: DBSI, MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), HSBC Securities, SMBC and BMO Capital as joint lead arrangers with respect to the Second Amendment.

“Second Disclosure Letter”: the disclosure letter, dated as of September 30, 2016, delivered by the Borrower to the Administrative Agent for the benefit of the Lenders.

“Second Lien Indebtedness”: Junior Indebtedness of any Person that is secured by a junior Lien on the Collateral; provided that the holder of such Indebtedness executes and delivers an Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Secured Parties”: the collective reference to the Lenders, the Agents, the Qualified Counterparties, each Issuing Lender and each of their successors and assigns.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the GCA Disclosure Letter, the Escrow Agreement, the Mortgages (if any), the Intellectual Property Security Agreements and all other security documents (including any joinder agreements) hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party under any Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement.

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“Significant Transaction”: any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Capital Stock of, another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment, Incremental Revolving Commitment, Incremental Revolving Loan, Incremental Term Loan or any other provision of this Agreement that by the terms of this Agreement requires such test to be calculated on a pro forma basis or after giving pro forma effect.

“SMBC”: Sumitomo Mitsui Banking Corporation.

“SMBC Term Loan”: that certain Amended and Restated Credit Agreement, dated as of January 31, 2013 (as amended, restated, supplemented or otherwise modified from time to time), by and among Semiconductor Components Industries, LLC, ON Semiconductor Corporation, the lenders party thereto and SMBC, as administrative agent.

“Solvent”: as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including contingent liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the United States Bankruptcy Code; (b) the fair valuation of the property of such Person is not less than the aggregate amount that will be required to pay the probable liability of such Person on its then existing debts (including Guarantees and other contingent obligations) as they become absolute and matured; (c) such Person is able to pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction for which such Person’s property would constitute unreasonably small capital.

“Special Flood Hazard Area”: an area that FEMA’s current flood maps indicate has at least one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Acquisition Agreement Representations”: as defined in Section 6.2(p).

“Specified Cash Management Agreement”: any Cash Management Agreement entered into by (a) any Loan Party and (b) any Qualified Counterparty, as counterparty; provided that any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Cash Management Agreements. No Specified Cash Management Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Subsidiary Guarantor under the Guarantee and Collateral Agreement.

“Specified Currency”: as defined in Section 11.19.

“Specified Hedge Agreement”: any Hedge Agreement entered into by (a) a Loan Party and (b) any Qualified Counterparty, as counterparty; provided that any release of Collateral or of the obligations of any Loan Party under the Guarantee and Collateral Agreement effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements. No Specified Hedge Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under the Guarantee and Collateral Agreement; provided, however, nothing herein shall limit the rights of any such Qualified Counterparty set forth in such Specified Hedge Agreement.

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“Specified Representations”: as defined in Section 6.1(k).

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Stock Certificates”: Collateral consisting of certificates representing Capital Stock of any Subsidiary Guarantor for which a security interest can be perfected by delivering such certificates.

“Subordinated Indebtedness”: any unsecured Junior Indebtedness of the Borrower the payment of principal and interest of which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsequent First Amendment Effective Date”: as defined in the First Amendment.

“Subsequent Fourth Amendment Effective Date”: as defined in the Fourth Amendment.

“Subsequent Second Amendment Effective Date”: as defined in the Second Amendment.

“Subsequent Third Amendment Effective Date”: as defined in the Third Amendment.

“Subsequent Transaction”: as defined in Section 1.4(f).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Restricted Subsidiary of the Borrower other than any Immaterial Subsidiary (unless a Qualifying Subsidiary) or Foreign Subsidiary.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or interest rate, commodities and

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foreign currency exchange protection agreements or any similar transaction or any combination of these transactions; provided that no option, phantom stock or similar security providing for payments only on account of services provided by or issued under a plan for current or former directors, officers, employees or consultants of Borrower, or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligation”: with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Date”: the date on which the Lead Arrangers complete the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement.

“Target”: as defined in the recitals to this Agreement.

“TARGET2”: the Trans European Automated Real time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day”: a day that TARGET2 is open for the settlement of payments in euro.

“Taxes”: all present or future taxes, levies, imposts, duties, charges, fees, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and any interest, penalties or additions to tax imposed with respect thereto.

“Tender Offer”: a cash tender offer for any and all of the outstanding capital stock of the Target, subject to the Minimum Condition.

“Term Commitments”: collectively, the Closing Date Term Commitments, the 2016 New Replacement Term Loan Commitments, the 2016 Incremental Term Loan Commitments, the 2017 New Replacement Term Loan Commitments, the 2017 New Replacement Term B-2 Loan Commitments, the 2018 New Replacement Term B-3 Loan Commitments and any other Incremental Term Loan Commitments.

“Term Facility”: the Term Commitments and the Term Loans.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan, including each 2016 Replacement Term Loan Lender, each 2017 Replacement Term Loan Lender ~~and~~, each 2017 Replacement Term B-2 Loan Lender and each 2018 Replacement Term B-3 Loan Lender.

“Term Loan”: the Closing Date Term Loans, the 2016 Replacement Term Loans, the 2017 Replacement Term Loans, the 2017 Replacement Term B-2 Loans any other Incremental Term Loans and any Extended Term Loans, if applicable.

“Term Percentage”: as to any Term Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Subsequent ~~Third~~Fourth Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding plus such Lender’s Term Commitment then in effect constitutes of the aggregate principal amount of the Term Loans then outstanding plus the Term Commitments then in effect).

“Term Loan Increase Effective Date”: as defined in Section 2.4(a).

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“Term Loan Maturity Date”: (i) with respect to Term Loans, March 31, 2023, (the “Term Loan Maturity Date”), and (ii) with respect to any Incremental Term Loans, the date set forth in the applicable Increase Term Joinder applicable to such Incremental Term Loans.

“Third Amendment”: that certain Third Amendment to Credit Agreement, dated as of November 30, 2017 among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, each Issuing Lender, each Incremental Revolving Lender, each 2017 Converting Replacement Term B-2 Loan Lender and each 2017 New Replacement Term B-2 Loan Lender.

“Third Amendment Co-Managers”: BBVA Compass, Barclays Bank PLC, Bank of Arizona, MSSF, KBC and JPMorgan as co-managers with respect to the Third Amendment.

“Third Amendment Effective Date”: as defined in the Third Amendment.

“Third Amendment Lead Arrangers”: DBSI, MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), HSBC Securities, SMBC, BMO Capital and the Bank of Tokyo-Mitsubishi UFJ, LTD. as joint lead arrangers with respect to the Third Amendment

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Total Term Commitments”: at any time, the aggregate amount of the Term Commitments then in effect.

“Transaction Costs”: as defined in the recitals to this Agreement.

“Transactions”: collectively, (a) on the Closing Date, (i) the execution, delivery and performance by the Loan Parties of the Loan Documents and the borrowings and other transactions contemplated hereby and thereby, (ii) the execution and delivery of the Escrow Agreement and (iii) the payment of fees to the extent then due and payable; (b) on the Acquisition Effective Date, (i) the consummation of the Acquisition and the Refinancing, (ii) the execution, delivery and performance by the parties becoming Loan Parties on the Acquisition Effective Date of the Loan Documents (or relevant joinders thereto) (iii) the release of the Escrow Property (iv) the borrowings under the Revolving Facility, and (v) the payment of the Transaction Costs.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 4.10(g)(ii)(B)(3).

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

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“UCP”: with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unasserted Contingent Obligations”: as defined in the Guarantee and Collateral Agreement.

“United States”: the United States of America.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 8.16 subsequent to the date hereof and (ii) any Subsidiary of an Unrestricted Subsidiary.

“Voluntary Cash Convertible Note Payments”: as at the date of determination, an amount, determined on a cumulative basis from the Closing Date, of cash payments made from Internally Generated Cash with respect the Convertible Notes permitted pursuant to clauses (A) (but only with respect to cash payments relating to the premium above the par amount of the 2026 Convertible Notes) or (B) of the second proviso of Section 8.8(a), regardless of whether such covenant was in effect at the time of such payment.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent”: any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, in the case of any Foreign Subsidiary, other accounting standards, if applicable, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) any references herein to any Person shall be construed to include such Person’s successors and assigns.

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(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement (as this Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if either the Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Borrower and the Lenders shall negotiate in good faith to amend such provision to preserve the original intent in light of the change in GAAP; provided that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower at “fair value” as defined therein.

(f) When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurocurrency Loans, if such extension would cause any such payment to be made in the immediately succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

1.3 Determination of Dollar Amounts.

The Administrative Agent will, in a manner consistent with its customary practices, determine the Dollar Amount of:

(a) each Eurocurrency Revolving Loan as of the date two (2) Business Days prior to the date of such Eurocurrency Revolving Loan is made or, if applicable, the date of conversion/continuation of any Eurocurrency Revolving Loan as a Eurocurrency Revolving Loan,

(b) the L/C Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated Dollar Amount thereof, the Dollar Amount of such Letter of Credit shall be deemed to be the maximum stated Dollar Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated Dollar Amount is in effect at such time, and

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(c) all outstanding Revolving Extensions of Credit on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Majority Facility Lenders with respect to the Revolving Facility.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to Revolving Extension of Credit for which a Dollar Amount is determined on or as of such day.

1.4 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, Interest Coverage Ratio and Consolidated Total Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.4; provided that notwithstanding anything to the contrary in Section 1.4(b), (c) or (d), when (i) calculating the Consolidated Total Net Leverage Ratio for purposes of (A) the definition of “Applicable Margin” and the Pricing Grid and (B) determining actual compliance (and not compliance on a pro forma basis) with any covenant pursuant to Section 8.1 and (ii) calculating the Consolidated Total Net Leverage Ratio for purposes of the definition of “ECF Percentage”, the events described in this Section 1.4 that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect and shall be calculated at the last day of such fiscal year or fiscal quarter, as the case may be. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Reference Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Reference Period for which financial statements of the Borrower have been delivered pursuant to Section 7.1(a) or (b), as applicable (or, if prior to the date of delivery of the first financial statements delivered pursuant to Section 7.1, the most recent financial statements referred to in Section 5.1).

(b) For purposes of calculating any financial ratio or test, the Transactions or any Significant Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.4(d)) that have been made (i) during the applicable Reference Period and (ii) if applicable as described in Section 1.4(a), subsequent to such Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that the Transactions or all such Significant Transactions, as applicable (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to the Transactions or any Significant Transaction, as applicable) had occurred on the first day (or, in case of the determination of Consolidated Total Tangible Assets, the last day) of the applicable Reference Period. If since the beginning of any applicable Reference Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Reference Period shall have made any Significant Transaction that would have required adjustment pursuant to this Section 1.4, then such financial ratio or test (or Consolidated Total Tangible Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.4.

(c) Whenever pro forma effect is to be given to the Transactions or any Significant Transaction, the calculations made on a pro forma basis shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of the Transactions or any Significant Transaction (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies

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were realized during the entirety of such period), and “run-rate” means the full recurring benefit for a period in connection with the Transactions or any Significant Transaction, as applicable, (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Reference Period in which the effects thereof are expected to be realized relating to the Transactions or such Significant Transaction, as applicable; provided that (i) such amounts are reasonably anticipated to be realized and reasonably factually supportable and quantifiable in the good faith judgment of the Borrower, (ii) such actions are to be taken within (A) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, not later than eighteen (18) months after the Closing Date, and (B) in all other cases, within 18 months after the consummation of the Significant Transaction, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies and (iii) and no cost savings, operating expense reductions and synergies shall be added pursuant to this clause 1.4(c) to the extent duplicative of any expenses or charges otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided further that any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies pursuant to this Section 1.4(c) shall be subject to the limitation set forth in clause (vii) of the definition of “Consolidated EBITDA.”

(d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Reference Period or (ii) subject to Section 1.4(a) subsequent to the end of the applicable Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Reference Period. If any Indebtedness bears a floating or formula based rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Indebtedness).

(e) At any time prior to the first date on which the Financial Covenants are required to be tested under Section 8.1, any provision requiring the pro forma compliance with Section 8.1 shall be made assuming that compliance with the Consolidated Total Net Leverage Ratio and Interest Coverage Ratio set forth in Section 8.1 for the Reference Period ending on such date is required with respect to the most recent Reference Period prior to such time.

(f) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:

(i) determining compliance with any provision of this Agreement (other than the Financial Covenants) which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio and Interest Coverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in Section 2.4(a)); or

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Tangible Assets);

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in each case, at the option of the Borrower and, to the extent required by Section 2.4 or Section 3.16, with the consent of the requisite lenders required thereby (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition (and the other transactions to be entered into in connection therewith), the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCA Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCA Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Tangible Assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, mergers, Dispositions of assets of the Borrower and its Restricted Subsidiaries, the prepayment, redemption, purchase, repurchase, conversion, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis (i) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

1.5 Currency Equivalents Generally.

(a) For purposes of determining compliance with Sections 8.2, 8.3 and 8.7 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder); provided that, for the avoidance of doubt, the below provisions of Section 1.5 shall otherwise apply to such Sections, including with respect to determining whether any Investment or Indebtedness may be incurred or made at any time under such Sections.

(b) For purposes of determining the First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Interest Coverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Reference Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Amount of such Indebtedness; provided that, notwithstanding anything to the contrary herein, L/C Obligations denominated in a currency other than Dollars will be converted to Dollars at the Exchange Rate.

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1.6 Schedules. Notwithstanding anything to the contrary in this Agreement, (a) solely to the extent related to the Acquired Business, the Borrower may, on or prior to the Acquisition Effective Date, update any disclosure schedule or make any other qualification or disclosure with respect to any representation and warranty contained in Section 5 of this Agreement, in any case, unless the matters described in such updated or supplemented schedule or other disclosure would require or permit the Borrower to terminate the Acquisition Agreement or decline to consummate the Acquisition, and such updated or supplemented schedule or other disclosure shall replace such schedule or other disclosure provided on the Closing Date, without any requirement for any amendment or any consent by any Agent, any Lender, any Lead Arranger or any other Loan Party, (b) to the extent related to the Borrower and its Subsidiaries (other than the Acquired Business), if the Administrative Agent and the Borrower agree, the Borrower may, on or prior to the Acquisition Effective Date, update any disclosure schedule or make any other qualification or disclosure with respect to any representation and warranty contained in Section 5 of this Agreement, but solely to the extent necessary to cure any ambiguity, omission, defect or inconsistency or to the extent immaterial or not adverse to any Lender, and such updated or supplemented schedule or other disclosure shall replace such schedule or other disclosure provided on the Closing Date, and (c) to the extent agreed by the Administrative Agent and the Borrower, Schedule 5.15 to the Disclosure Letter may be amended by the Borrower and the Administrative Agent to set forth the arrangements and timing for the completion of the granting and/or perfection of any security interest in any Collateral or other matters to the extent such granting and/or perfection or other matters is not practicable to be completed on or prior to the Acquisition Effective Date, and such amended schedule shall replace such schedule or provided on the Closing Date, without any requirement for any amendment or any consent by any other Agent, any Lender, any Lead Arranger or any other Loan Party. For the avoidance of doubt, such Schedules to the Disclosure Letter may not be amended pursuant to this Section 1.6 after the Acquisition Effective Date.

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

2.1 Term Commitments.

(a) Subject to the terms and conditions hereof, each Term Lender severally agrees to make, on the Closing Date, one or more term loans (each, a “Closing Date Term Loan” and collectively, the “Closing Date Term Loans”) to the Borrower in Dollars in an amount equal to such Term Lender’s Closing Date Term Commitments, the proceeds of which Closing Date Term Loans shall be deposited into the Escrow Account pursuant to the terms of the Escrow Agreement. Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3. The Borrower may make only one borrowing in respect of the Closing Date Term Commitments which shall be on the Closing Date. All amounts borrowed hereunder with respect to the Closing Date Term Loans shall be paid in full no later than the applicable Term Loan Maturity Date, if not earlier in accordance with the terms of this Agreement. Each Term Lender’s Closing Date Term Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Closing Date Term Commitment on such date.

(b) Subject to the terms and conditions of the First Amendment, on the Initial First Amendment Effective Date, (A) each Term Lender that is a 2016 Converting Replacement Term Loan Lender severally agrees that, without further action by any party to this Agreement, a portion of such Lender’s Term Loans equal to such Lender’s Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a 2016 Converted Replacement Term Loan to the Borrower in dollars and in like principal amount, (B) each 2016 New Replacement Term Loan Lender severally agrees to make a 2016 New Replacement Term Loan to the Borrower on the Initial First Amendment Effective Date denominated in dollars in a principal amount not to exceed its 2016 New Replacement Term Loan Commitment and (C) immediately following the 2016 Replacement Term Loan Conversion

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and the incurrence of the 2016 New Replacement Term Loans pursuant to the preceding clause (B) (and the application of the Net Cash Proceeds thereof as provided in the First Amendment), each 2016 Incremental Term Loan Lender severally agrees to make a 2016 Incremental Term Loan to the Borrower on the Initial First Amendment Effective Date denominated in dollars in a principal amount not to exceed its 2016 Incremental Term Loan Commitment. Immediately following the incurrence of the 2016 Incremental Term Loans on the Initial First Amendment Effective Date (and the application of the Net Cash Proceeds as provided in the First Amendment), such 2016 Incremental Term Loans shall be converted into 2016 Replacement Term Loans pursuant to the 2016 Incremental Term Loan Conversion. Each 2016 New Replacement Term Loan Lender’s 2016 New Replacement Term Loan Commitment shall terminate immediately and without further action on the Initial First Amendment Effective Date after giving effect to the funding of such 2016 New Replacement Term Loan Lender’s 2016 New Replacement Term Loan Commitment on such date. Each 2016 Incremental Term Loan Lender’s 2016 Incremental Term Loan Commitment shall terminate immediately and without further action on the Initial First Amendment Effective Date after giving effect to the funding of such 2016 Incremental Term Loan Lender’s 2016 Incremental Term Loan Commitment on such date.

(c) Subject to the terms and conditions of the Second Amendment, on the Initial Second Amendment Effective Date, (A) each 2016 Replacement Term Loan Lender that is a 2017 Converting Replacement Term Loan Lender severally agrees that, without further action by any party to this Agreement, a portion of such 2016 Replacement Term Loan Lender’s 2016 Replacement Term Loans equal to such 2016 Replacement Term Loan Lender’s Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a 2017 Converted Replacement Term Loan to the Borrower in dollars and in like principal amount and (B) each 2017 New Replacement Term Loan Lender severally agrees to make a 2017 New Replacement Term Loan to the Borrower on the Initial Second Amendment Effective Date denominated in dollars in a principal amount not to exceed its 2017 New Replacement Term Loan Commitment. Each 2017 New Replacement Term Loan Lender’s 2017 New Replacement Term Loan Commitment shall terminate immediately and without further action on the Initial Second Amendment Effective Date after giving effect to the funding of such 2017 New Replacement Term Loan Lender’s 2017 New Replacement Term Loan Commitment on such date.

(d) Subject to the terms and conditions of the Third Amendment, on the Subsequent Third Amendment Effective Date, (A) each 2017 Replacement Term Loan Lender that is a 2017 Converting Replacement Term B-2 Loan Lender severally agrees that, without further action by any party to this Agreement, a portion of such 2017 Replacement Term Loan Lender’s 2017 Replacement Term Loans equal to such 2017 Replacement Term Loan Lender’s Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a 2017 Converted Replacement Term B-2 Loan to the Borrower in dollars and in like principal amount and (B) each 2017 New Replacement Term B-2 Loan Lender severally agrees to make a 2017 New Replacement Term B-2 Loan to the Borrower on the Subsequent Third Amendment Effective Date denominated in dollars in a principal amount not to exceed its 2017 New Replacement Term B-2 Loan Commitment. Each 2017 New Replacement Term B-2 Loan Lender’s 2017 New Replacement Term B-2 Loan Commitment shall terminate immediately and without further action on the Subsequent Third Amendment Effective Date after giving effect to the funding of such 2017 New Replacement Term B-2 Loan Lender’s 2017 New Replacement Term B-2 Loan Commitment on such date.

(e) Subject to the terms and conditions of the Fourth Amendment, on the Subsequent Fourth Amendment Effective Date, (A) each 2017 Replacement Term B-2 Loan Lender that is a 2018 Converting Replacement Term B-3 Loan Lender severally agrees that, without further action by any party to this Agreement, a portion of such 2018 Replacement Term B-3 Loan Lender’s 2017 Replacement Term B-2 Loans equal to such 2018 Replacement Term B-3 Loan Lender’s Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a 2018 Converted Replacement Term B-3 Loan to the Borrower in dollars and in like principal amount and (B) each 2018

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New Replacement Term B-3 Loan Lender severally agrees to make a 2018 New Replacement Term B-3 Loan to the Borrower on the Subsequent Fourth Amendment Effective Date denominated in dollars in a principal amount not to exceed its 2018 New Replacement Term B-3 Loan Commitment. Each 2018 New Replacement Term B-3 Loan Lender’s 2018 New Replacement Term B-3 Loan Commitment shall terminate immediately and without further action on the Subsequent Fourth Amendment Effective Date after giving effect to the funding of such 2018 New Replacement Term B-3 Loan Lender’s 2018 New Replacement Term B-3 Loan Commitment on such date.

2.2 Procedure for Term Loan Borrowings. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the Closing Date) requesting that the Term Lenders make the Closing Date Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each applicable Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Closing Date Term Loans to be made by such Lender. The Administrative Agent shall make the proceeds of such Closing Date Term Loans available to the Borrower on such Borrowing Date by wire transfer in immediately available funds to the Escrow Account as designated in writing by the Borrower to the Administrative Agent. After the Closing Date, each borrowing of Term Loans, each conversion of Term Loans from one Type to the other, and each continuation of Eurocurrency Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (a) telephone, or (b) a Committed Loan Notice; provided that any telephone notice must be confirmed promptly on the same date prior to 2:00 p.m. New York City time such telephonic notice is given by delivery to the Administrative Agent of a Committed Loan Notice. Other than as set forth above with respect to Term Loan Borrowings on the Closing Date, each such Committed Loan Notice must be received by the Administrative Agent not later than (i) 11:00 a.m., New York City time, three (3) Business Days prior to the requested date of any borrowing of, conversion to or continuation of Eurocurrency Term Loans or of any conversion of Eurocurrency Term Loans to ABR Loans, and (ii) no later than 12:00 Noon, New York City time, on the requested date of any borrowing or continuation of ABR Loans.

2.3 Repayment of Term Loans. Commencing with the Quarterly Payment Date occurring on the last day of the first full fiscal quarter ended after the Acquisition Effective Date and on each Quarterly Payment Date thereafter, the Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders holding outstanding Term Loans, an amount equal 0.25% of the aggregate initial principal amount of all Term Loans theretofore borrowed by the Borrower pursuant to Section 2.1 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 4.8 or Sections 4.1 or 4.2, as applicable). The remaining unpaid principal amount of the Term Loans and all other Obligations under or in respect of the Term Loans shall be due and payable in full, if not earlier in accordance with the terms of this Agreement, on the Term Loan Maturity Date, except to the extent extended by an individual Lender as to such Lender’s Term Loan.

2.4 Incremental Term Loans.

(a) Borrower Request. The Borrower may at any time and from time to time after the Subsequent First Amendment Effective Date by written notice to the Administrative Agent elect to request the establishment of one or more new term loan facilities or an increase in any existing tranche of Term Loans (each, an “Incremental Term Facility”) with term loan commitments (each, an “Incremental Term Loan Commitment”) in an aggregate principal amount, when combined with the aggregate amount of all Incremental Term Loan Commitments, Incremental Term Loans and Incremental Revolving Commitments under Section 3.16 and all Incremental Equivalent Debt under Section 2.5, not

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in excess of (i) an amount equal to the maximum amount of additional Loans that could be incurred by the Borrower at such time without causing the First Lien Net Leverage Ratio to be greater than 1.50 to 1.00, calculated after giving pro forma effect to the incurrence of such additional amount (but without giving effect to any amounts incurred under the immediately following clause (ii)), provided that (A) the cash proceeds of any Incremental Term Loans or Incremental Revolving Commitments shall be excluded for the purposes of cash netting from Indebtedness in such calculations, (B) assuming the full amount of any Incremental Revolving Commitments are borrowed (whether or not funded or outstanding) and (C) all Incremental Term Facilities, Incremental Revolving Commitments, Incremental Equivalent Debt and permitted refinancings of the foregoing shall be included in the numerator of such First Lien Net Leverage Ratio calculation regardless of whether, or to what extent secured, plus (ii) $500,000,000, and in minimum increments of $10,000,000 or integral multiples of $1,000,000 in excess thereof (or such lesser minimum increments as the Administrative Agent shall agree in its sole discretion) (the foregoing amount, the “Available Incremental Amount”). Each such notice shall specify (i) the date (each, a “Term Loan Increase Effective Date”) on which the Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as the Administrative Agent shall agree in its sole discretion) and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent) to whom the Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations.

(b) Conditions. With respect to any Incremental Term Loan Commitments, such Incremental Term Loan Commitment shall become effective, as of such Term Loan Increase Effective Date; provided that:

(i) the condition set forth in Section 6.2(c) shall be satisfied (except as otherwise set forth in the applicable Increase Term Joinder);

(ii) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to (A) the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date and (B) representations and warranties qualified by materiality shall be true and correct in all respects); provided that, if the primary purpose of such Incremental Term Facility is to finance a Limited Condition Acquisition permitted under Section 8.7, with the consent of only the Incremental Lenders providing such Incremental Term Facility, the foregoing shall be limited to the Specified Representations (other than Section 5.19 with respect to the target in such Permitted Acquisition and its subsidiaries);

(iii) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Term Loan Increase Effective Date (except as otherwise set forth in the applicable Increase Term Joinder); provided that, if the primary purpose of such Incremental Term Facility is to finance a Limited Condition Acquisition, permitted under Section 8.7, with the consent of only the Incremental Lenders providing such Incremental Term Facility, the foregoing shall at the Borrower’s election instead be tested at the time of the execution of the relevant definitive acquisition agreement; and

(iv) the Borrower shall deliver or cause to be delivered a duly executed Increase Term Joinder and any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

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(c) Terms of Incremental Term Loans and Incremental Term Loan Commitments. The terms and provisions of the Term Loans made pursuant to the Incremental Term Loan Commitments (the “Incremental Term Loans”) shall be as follows:

(i) such terms and provisions shall be consistent with the existing Term Loans (except as otherwise set forth herein) and, to the extent not consistent with such existing Term Loans, on terms reasonably acceptable to the Administrative Agent, the Borrower and the Incremental Lenders providing such Incremental Term Facility (it being understood that Incremental Term Loans may be part of the existing tranche of Term Loans or may comprise one or more new tranches of Term Loans); provided that except as otherwise set forth in clauses (ii)–(vi) below and clause (b) above, the terms shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the Incremental Lenders under the relevant Incremental Term Facility than those applicable to the then-existing Term Loans or otherwise reasonably acceptable to the Administrative Agent (except for covenants or other provisions applicable only to periods after the latest final maturity date of the then-existing Term Loans at the time of incurrence of the Incremental Term Facility);

(ii) the amortization requirements for such Incremental Term Loans may differ from those of the Term Loans, provided that the weighted average life to maturity of all new Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of any Term Loans outstanding at such time;

(iii) the final stated maturity date of Incremental Term Loans shall not be earlier than the latest Term Loan Maturity Date of any Term Loans outstanding at such time without taking into account any ability to extend such Term Loan Maturity Date that has not yet been exercised;

(iv) any Incremental Term Facility shall have fees as agreed between the Borrower and the Lenders under such Incremental Term Facility subject to clause (vi) below;

(v) any Incremental Term Facility may provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of Term Loans hereunder;

(vi) the applicable yield for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders; provided however, that if the All-In Yield for any Incremental Term Loans incurred is greater than the highest applicable All-in-Yield that may, under any circumstances, be payable with respect to ~~2017~~2018 Replacement Term B-~~2~~3 Loans then outstanding plus 50 basis points then such yield for the then existing ~~2017~~2018 Replacement Term B-~~2~~3 Loans shall be increased to the extent necessary so that the yield is equal to such Incremental Term Facility minus 50 basis points; provided that if such Incremental Term Facility includes a Eurocurrency Rate floor greater than the Eurocurrency Rate floor applicable to the then-existing ~~2017~~2018 Replacement Term B-~~2~~3 Loans, or an ABR floor greater than the ABR

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floor applicable to the then-existing ~~2017~~2018 Replacement Term B-~~2~~3 Loans such differential between the Eurocurrency Rate or ABR floors shall be equated to the applicable All-in Yield for purposes of determining whether an increase to the interest rate margin under the then-existing ~~2017~~2018 Replacement Term B-~~2~~3 Loans shall be required, but only to the extent an increase in the Eurocurrency Rate or ABR floor in the then-existing ~~2017~~2018 Replacement Term B-~~2~~3 Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the Eurocurrency Rate or ABR floor (but not the interest rate margin) applicable to the then-existing ~~2017~~2018 Replacement Term B-~~2~~3 Loans shall be increased to the extent of such differential between the Eurocurrency Rate or ABR floors; and

(vii) Incremental Term Loans shall rank pari passu in right of payment and benefit from the same guarantees as, and be secured on a pari passu basis by the same Collateral securing the other Loans.

Incremental Term Loans may be provided by any existing Lender (but no existing Lender shall have an obligation to make any Incremental Term Loan Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Term Loan Commitment) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection with such Incremental Term Facility; provided that the consent of the Administrative Agent and the Issuing Lenders (in each case not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any additional Lender to the same extent such consent would for an assignment of an existing Loan to such Lender pursuant to Section 11.6(b). The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Term Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them. Incremental Term Loans may be used for the Borrower’s and its Subsidiaries’ general corporate purposes, including any transaction not prohibited under this Agreement. The Increase Term Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.4. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans that are Term Loans made pursuant to this Agreement.

(d) Making of Incremental Term Loans. On any Term Loan Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment.

(e) Equal and Ratable Benefit. The Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2.4 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and without limiting the foregoing, shall benefit equally and ratably from security interests created by the Security Documents and the guarantees of the Subsidiary Guarantors. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such Class of Incremental Term Loans or any such Incremental Term Loan Commitments.

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2.5 Incremental Equivalent Debt. (a) At any time and from time to time after the Acquisition Effective Date, subject to the terms and conditions set forth herein, the Borrower may issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed the Available Incremental Amount as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt when combined with the aggregate amount of all Incremental Term Loans and Incremental Term Loan Commitments under Section 2.4, Incremental Revolving Commitments under Section 3.16, and any other Incremental Equivalent Debt under this Section 2.5.

(b) The issuance of any Incremental Equivalent Debt pursuant to this Section 2.5 (i) shall in all cases, be subject to the terms and conditions applicable to Incremental Term Loan Commitments set forth under Section 2.4(b)(iii) and Section 2.4(c)(ii) through (v), (ii) shall not be guaranteed by any Person other than the Subsidiary Guarantors and shall not be secured by any Lien on any property or asset of the Borrower and its Subsidiaries other than the Collateral, and (iii) shall contain covenants, events of default, guarantees (if any) and other terms customary for similar debt instruments in light of then-prevailing market conditions at the time of issuance, it being understood that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent prior to or at the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions of the Incremental Equivalent Debt satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions have been satisfied. Notwithstanding anything to the contrary contained in this Section 2.5(b), (i) if the Incremental Equivalent Debt is incurred in the form of Permitted Pari Passu Indebtedness that is floating rate debt, such Incremental Equivalent Debt shall be subject to the terms and conditions applicable to Incremental Term Loan Commitments under Section 2.4(c)(vi), and (ii) if the Incremental Equivalent Debt is incurred in the form of Permitted Pari Passu Indebtedness that is fixed rate debt, if the All-In Yield for any such Incremental Equivalent Debt incurred is greater than the highest applicable All-in-Yield that may, under any circumstances, be payable with respect to Term Loans then outstanding (with such All-In Yield with respect to the then existing Term Loans calculated using (A) the higher of the Eurocurrency Rate at such time and the LIBOR Swap Equivalent Rate and (B) the margin and any OID or upfront fees consistent with the treatment thereof under the definition of “All-in-Yield”) plus 50 basis points then such yield for the then existing Term Loans shall be increased to the extent necessary so that the yield is equal to such Incremental Equivalent Debt minus 50 basis points.

2.6 Extensions of Loans. (a) The Borrower may, by written notice to the Administrative Agent from time to time after the Acquisition Effective Date, request an extension (each, an “Extension”) of the maturity date of any Class of Loans or Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Commitments and/or Term Loans that will be subject to the Extension (which shall be in minimum increments of $1,000,000 and a minimum aggregate principal amount of $10,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Revolving Commitments or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

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(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such Extension (except (A) to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date and (B) representations and warranties qualified by materiality shall be true and correct in all respects), (iii) the Issuing Lenders shall have consented to any Extension of the Revolving Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit at any time during the extended period and (iv) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with paragraph (c) of this Section.

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Commitment shall be no earlier than the Revolving Termination Date and the final maturity date of the Extended Term Loans shall be no earlier than the Term Loan Maturity Date, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the then-existing Term Loans, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Commitments or Extended Term Loans, as applicable, shall be the same as the Borrower and Subsidiary Guarantors with respect to the existing Revolving Loans or Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Commitment (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Loans, or reductions of Extended Revolving Commitments, and participation in Letters of Credit, shall be on a pro rata basis with the other Revolving Commitments (other than upon the maturity of the non-extended Revolving Loans and Revolving Commitments) and (vi) the terms of the Extended Revolving Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Commitments or Extended Term Loans as a new Class or tranche of Revolving Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section.

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2.7 Fees. The Borrower shall pay to the Administrative Agent such fees as have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

3.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower in Agreed Currencies from time to time during the Revolving Availability Period in an aggregate principal amount at any one time outstanding which, (i) when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding, subject to Sections 1.3 and 4.2(h), does not exceed the amount of such Lender’s Revolving Commitment and (ii) subject to Section 1.3 and 4.2(h), will not result in the Dollar Amount of any Lender’s Revolving Credit Exposure and L/C Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit. During the Revolving Availability Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3. Subject to Section 3.15, each Revolving Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions applicable to a Lender of Revolving Loans hereunder shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date, except to the extent extended by individual Lenders as to such Lender’s Revolving Commitment.

(c) In the event a mandatory prepayment of the Closing Date Term Loans is required to be made pursuant to Section 4.2(e), the Revolving Availability Period shall not commence and the Revolving Commitments shall automatically terminate.

3.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Availability Period on any Business Day; provided that the Borrower shall give the Administrative Agent its irrevocable notice (which notice, in the case of any Revolving Loans to be borrowed on the Acquisition Effective Date must be received in writing by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the Acquisition Effective Date), which may be given by (a) telephone or (b) a Committed Loan Notice; provided, that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked if the refinancing or sale, transfer, lease or other disposition of assets does not occur; provided further that any telephone notice must be confirmed promptly on the same date prior to 2:00 p.m. New York City time such telephonic notice is given by delivery to the Administrative Agent of a Committed Loan Notice. Such notice must be received by the Administrative Agent for any Revolving Loans requested to be made after the Acquisition Effective Date, prior to 12:00 Noon, New York City time, (i) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans (four (4) Business Days prior to the requested Borrowing Date, in the case of a Eurocurrency Revolving Loan denominated in a Foreign

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Currency), or (ii) prior to 12:00 Noon, New York City time on the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans to finance payments required to be made pursuant to Section 3.3 may be given not later than 12:00 Noon, New York City time, on the date of the proposed borrowing) and must specify (A) the amount and Type of Revolving Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurocurrency Revolving Loans, the respective amounts of each Type of Loan, the Agreed Currency of each such Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Loan Commitments shall be in a Dollar Amount equal to (A) in the case of ABR Loans, $10,000,000 or in increments of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $10,000,000, such lesser amount) and (B) in the case of Eurocurrency Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that borrowings of ABR Loans pursuant to Section 3.9 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make the proceeds of such Revolving Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

3.3 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Commitment Fee”) for the period from and including the Acquisition Effective Date to the last day of the Revolving Availability Period, computed at the Commitment Fee Rate on the average daily Dollar Amount of the Available Revolving Commitment of such Lender during the period for which payment is made payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

3.4 Termination or Reduction of Revolving Commitments. On or after the Acquisition Effective Date, the Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Any such reduction shall be in an amount equal to $10,000,000, or a multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

3.5 L/C Commitment. (a) On or after the Acquisition Effective Date, subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.8(a), agrees to issue standby letters of credit (“Letters of Credit”) not to exceed the L/C Commitment for the account of the Borrower on any Business Day during the Revolving Availability Period as may be approved from time to time by such Issuing Lender, with the face amount of any outstanding Letters of Credit (and, without duplication, any unpaid L/C Disbursement in respect thereof) reducing the Available Revolving Commitments on a Dollar-for-Dollar basis by the Dollar Amount thereof; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the

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aggregate amount of such Issuing Lender’s Available Revolving Commitments would be less than zero, or (iii) subject to Section 1.3 and 4.2(d), such issuance would cause the Dollar Amount of any Lender’s Revolving Credit Exposure and L/C Exposure, in each case denominated in Foreign Currencies, to exceed the Foreign Currency Sublimit. Each Letter of Credit shall (i) be denominated in an Agreed Currency and (ii) expire no later than the earlier of (A) the first anniversary of its date of issuance (unless otherwise agreed by the applicable Issuing Lender) and (B) the date that is five (5) Business Days prior to the Revolving Termination Date; provided that any Letter of Credit may provide for automatic renewals pursuant to Section 3.6(b). Each Letter of Credit shall be governed by laws of the State of New York (unless the laws of another jurisdiction are agreed to by the respective Issuing Lender). It is hereby acknowledged and agreed that each of the letters of credit described in Schedule 3.5 of the Disclosure Letter shall constitute a “Letter of Credit” for all purposes of this Agreement on the Acquisition Effective Date and shall be deemed issued under this Agreement on the Acquisition Effective Date.

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Requirements of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it and (iii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally. No Primary Issuing Lender shall be obligated to issue Letters of Credit in an aggregate face amount in excess at any time outstanding of the Primary Issuing Lender L/C Sublimit.

3.6 Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions. (a) On or after the Acquisition Effective Date, the Borrower may from time to time request that an Issuing Lender issue a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to such Issuing Lender an Application requesting the issuance of the Letter of Credit and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the Agreed Currency applicable thereto, the date on which such Letter of Credit is to expire (which shall comply with Section 3.5(a)(iii)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information and documents, including any Issuer Documents, as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such Application shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by such Issuing Lender to enable such Issuing Lender to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including, without limitation, Section 326 of the Patriot Act. Provided such Issuing Lender has determined that the issuance, amendment, renewal or extension of the requested Letter of Credit in favor of the identified beneficiary is in compliance with U.S. Treasury and U.S. Department of Commerce regulations and other applicable governmental laws, rules and regulations (including, without limitation, the U.S. Office of Foreign Asset Control regulations), upon receipt of all required approvals, such Issuing Lender will issue, amend, renew or extend the requested Letter of Credit for the account of the Borrower in such form as may be approved

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by such Issuing Lender, which shall have been approved by the Borrower, within (i) in the case of an issuance, five (5) Business Days of the date of the receipt of the Application and all related information and (ii) in the case of an amendment, renewal or extension, three (3) Business Days of the date of the receipt of the Application and all related information. Each Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. An Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance (or, amendment, extension or renewal, as applicable) of each Letter of Credit (including the amount thereof and the Agreed Currency applicable thereto) issued by such Issuing Lender.

(b) If the Borrower so requests in any applicable Application, an Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an Issuing Lender, the Borrower shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five (5) Business Days prior to the Revolving Termination Date; provided, however, that an Issuing Lender shall not permit any such extension if (i) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.5(a) or (b) or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.

3.7 Fees and Other Charges; Role of Issuing Lender; Applicability of ISP and UCP. (a) The Borrower will pay a fee (the “L/C Fee”) in Dollars on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Facility on the Dollar Amount of such Letter of Credit, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee in Dollars of 0.125% per annum on the undrawn and unexpired Dollar Amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender.

(c) Role of Issuing Lender. Each Lender and the Borrower agree that, in paying any L/C Disbursement under a Letter of Credit, an Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, the Administrative Agent, any of their respective Agent Related Parties nor any correspondent,

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participant or assignee of any Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, the Administrative Agent, any of their respective Agent Related Parties nor any correspondent, participant or assignee of any Issuing Lender shall be liable or responsible for any of the matters described in Section 3.10; provided, however, that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Lender, and an Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a final and nonappealable decision of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(d) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuing Lender and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP or the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit (provided that for the avoidance of doubt, no Issuing Lender shall be required to issue a commercial Letter of Credit hereunder). Notwithstanding the foregoing, an Issuing Lender shall not be responsible to the Borrower for, and such Issuing Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

3.8 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lenders, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lenders’ obligations and rights (though, in the case of rights, subject to such L/C Participant’s satisfaction of its reimbursement obligation set forth in the following sentence) under and in respect of each Letter of Credit issued hereunder and the Dollar Amount of each L/C Disbursement paid by the Issuing Lenders thereunder. Each L/C Participant unconditionally and irrevocably agrees

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with each Issuing Lender that, if an L/C Disbursement is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of such Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the Dollar Amount of such L/C Disbursement, or any part thereof, that is not so reimbursed. The L/C Participants’ obligations to make such payment shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any L/C Participant may have or have had against an Issuing Lender, the Borrower or any other Person. The Administrative Agent shall promptly forward such Dollar Amount to such Issuing Lender.

(b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of an Issuing Lender pursuant to Section 3.8(a) in respect of any unreimbursed portion of any L/C Disbursement made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount in Dollars equal to the product of (i) the Dollar Amount of such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such L/C Disbursement is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.8(a) is not made available to the Administrative Agent in Dollars for the account of such Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, the Dollar Amount of such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility (or to the extent that such L/C Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Loan in such Foreign Currency in an amount equal to the L/C Disbursement made by such Issuing Lender under such Letter of Credit). A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.8(a), the Administrative Agent or such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or such Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or such Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by the Administrative Agent or such Issuing Lender, as the case may be, to it.

3.9 Reimbursement Obligation of the Borrower. An Issuing Lender shall notify the Borrower of the date and Dollar Amount of any L/C Disbursement under any Letter of Credit and paid by such Issuing Lender. The Borrower agrees to reimburse such Issuing Lender in Dollars for the Dollar Amount of (a) such L/C Disbursement so paid (or if the Issuing Lender shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Lender pursuant to such L/C Disbursement in such Agreed Currency in an amount equal to the amount of such L/C Disbursement) and (b) any reasonable and documented fees, charges or other costs or expenses (other than taxes or similar amounts) incurred by such Issuing Lender in connection with such payment on the Business Day after the Borrower receives such notice. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars (or if the Issuing Lender shall so elect in its

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sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Lender pursuant to such L/C Disbursement in such Agreed Currency in an amount equal to the amount of such L/C Disbursement) and in immediately available funds. Each L/C Disbursement under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9.2(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.8 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2 of ABR Loans in the amount of such L/C Disbursement; provided that, if the amount of such L/C Disbursement is not less than the Dollar Amount of $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 3.2 or 1.5 that such payment be financed with (i) to the extent such L/C Disbursement was made in Dollars, an ABR Revolving Loan or Eurocurrency Revolving Loan in Dollars in an amount equal to such L/C Disbursement or (ii) to the extent that such L/C Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Loan in such Foreign Currency in an amount equal to such L/C Disbursement, and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Eurocurrency Revolving Loan, as applicable. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans could be made, pursuant to Section 3.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from an Issuing Lender of such L/C Disbursement under such Letter of Credit. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each L/C Participant of the applicable amount drawn, the payment then due from the Borrower in respect thereof and such L/C Participant’s Revolving Percentage thereof. Promptly following receipt of such notice, each L/C Participant shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 3.2 with respect to Loans made by such Lender (and Section 3.2 shall apply, mutatis mutandis, to the payment obligations of the L/C Participants), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the L/C Participants. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 3.9, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that L/C Participants have made payments pursuant to this Section 3.9 to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by an L/C Participant pursuant to this Section 3.9 to reimburse the Issuing Lender for any L/C Disbursement under a Letter of Credit (other than the funding of ABR Revolving Loans or Eurocurrency Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such unreimbursed amount. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Lender or Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (A) pay the amount of any such tax requested by the Administrative Agent, the Issuing Lender or the relevant Revolving Lender or (B) reimburse each L/C Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated using the applicable Exchange Rates, on the date such L/C Disbursement is made, of such L/C Disbursement.

3.10 Obligations Absolute. The Borrower’s obligations under Section 3.9 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against an Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders that the Issuing Lenders and any Issuing Lender’s Agent Related Parties shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.9 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be

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transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender or any Agent Related Party of any Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender or its Agent Related Parties, as applicable. The parties hereto agree that any action taken or omitted by an Issuing Lender or its Agent Related Parties under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of their respective gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction), shall be binding on the Borrower and the parties hereto and shall not result in any liability of such Issuing Lender or its Agent Related Parties to the Borrower.

3.11 Letter of Credit Payments. If any L/C Disbursement is made under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date of payment and amount paid by such Issuing Lender in respect thereof. The responsibility of an Issuing Lender to the Borrower in connection with any L/C Disbursement under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, and subject to the limitations on liability set forth in Section 3.7(c) and 3.10 hereof, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.12 Applications; Issuer Documents. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.13 Interim Interest. If the Issuing Lender shall make any disbursement under a Letter of Credit, then, unless the Borrower shall reimburse such disbursement in full on the date such disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such disbursement is made to but excluding the date that the Borrower reimburses such disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Margin with respect to Eurocurrency Revolving Loans); provided that, if the Borrower fails to reimburse such disbursement when due pursuant to Section 3.9, then Section 4.5(c) shall apply. Interest accrued pursuant to this Section 3.13 shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any L/C Participant pursuant to Section 3.9 to reimburse the Issuing Lender shall be for the account of such L/C Participant to the extent of such payment.

3.14 Replacement of Issuing Lender. An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.7. From and after the effective date of any such replacement, (a) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

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3.15 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the final paragraph of Section 11.1.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.15(b); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.15(b); sixth, to the payment of any amounts owing to the Lenders or Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii) No Defaulting Lender shall be entitled to receive any Commitment Fees for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.15(b); provided that with respect to any L/C Fee not required to be paid pursuant to this Section 3.15(a)(iv), the Borrower shall (A) pay to each Non-Defaulting Lender that portion of any such L/C Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (v) below, (B) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (C) not be required to pay the remaining amount of any such fee.

(v) All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(vi) If the reallocation described in clause (v) above cannot, or can only partially, be effected, the Borrower shall, within two (2) Business Days following the written request of the Administrative Agent (with a copy to the Administrative Agent), without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.15(b).

(b) At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 3.15(a)(v) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

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(i) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided (other than Liens permitted pursuant to Section 8.3), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.15(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 3.15(b) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral.

(c) If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 3.15(a)(v)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d) So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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3.16 Incremental Revolving Commitments.

(a) Borrower Request. The Borrower may at any time and from time to time after the Acquisition Effective Date by written notice to the Administrative Agent elect to request an increase to the existing Revolving Commitments (each, an “Incremental Revolving Commitment”) in an aggregate principal amount when combined with the aggregate amount of all Incremental Term Loan Commitments under Section 2.4 and all Incremental Equivalent Debt under Section 2.5 and any other Incremental Revolving Commitment, not in excess of the Available Incremental Amount. Each such notice shall specify (i) the date (each, a “Revolving Commitment Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as the Administrative Agent shall agree in its sole discretion) and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lenders) to whom the Borrower proposes any portion of such Incremental Revolving Commitment be allocated and the amounts of such allocations.

(b) Conditions. The Incremental Revolving Commitment shall become effective as of such Revolving Commitment Increase Effective Date; provided that:

(i) the condition set forth in Section 6.2(c) shall be satisfied (except as otherwise set forth in the applicable Increase Revolving Joinder);

(ii) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except (A) to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date and (B) representations and warranties qualified by materiality shall be true and correct in all respects); provided that, if the primary purpose of such Incremental Revolving Commitment is to finance a Limited Condition Acquisition permitted under Section 8.7 with the consent of only the Revolving Lenders, then the foregoing shall be limited to the Specified Representations (other than Section 5.19 with respect to the target in such Permitted Acquisition and its subsidiaries);

(iii) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Revolving Commitment Increase Effective Date (except as otherwise set forth in the applicable Increase Revolving Joinder); provided that, if the primary purpose of such Incremental Revolving Commitment is to finance a Limited Condition Acquisition permitted under Section 8.7, with the consent of only the Revolving Lenders providing such Incremental Revolving Commitment, the foregoing shall at the Borrower’s election instead be tested at the time of the execution of the relevant definitive acquisition agreement; and

(iv) the Borrower shall deliver or cause to be delivered a duly executed Increase Revolving Joinder and any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c) Terms of Incremental Revolving Loans and Incremental Revolving Commitments. The terms and provisions of the Incremental Revolving Commitments and the Loans made pursuant to the Incremental Revolving Commitments (the “Incremental Revolving Loans”) shall be part of the existing tranche of Revolving Loans and such terms and provisions shall be on the same terms and subject to the same documentation applicable to the existing Revolving Facility.

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Incremental Revolving Loans may be provided by any existing Lender (but no existing Lender shall have an obligation to make any Incremental Revolving Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Revolving Commitment) and additional banks, financial institutions and other institutional lenders; provided that the consent of the Administrative Agent and any Issuing Lender (in each case not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any additional Lender to the same extent such consent would for an assignment of an existing Loan to such Lender pursuant to Section 11.6(b). The Incremental Revolving Commitments shall be effected by a joinder agreement (the “Increase Revolving Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Revolving Commitment, in form and substance reasonably satisfactory to each of them. Incremental Revolving Loans may be used for the Borrower’s and its Subsidiaries’ general corporate purposes, including any transaction not prohibited under this Agreement. The Increase Revolving Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.16. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Commitments and Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Commitments and Incremental Revolving Loans that are made pursuant to this Agreement.

(d) Equal and Ratable Benefit. The Incremental Revolving Loans and Incremental Revolving Commitments established pursuant to this Section 3.16 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, if secured, in any case, shall benefit equally and ratably from security interests created by the Security Documents and the guarantees of the Subsidiary Guarantors. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such Class of Incremental Revolving Loans or any such Incremental Revolving Commitments.

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

4.1 Optional Prepayments. (a) On or after the Acquisition Effective Date, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (other than in connection with a Repricing Event), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three (3) Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 12:00 Noon, New York City time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans and if such payment is to be applied to prepay the Term Loans; provided that (x) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11 and (y) that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid and any premium applicable thereto under Section 4.1(b). Partial prepayments of Loans shall be in an aggregate principal Dollar Amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof. Voluntary prepayments shall be applied to Term Loans in accordance with Section 4.8 hereof.

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(b) Notwithstanding anything contained herein to the contrary, in the event that, on or prior to the date which is six months after the Subsequent Third Amendment Effective Date (i) a Repricing Event occurs, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders, a prepayment premium of 1.00% of the aggregate principal amount of the ~~2017~~2018 Replacement Term B-~~2~~3 Loans prepaid, refinanced, substituted or replaced pursuant to such Repricing Event and (ii) any Lender becomes a Non-Consenting Lender in respect of an amendment to the Loan Documents that would reduce the All-in Yield applicable to ~~2017~~2018 Replacement Term B-~~2~~3Loans and such Lender’s ~~2017~~2018 Replacement Term B-~~2~~3 Loans are assigned pursuant to the Non-Consenting Lender provisions of Section 11.1, the Borrower shall pay to such Lender for its own account a fee equal to 1.00% of the aggregate principal amount of the ~~2017~~2018 Replacement Term B-~~2~~3 Loans so assigned. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event or assignment, as applicable.

(c) In connection with the incurrence of 2017 New Replacement Term Loans pursuant to Section 2.1(c) and the repayment of 2016 Replacement Term Loans with the Net Cash Proceeds thereof, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall be obligated to pay to each 2017 Non-Converting Replacement Term Loan Lender any amounts owing pursuant to Section 4.11 (if any) to such 2017 Non-Converting Replacement Term Loan Lender in connection with the repayment of the outstanding 2016 Replacement Term Loans of such 2017 Non-Converting Replacement Term Loan Lender with the proceeds of 2017 New Replacement Term Loans (it being understood that breakage or other costs of the type referred to in Section 4.11 (if any) shall not be payable to 2017 Converting Replacement Term Loan Lenders in connection with (x) the 2017 Replacement Term Loan Conversion or (y) any 2016 Replacement Term Loans of such 2017 Converting Replacement Term Loan Lender which are not subject to the 2017 Replacement Term Loan Conversion and which are prepaid with the proceeds of the 2017 New Replacement Term Loans).

(d) In connection with the incurrence of 2017 New Replacement Term B-2 Loans pursuant to Section 2.1(d) and the repayment of 2017 Replacement Term Loans with the Net Cash Proceeds thereof, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall be obligated to pay to each 2017 Non-Converting Replacement Term B-2 Loan Lender any amounts owing pursuant to Section 4.11 (if any) to such 2017 Non-Converting Replacement Term B-2 Loan Lender in connection with the repayment of the outstanding 2017 Replacement Term Loans of such 2017 Non-Converting Replacement Term B-2 Loan Lender with the proceeds of 2017 New Replacement Term B-2 Loans (it being understood that breakage or other costs of the type referred to in Section 4.11 (if any) shall not be payable to 2017 Converting Replacement Term B-2 Loan Lenders in connection with (x) the 2017 Replacement Term B-2 Loan Conversion or (y) any 2017 Replacement Term Loans of such 2017 Converting Replacement Term B-2 Loan Lender which are not subject to the 2017 Replacement Term B-2 Loan Conversion and which are prepaid with the proceeds of the 2017 New Replacement Term B-2 Loans).

(e) In connection with the incurrence of 2018 New Replacement Term B-3 Loans pursuant to Section 2.1(e) and the repayment of 2017 Replacement Term B-2 Loans with the Net Cash Proceeds thereof, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall be obligated to pay to each 2018 Non-Converting Replacement Term B-3 Loan Lender any amounts owing pursuant to Section 4.11 (if any) to such 2018 Non-Converting Replacement Term B-3 Loan Lender in connection with the repayment of the outstanding 2017 Replacement Term B-2 Loans of such 2018 Non-Converting Replacement Term B-3 Loan Lender with the proceeds of 2018 New Replacement Term B-3 Loans (it being understood that breakage or other costs of the type referred to in Section 4.11 (if any) shall not be payable to 2018 Converting Replacement Term B-3 Loan Lenders in connection with (x) the 2018 Replacement Term B-3 Loan Conversion or (y) any 2017 Replacement Term B-2 Loans of such 2018 Converting Replacement Term B-3 Loan Lender which are not subject to the 2018 Replacement Term B-3 Loan Conversion and which are prepaid with the proceeds of the 2018 New Replacement Term B-3 Loans).

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4.2 Mandatory Prepayments. (a) If any Indebtedness shall be incurred or issued by the Borrower or any Restricted Subsidiary after the Acquisition Effective Date (other than Excluded Indebtedness but including, for the avoidance of doubt, any Replacement Facility), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied promptly upon such incurrence or issuance toward the prepayment of the Loans as set forth in Section 4.2(f).

(b) If on any date after the Acquisition Effective Date the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within five (5) Business Days of such date toward the prepayment of the Loans as set forth in Section 4.2(f); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 4.2(f).

(c) The Borrower shall, on each Excess Cash Flow Application Date commencing with the Excess Cash Flow Application Date applicable to the fiscal year of the Borrower ending December 31, 2016, apply the ECF Percentage of the excess, if any, of (i) Excess Cash Flow for the related Excess Cash Flow Payment Period minus (ii) voluntary prepayments of the Loans (including the Term Loans but excluding prepayments of the Revolving Facility to the extent there is not an equivalent permanent reduction in commitments thereunder) and Dutch Auction purchases of Term Loans pursuant to Section 11.6(j) to the extent of cash payments by the Borrower in connection therewith, in each case made with Internally Generated Cash during such Excess Cash Flow Payment Period toward the prepayment of the Loans as set forth in Section 4.2(f); provided that with respect to the fiscal year period ending on December 31, 2016, (i) such calculation of Excess Cash Flow shall be pro rated to reflect the portion of Excess Cash Flow attributable to the period commencing on the Acquisition Effective Date and ending on December 31, 2016 and (ii) notwithstanding any such calculation hereunder, the aggregate amount of any mandatory prepayment under this Section 4.2(c) with respect to the fiscal year ending December 31, 2016 shall not exceed $75,000,000. Except as provided below, each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than 100 days after the end of the fiscal year of the Borrower for which such prepayment is made are required to be delivered to the Lenders.

(d) Notwithstanding the foregoing, the Borrower will not be required to prepay the Loans pursuant to clause (b) with respect to any Net Cash Proceeds from any Asset Sale or Recovery Event or pursuant to clause (c) with respect to any Excess Cash Flow for the related Excess Cash Flow Payment Period, in each case attributable to a Foreign Subsidiary to the extent (i) the repatriation of such Net Cash Proceeds or Excess Cash Flow is prohibited by applicable local law from being repatriated so long, but only so long, as the applicable local law will not permit such repatriation (the Borrower hereby agreeing to use commercially reasonably efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation) or (ii) the repatriation of such Net Cash Proceeds or Excess Cash Flow from such Foreign Subsidiary would result in material adverse consequence with respect to Taxes, fees or similar impositions of Governmental Authorities (including any actual cash Tax liability of more than $10,000,000 owed to any Governmental Authorities that would be incurred in connection with such mandatory prepayment provisions, as determined after utilizing any of the Borrower’s available net operating losses or other available Tax attributes); provided that in the event the Borrower is required to make a payment of Net Cash Proceeds or Excess Cash Flow attributable to a Foreign Subsidiary, such payment shall be made as soon as practicable based on applicable legal, regulatory or commercial restraints after the Borrower becomes aware that such repatriation would not be prohibited by applicable local law or result in material adverse consequences with respect to Taxes, fees or similar impositions of Governmental Authorities.

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(e) In the event that the Collateral Agent delivers written notice to the Escrow Agent pursuant to Section 3(d) of the Escrow Agreement, the Closing Date Term Loans, all accrued interest thereon and all other Obligations with respect thereto shall be immediately due and payable, and the Administrative Agent shall apply all proceeds received from the Escrow Account in accordance with Section 4.2 and Section 4.8; provided that if the amount of the Escrow Property is less than the amount required to prepay the Closing Date Term Loans, all accrued interest thereon and all other Obligations with respect thereto in full on such date, the Borrower will deliver to the Administrative Agent, on the date of such prepayment, an amount equal to such deficiency.

(f) Amounts to be applied in connection with prepayments made pursuant to Section 4.2 (a)-(e) shall be applied, without premium or penalty (other than in connection with a Repricing Event) first, to the prepayment of the Term Loans in accordance with Section 4.8 and, second, to prepay the Revolving Loans without any permanent reduction of the Revolving Commitments, in each case on a pro rata basis. The application of any prepayment pursuant to this Section 4.2 shall be made, first, to ABR Loans and, second, to Eurocurrency Loans. Each prepayment of the Loans under this Section 4.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid, and any premium applicable thereto under Section 4.1(b); provided, further, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11.

(g) Each Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or PDF attachment to an e-mail) at least one Business Day prior to the required prepayment date, to decline all or any portion of any mandatory prepayment pursuant to Section 4.2(a)-(e) of its Loans (such declined prepayment amounts, “Declined Prepayments”) other than any prepayment from the proceeds of any Replacement Facility, in which case (i) such Declined Prepayments shall be applied pro rata to all Term Loans of each Term Lender that did not elect to decline such prepayment, and (ii) to the extent of any excess, such Declined Prepayments shall be retained by the Borrower.

(h) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Revolving Extensions of Credit denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Revolving Extension of Credit) exceeds the Total Revolving Commitments or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding L/C Exposures and Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Revolving Extension of Credit exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Extensions of Credit (so calculated) exceeds 105% of the Total Revolving Commitments or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Revolving Extension of Credit, exceeds 105% of the Foreign Currency Sublimit, the Borrower shall in each case immediately repay Revolving Loans or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent, as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Extensions of Credit (so calculated) to be less than or equal to the Total Revolving Commitments and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable, provided that, in the case of prepayments of Revolving Loans, if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof),

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the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent.

4.3 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurocurrency Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election, which may be given by (A) telephone, or (B) a Committed Loan Notice no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date; provided that any telephone notice must be confirmed promptly on the same date prior to 2:00 p.m. New York City time such telephonic notice is given by delivery to the Administrative Agent of a Committed Loan Notice; provided further that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior irrevocable notice of such election which may be given by (A) telephone, or (B) a Committed Loan Notice (provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice) no later than 2:00 p.m., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. No conversion or continuation of the 2016 Incremental Term Loans into 2016 Replacement Term Loans pursuant to the 2016 Incremental Term Loan Conversion shall constitute a voluntary or mandatory payment, prepayment or commitment reduction for purposes of the Agreement.

(b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1 and, prior to the Acquisition Effective Date, subject to the last sentence of this Section 4.3(b), of the length of the next Interest Period to be applicable to such Loans; provided that no Eurocurrency Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, (i) in the case of any Eurocurrency Loans denominated in Dollars, such Loans shall be converted to ABR Loans and (ii) in the case of any Eurocurrency Loans denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver any required notice election prior to the third (3rd) Business Day preceding the end of such Interest Period, such Eurocurrency Loans shall automatically continue as Eurocurrency Loans in the same currency with an Interest Period of one month unless such Eurocurrency Loans are or were repaid in accordance with Section 4.1. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. Notwithstanding the foregoing, (i) on the Closing Date, the initial Closing Date Term Loans shall be Eurocurrency Loans with an Interest Period of one week, and the Borrower shall be deemed to have requested that the Initial Closing Date Term Loans be continued for one additional one week Interest Period thereafter, and (ii) for the period from May 2, 2016 until the Acquisition Effective Date, each Interest Period shall be for a period of one month; it being acknowledged and agreed that the Borrower shall be deemed to have requested that the initial Closing Date Term Loans shall be continued as Eurocurrency Loans with an Interest Period of one month commencing on May 2, 2016.

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4.4 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to a Dollar Amount in the amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof and (b) no more than 10 Eurocurrency Tranches shall be outstanding at any one time.

4.5 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(c) Overdue principal, interest, Reimbursement Obligations, commitment fees and other amounts payable hereunder shall bear interest at a rate per annum equal to (i) in the case of payments of overdue principal of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum and (ii) in the case of any other overdue amounts under the Loan Documents, the non-default rate then applicable to ABR Loans under the applicable Facility plus 2% per annum.

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

(e) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(f) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of Term Loans existing on the Initial First Amendment Effective Date immediately prior to the 2016 Replacement Term Loan Conversion (each, an “Original Eurodollar Borrowing”) shall, upon the occurrence of the 2016 Replacement Term Loan Conversion, be deemed to be a new Eurodollar Borrowing of 2016 Replacement Term Loans for all purposes of this Agreement, (ii) each such newly-deemed Eurodollar Borrowing of 2016 Replacement Term Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate) as the Original Eurodollar Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), (iii) 2016 New Replacement Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Eurodollar Borrowing of 2016 Replacement Term Loans described in preceding subclause (i) on a pro rata basis (based on the relative sizes of such newly-deemed Eurodollar Borrowings of 2016 Replacement Term Loans), which such Borrowing shall be subject to (x) an Interest Period that commences on the Initial First Amendment Effective Date and ends on the last day of the Interest Period

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of the applicable Original Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), and (y) the same Adjusted LIBO Rate applicable to the Original Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), (iv) 2016 Incremental Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Eurodollar Borrowing of 2016 Replacement Term Loans described in preceding subclause (i) on a pro rata basis (based on the relative sizes of such newly-deemed Eurodollar Borrowings of 2016 Replacement Term Loans), which such Borrowing shall be subject to (x) an Interest Period that commences on the Initial First Amendment Effective Date and ends on the last day of the Interest Period of the applicable Original Eurodollar Borrowing to which it is added as contemplated above by this clause (iv), and (y) the same Adjusted LIBO Rate applicable to the Original Eurodollar Borrowing to which it is added as contemplated above by this clause (iv) and (v) in connection with the 2016 Replacement Term Loan Conversion, the incurrence of 2016 New Replacement Term Loans pursuant to Section 2.1(b) and the incurrence of 2016 Incremental Term Loans pursuant to Section 2.1(b), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding 2016 Replacement Term Loans (after giving effect to the 2016 Replacement Term Loan Conversion, the incurrence of 2016 New Replacement Term Loans pursuant to Section 2.1(b), the incurrence of 2016 Incremental Term Loans pursuant to Section 2.01(d)(C) and the 2016 Incremental Term Loan Conversion) participate in each newly-deemed Eurodollar Borrowing of 2016 Replacement Term Loans based on their respective pro rata shares.

(g) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of 2016 Replacement Term Loans existing on the Initial Second Amendment Effective Date immediately prior to the 2017 Replacement Term Loan Conversion (each, a “2016 Eurodollar Borrowing”) shall, upon the occurrence of the 2017 Replacement Term Loan Conversion, be deemed to be a new Eurodollar Borrowing of 2017 Replacement Term Loans for all purposes of this Agreement, (ii) each such newly-deemed Eurodollar Borrowing of 2017 Replacement Term Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate) as the 2016 Eurodollar Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), (iii) 2017 New Replacement Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Eurodollar Borrowing of 2017 Replacement Term Loans described in preceding subclause (i) on a pro rata basis (based on the relative sizes of such newly-deemed Eurodollar Borrowings of 2017 Replacement Term Loans), which such Borrowing shall be subject to (x) an Interest Period that commences on the Initial Second Amendment Effective Date and ends on the last day of the Interest Period of the applicable 2016 Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), and (y) the same Adjusted LIBO Rate applicable to the 2016 Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), and (iv) in connection with the 2017 Replacement Term Loan Conversion, the incurrence of 2017 New Replacement Term Loans pursuant to Section 2.1(c), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all 2016 Replacement Lenders with outstanding 2017 Replacement Term Loans (after giving effect to the 2017 Replacement Term Loan Conversion and the incurrence of 2017 New Replacement Term Loans pursuant to Section 2.1(c)) participate in each newly-deemed Eurodollar Borrowing of 2017 Replacement Term Loans based on their respective pro rata shares.

(h) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of 2017 Replacement Term Loans existing on the Subsequent Third Amendment Effective Date immediately prior to the 2017 Replacement Term B-2 Loan Conversion (each, a “2017 Eurodollar Borrowing”) shall, upon the occurrence of the 2017 Replacement Term B-2 Loan Conversion, be deemed to be a new Eurodollar Borrowing of 2017 Replacement Term B-2 Loans for all purposes of this Agreement, (ii) each such newly-deemed Eurodollar Borrowing of 2017 Replacement Term B-2 Loans shall be subject to the same

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Interest Period (and Adjusted LIBO Rate) as the 2017 Eurodollar Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), (iii) 2017 New Replacement Term B-2 Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Eurodollar Borrowing of 2017 Replacement Term B-2 Loans described in preceding subclause (i) on a pro rata basis (based on the relative sizes of such newly-deemed Eurodollar Borrowings of 2017 Replacement Term B-2 Loans), which such Borrowing shall be subject to (x) an Interest Period that commences on the Subsequent Third Amendment Effective Date and ends on the last day of the Interest Period of the applicable 2017 Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), and (y) the same Adjusted LIBO Rate applicable to the 2017 Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), and (iv) in connection with the 2017 Replacement Term B-2 Loan Conversion, the incurrence of 2017 New Replacement Term B-2 Loans pursuant to Section 2.1(d), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all 2017 Replacement Lenders with outstanding 2017 Replacement Term B-2 Loans (after giving effect to the 2017 Replacement Term B-2 Loan Conversion and the incurrence of 2017 New Replacement Term B-2 Loans pursuant to Section 2.1(d)) participate in each newly-deemed Eurodollar Borrowing of 2017 Replacement Term B-2 Loans based on their respective pro rata shares.

(i) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of 2018 Replacement Term B-3 Loans existing on the Subsequent Fourth Amendment Effective Date immediately prior to the 2018 Replacement Term B-3 Loan Conversion (each, a “2018 Eurodollar Borrowing”) shall, upon the occurrence of the 2018 Replacement Term B-3 Loan Conversion, be deemed to be a new Eurodollar Borrowing of 2018 Replacement Term B-3 Loans for all purposes of this Agreement, (ii) each such newly-deemed Eurodollar Borrowing of 2018 Replacement Term B-3 Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate) as the 2018 Eurodollar Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), (iii) 2018 New Replacement Term B-3 Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Eurodollar Borrowing of 2018 Replacement Term B-3 Loans described in preceding subclause (i) on a pro rata basis (based on the relative sizes of such newly-deemed Eurodollar Borrowings of 2018 Replacement Term B-3 Loans), which such Borrowing shall be subject to (x) an Interest Period that commences on the Subsequent Fourth Amendment Effective Date and ends on the last day of the Interest Period of the applicable 2018 Eurodollar Borrowing to which it is added as contemplated above by this clause (iii), and (y) the same Adjusted LIBO Rate applicable to the 2018 Eurodollar Borrowing to which it is added as contemplated above by this clause (iii) and (iv) in connection with the 2018 Replacement Term B-3 Loan Conversion, the incurrence of 2018 New Replacement Term B-3 Loans pursuant to Section 2.1(e), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all 2018 Replacement Term B-3 Lenders with outstanding 2018 Replacement Term B-3 Loans (after giving effect to the 2018 Replacement Term B-3 Loan Conversion and the incurrence of 2018 New Replacement Term B-3 Loans pursuant to Section 2.1(e)) participate in each newly-deemed Eurodollar Borrowing of 2018 Replacement Term B-3 Loans based on their respective pro rata shares.

4.6 Computation of Interest and Fees; Failure to Satisfy Conditions Precedent; Obligations of Lenders Several. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of clause (a) or (b) of the definition of Alternate Base Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall promptly notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

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(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.6(a).

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 4, and such funds are not deposited into the Escrow Account in the case of the Closing Date Term Loans or made available to the Borrower by the Administrative Agent in the case of all other Loans because the conditions to the applicable extension of credit set forth in Section 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.7 and 10.12 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.7 or 10.12 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.7 or 10.12.

4.7 Inability to Determine Interest Rate.

(a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Loan the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Loan for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the LIBO Rate for such Interest Period for such Eurocurrency Loan shall be the rate per annum determined by the Administrative Agent to be the rate at which it could borrow funds in Dollars (or, in respect of Revolving Loans or Letters of Credit denominated in an Agreed Currency other than Dollars, such Agreed Currency) for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Deutsche Bank AG London Branch in the London interbank Eurocurrency market; provided that if such rate shall be less than zero, such rate shall be deemed to be zero; provided further that if no such rate is available to the Administrative Agent, (i) if such Loan shall be requested in Dollars, then such Borrowing shall be made as an ABR Loan at the Alternate Base Rate and (ii) if such Loan shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Borrower and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Majority Facility Lenders with respect to the Revolving Facility, Loans shall not be available in such Foreign Currency.

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(b) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Majority Facility Lenders of any Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Loan for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Committed Loan Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurocurrency Loan in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Committed Loan Notice requests a Eurocurrency Loan in Dollars, such Loan shall be made as an ABR Loan and (iii) if any Committed Loan Notice requests a Eurocurrency Loan in a Foreign Currency, then the LIBO Rate for such Eurocurrency Loan shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Loans, then the other Type of Loans shall be permitted.

4.8 Pro Rata Treatment; Application of Payments; Payments. (a) Except as set forth in Section 4.13, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentage or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Except as set forth in Section 4.13, each payment (including each voluntary or mandatory prepayment) on account of principal of and interest on the Term Loans shall be made pro rata between each tranche of Term Loans according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans of such tranche in direct order of maturity (it being understood, however, for the avoidance of doubt, that ~~2017~~2018 Converted Replacement Term B-~~2~~3 Loans outstanding on the Subsequent ~~Third~~Fourth Amendment Effective Date immediately after the ~~2017~~2018 Replacement Term B-~~2~~3 Loan Conversion and immediately prior to the prepayment of 2017 Replacement Term B-2 Loans not subject to the ~~2017~~2018 Replacement Term B-~~2~~3 Loan Conversion with the Net Cash Proceeds of ~~2017~~2018 New Replacement Term B-~~2~~3 Loans shall not be subject to ratable prepayment on the Subsequent ~~Third~~Fourth Amendment Effective Date with Term Loans by operation of this proviso). Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

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(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time on the due date thereof to the Administrative Agent for the account of the Lenders at the Funding Office in immediately available funds, without set off or counterclaim. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. All such payments shall be made (i) in the same currency in which the applicable extension of credit was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its Funding Office, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 4.10, 4.11 and 11.5 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Notwithstanding the foregoing provisions of this Section 4.8, if, after the making of any Revolving Extension of Credit in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Revolving Extension of Credit was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent (including, without limitation, the Overnight Foreign Currency Rate in the case of Eurocurrency Revolving Loans denominated in a Foreign Currency). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to

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recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.8 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

4.9 Requirements of Law. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

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(c) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). Increased costs because of a Change in Law resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may only be requested by a Lender imposing such increased costs on borrowers similarly situated to the Borrower under syndicated credit facilities comparable to those provided hereunder.

4.10 Taxes. (a) For purposes of this Section 4.10, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the reason for and amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such

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Lender’s failure to comply with the provisions of Section 11.6(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.10, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Lender (including solely for purposes of this subparagraph (i) and Section 4.10(i) each Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.10(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed copies

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of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and duly executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits,” “other income” or other article of such tax treaty;

(2)	properly completed and duly executed copies of IRS Form W-8ECI

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in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable); or

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to the extent a Foreign Lender is not the beneficial owner, properly completed and duly executed copies of IRS Form W-8IMY, accompanied by properly completed and duly executed copies of IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and duly executed copies of any other form or document prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.10 (including by the payment of additional amounts pursuant to this Section 4.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party related to such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each Lender agrees that if any documentation it previously delivered pursuant to Section 4.10(g) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section 4.10, a Lender shall not be required to deliver any documentation pursuant to Section 4.10(g) or this paragraph (i) that such Lender is not legally eligible to deliver.

(j) Each party’s obligations under this Section 4.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this

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Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of, or a conversion from, Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any other default by the Borrower in the repayment of such Eurocurrency Loans when and as required pursuant to the terms of this Agreement. Such indemnification may include an amount (other than with respect to clause (d)) equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. This Section 4.11 shall not apply with respect to Taxes other than any Tax that represent losses, claims, damages, etc. arising from any non-Tax claim.

4.12 Change of Lending Office. If any Lender requests compensation under Section 4.9, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.10, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.9 or 4.10, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

4.13 Replacement of Lenders. If any Lender requests compensation under Section 4.9, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.12, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, (i) prepay such Lender’s outstanding Term Loans in full on a non-pro rata basis without premium or penalty (other than any premium applicable under Section 4.1(b)), or (ii) at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6) all of its interests, rights (other than its existing rights to payments pursuant to Section 4.9 or Section 4.10) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, in the case of an assignment:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.6;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.1(b), if applicable, and Section 4.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees and premiums) or the Borrower (in the case of all other amounts);

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(c) in the case of any such assignment resulting from a claim for compensation under Section 4.9 or payments required to be made pursuant to Section 4.10, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable law; and

(e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

4.14 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent, on behalf of the Borrower (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower), shall maintain the Register (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), a Related Party Register), in each case pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time.

(c) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit E-1 or E-2, respectively, with appropriate insertions as to date and principal amount.

(d) On and after the Subsequent ~~Third~~Fourth Amendment Effective Date, each ~~2017~~2018 Converting Replacement Term B-~~2~~3 Loan Lender which holds a promissory note with respect to Term Loans shall be entitled to surrender such promissory note to the Borrower against delivery of a new promissory note with respect to its ~~2017~~2018 Converted Replacement Term B-~~2~~3 Loans, completed in conformity with this Section 4.14; provided that if any such promissory note is not so surrendered, then from and after the Subsequent ~~Third~~Fourth Amendment Effective Date, such promissory note shall be deemed to evidence the ~~2017~~2018 Converted Replacement Term B-~~2~~3 Loans into which the Term Loans theretofore evidenced by such promissory note have been converted.

4.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

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SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue, amend, extend, renew or participate in the Letters of Credit, (x) on the Closing Date, the Borrower hereby represents and warrants to each Agent and each Lender solely with respect to each Specified Representation, and (y) on the Acquisition Effective Date and on the date of each other extension of credit made hereunder (excluding, for the avoidance of doubt, the Closing Date), the Borrower hereby represents and warrants to each Agent and each Lender that:

5.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet and related pro forma income statement of the Borrower and its consolidated Subsidiaries for the twelve (12) month period ending on the last day of the most recently completed four fiscal quarter period ended at least forty-five (45) days prior to the Acquisition Effective Date (the “Pro Forma Financial Statements”) copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred at the beginning of such period) to the Transactions. The Pro Forma Financial Statements have been prepared in good faith based on the assumptions set forth therein, which the Borrower believed to be reasonable assumptions at the time such Pro Forma Financial Statements were prepared, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at and for the date and period set forth above, assuming that the Transactions had actually occurred at the beginning of such period.

(b) (i) The audited consolidated balance sheets of the Borrower and its Subsidiaries (other than the Acquired Business) for each of the 2013, 2014 and 2015 fiscal years, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, independent public accountants, present fairly in all material respects the consolidated financial position and results of operations of the Borrower and its Subsidiaries as at such date, and for such fiscal years.

(ii) The unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries (other than the Acquired Business) for each fiscal quarter ended after December 31, 2015 and at least forty-five (45) days prior to the Acquisition Effective Date and certified by a Responsible Officer of the Borrower, present fairly in all material respects the consolidated financial position and results of operations of the Borrower and its Subsidiaries (other than the Acquired Business) as at such date and for such period (subject to normal year-end audit adjustments and the absence of footnotes).

(iii) All such financial statements delivered pursuant to clauses (b)(i) and (b)(ii) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except with respect to clause (b)(ii), subject to normal year-end adjustments and the absence of footnotes).

(c) (i) The audited consolidated balance sheets of the Target and its consolidated Subsidiaries for the 2013, 2014 and 2015 fiscal years, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, reported on by and accompanied by an unqualified report from KPMG LLP, independent public accountants, to the best knowledge of the Borrower, present fairly in all material respects the consolidated position and results of operations of the Acquired Business as at such date and for such fiscal years.

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(ii) The unaudited consolidated balance sheets and related statements of income and cash flows of the Acquired Business for each fiscal quarter ended after December 31, 2015 at least forty-five (45) days prior to the Acquisition Effective Date, to the best knowledge of the Borrower, present fairly in all material respects the consolidated financial position and results of operations of the Acquired Business as at such date and for such periods (subject to normal year-end audit adjustments and the absence of footnotes).

(iii) All such financial statements delivered pursuant to clauses (c)(i) and (c)(ii) above, including the related schedules and notes thereto, to the best knowledge of the Borrower, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except with respect to clause (c)(ii), subject to normal year-end adjustments and the absence of footnotes).

(d) Except as disclosed in the financial statements referred to in clause (b)(i) above or the notes thereto or in Borrower’s other reports and filings filed with the SEC prior to the Acquisition Effective Date, none of the Borrower or the Subsidiaries has, as of the Acquisition Effective Date, any material contingent liabilities, unusual forward or long term commitments or unrealized losses.

5.2 No Change. Since December 31, 2015, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.3 Corporate Existence; Compliance with Law. Except as permitted under Section 8.4, the Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) is in compliance with the terms of its Organizational Documents and (e) is in compliance with the terms of all Requirements of Law (including, for the avoidance of doubt, the Patriot Act) and all Governmental Authorizations, except to the extent that any failure under clause (a) (with respect to any Restricted Subsidiary that is not a Loan Party) or clauses (b) through (e) to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. With respect to the Transactions to be consummated on the Closing Date, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with such Transactions or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (a) consents, authorizations, filings and notices described in Schedule 5.4(a) of the Disclosure Letter, which consents, authorizations, filings and notices have been, or will be, obtained or made and are in full force and effect on or before the Closing Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on such Transactions, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, and (b) the filings referred to in Section 5.19 with respect to the Loan Parties on the Closing Date. With respect to the Transactions to be consummated on the Acquisition Effective Date, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with such Transactions or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan

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Documents, except (a) consents, authorizations, filings and notices described in Schedule 5.4(b) of the Disclosure Letter, which consents, authorizations, filings and notices have been, or will be, obtained or made and are in full force and effect on or before the Acquisition Effective Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on such Transactions, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, and (b) the filings referred to in Section 5.19 with respect to the Target and its Subsidiaries that become Loan Parties. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto on the date thereof. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate (a) its Organizational Document, (b) any Requirement of Law, Governmental Authorization or any Contractual Obligation of the Borrower or any Restricted Subsidiary (including, without limitation, the Convertible Notes Indentures and, in each case any Permitted Refinancings thereof) and (c) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (including, without limitation, the Convertible Notes Indentures and, in each case, any Permitted Refinancings thereof) (other than the Liens created by the Security Documents and the Liens permitted by Section 8.3), except for any violation set forth in clauses (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

5.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any Restricted Subsidiary or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect.

5.7 No Default. No Default or Event of Default has occurred and is continuing.

5.8 Ownership of Property; Liens. The Borrower and each Restricted Subsidiary has title in fee simple (or local law equivalent) to all of its owned real property, a valid leasehold interest in all its leased real property, and good title to, or a valid leasehold interest in, license of, or right to use, all its other real property and tangible Property material to its business, in all material respects, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and no such Property is subject to any Lien except as permitted by Section 8.3. As of the Acquisition Effective Date, no condemnation has been commenced or, to the Borrower’s knowledge, is contemplated with respect to all or any portion of any real property required to be pledged to the Collateral Agent by the Borrower or any Restricted Subsidiary.

5.9 Intellectual Property. All Intellectual Property owned by the Borrower and the Restricted Subsidiaries is owned free and clear of all Liens (other than (a) as permitted by Section 8.3, (b) licenses listed on Schedule 5.9 of the Disclosure Letter, (c) other licenses, authorizations, covenants not to sue, and releases granted in the ordinary course of business or which are not, individually or in the aggregate, material (including in connection with the sale or provision by the Borrower or any Restricted Subsidiary of products or services), (d) the security interest granted to the Collateral Agent for the benefit

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of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (e) licenses under which the Borrower or any Restricted Subsidiary is the licensor in existence as of the date hereof (or, with respect to the Acquired Business, the Acquisition Effective Date) (including in connection with the sale or provision by the Borrower or any Restricted Subsidiary of products or services) and (f) licenses to the Borrower or any Restricted Subsidiary). Except as could not reasonably be expected to have a Material Adverse Effect: (i) the conduct of, and the use of such Intellectual Property in, the business of the Borrower and the Restricted Subsidiaries (including the products and services of the Borrower and each Restricted Subsidiary) does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person; (ii) in the last two (2) years, there has been no such claim asserted in writing (including in the form of offers or invitations to obtain a license) asserted or to the knowledge of any Loan Party, threatened against the Borrower or any Restricted Subsidiary; (iii) to the knowledge of any Loan Party, there is no valid basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against the Borrower or any Restricted Subsidiary; and (iv) to the knowledge of any Loan Party, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of the Borrower or any Restricted Subsidiary, and there has been no such claim asserted or threatened against any third party by the Borrower or any Restricted Subsidiary, or any other Person.

5.10 Taxes. Each Loan Party has timely filed or caused to be filed all federal and other material state and other tax returns that are required to be filed by it (and all such tax returns are true, correct, and complete in all material respects) and has paid or caused to be paid all Taxes required to have been paid by it, in each case, except (a) any Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP have been set aside on the books of the relevant Loan Party or (b) to the extent such failure could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.11 Federal Regulations. No part of the proceeds of any extension of credit under this Agreement have been or will be used, whether directly or indirectly, for any purpose that violates or would be inconsistent with the provisions of each of Regulations T, U and X.

5.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and each Restricted Subsidiary have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law dealing with such matters; and (c) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

5.13 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

5.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15 Subsidiaries~~(a)~~ . ~~(a)~~ (a) Except as disclosed to the Administrative Agent, Schedule 5.15 of the Disclosure Letter sets forth (i) the name and jurisdiction of formation or incorporation of each Group Member and, as to each such Group Member, states the authorized and issued capitalization of such Group Member, the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party and (ii) each Immaterial Subsidiary as of the Closing Date and, upon supplement pursuant to Section 1.6, as of the Acquisition Effective Date, (b)

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except as disclosed on Schedule 5.15 of the Disclosure Letter or as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Acquisition Effective Date, after giving effect to the consummation of the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, independent contractors or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Restricted Subsidiary, except as created by the Loan Documents or as permitted hereby, and (c) as of each of the Closing Date and the Acquisition Effective Date, each Domestic Subsidiary that is not a Subsidiary Guarantor is an Immaterial Subsidiary or an Unrestricted Subsidiary. Except as listed on Schedule 5.15 of the Disclosure Letter, as of each of the Closing Date and the Acquisition Effective Date, neither the Borrower nor any Restricted Subsidiary owns any interests in any joint venture, partnership or similar arrangements with any Person. As of each of the Closing Date and the Acquisition Effective Date, all Subsidiaries are Restricted Subsidiaries.

5.16 Use of Proceeds. (a) The proceeds of any Term Loans made on the Closing Date shall be deposited into the Escrow Account and, upon release from escrow in accordance with the terms of the Escrow Agreement, shall be used (i) to pay, directly or indirectly, the Acquisition Consideration, (ii) to finance the Refinancing, (iii) to fund the Transaction Costs and (iv) to pay interest on the Closing Date Term Loans to the extent required pursuant to Section 9.3(c).

(b) (i) The proceeds of the Revolving Loans made on the Acquisition Effective Date shall be used (A) to fund the Acquisition Consideration and Transaction Costs in an aggregate amount not to exceed $200,000,000, (B) to finance the Refinancing, (C) to backstop or replace or Cash Collateralize letters of credit outstanding on the Closing Date under facilities no longer available to the Borrower or its Subsidiaries and (ii) the proceeds of the Revolving Loans made after the Acquisition Effective Date shall be used for working capital, Capital Expenditures and other general corporate purposes of the Borrower and its Restricted Subsidiaries, including the financing of Permitted Acquisitions and other permitted Investments.

(c) The proceeds of any Incremental Term Loans made after the Acquisition Effective Date shall be used as provided in Section 2.4.

(d) The proceeds of (i) any 2016 New Replacement Term Loans incurred by the Borrower will be used for purposes of the repayment of principal on the Term Loans not subject to the 2016 Replacement Term Loan Conversion and the payment of accrued but unpaid interest on all Term Loans (with such repayment of principal to be applied as provided in Section 4.8(b) and the payment of fees and expenses incurred in connection with the First Amendment and the incurrence of the 2016 Replacement Term Loans (including pursuant to the 2016 Replacement Term Loan Conversion). The proceeds of any 2016 Incremental Term Loans incurred by the Borrower will be used for the purposes of the repayment of principal on the Revolving Loans outstanding on the Acquisition Effective Date (after giving effect to the consummation of the Acquisition) (with such repayment of principal to be applied as provided in Section 4.8(b), (ii) any 2017 New Replacement Term Loans incurred by the Borrower will be used for purposes of the repayment of principal on the 2016 Replacement Term Loans not subject to the 2017 Replacement Term Loan Conversion and the payment of accrued but unpaid interest on all such 2016 Replacement Term Loans (with such repayment of principal to be applied as provided in Section 4.8(b) and the payment of fees and expenses incurred in connection with the Second Amendment and the incurrence of the 2017 Replacement Term Loans (including pursuant to the 2017 Replacement Term Loan Conversion) ~~and~~, (iii) any 2017 New Replacement Term B-2 Loans incurred by the Borrower will be used for purposes of the repayment of principal on the 2017 Replacement Term Loans not subject to the 2017 Replacement Term B-2 Loan Conversion and the payment of accrued but unpaid interest on all such 2017 Replacement Term Loans (with such repayment of principal to be applied as provided in Section 4.8(b) and the payment of fees and expenses incurred in connection with the Third Amendment and the incurrence of the 2017 Replacement Term B-2 Loans (including pursuant to the 2017

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Replacement Term B-2 Loan Conversion)~~.~~ and (iv) any 2018 New Replacement Term B-3 Loans incurred by the Borrower will be used for purposes of the repayment of principal on the 2017 Replacement Term B-2 Loans not subject to the 2018 Replacement Term B-3 Loan Conversion and the payment of accrued but unpaid interest on all such 2017 Replacement Term B-2 Loans (with such repayment of principal to be applied as provided in Section 4.8(b) and the payment of fees and expenses incurred in connection with the Fourth Amendment and the incurrence of the 2018 Replacement Term B-3 Loans (including pursuant to the 2018 Replacement Term B-3 Loan Conversion).

(e) No proceeds of the Loans will be used by the Borrower or any Subsidiary directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper or undue advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any other applicable anti-corruption law or (ii) for the purpose of financing activities of or with any Person, that, at the time of such financing, is a Sanctioned Person.

5.17 Environmental Matters. Except as set forth in Schedule 5.17 of the Disclosure Letter, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, in each case in a manner that could reasonably be expected to have a Material Adverse Effect.

5.18 Accuracy of Information, etc. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Restricted Subsidiaries is subject, and all other matters known to any Responsible Officer of such Persons, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written statement contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made after giving effect to any supplements thereto; provided, however, that with respect to the projections, other pro forma financial information and forward looking information and information of a general economic or industry-specific nature contained in the materials referenced above, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial or other information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial or other information may differ from the projected results set forth therein by a material amount.

5.19 Security Documents. (a) As of the Closing Date, the provisions of the Escrow Agreement create a legal, valid and perfected security interest and Lien on the Escrow Property in favor of the Collateral Agent for the benefit of the Secured Parties over all other Liens on the Escrow Property, and the Guarantee and Collateral Agreement and each other Security Document is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers endorsing the Pledged Equity Interest

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and executed by the owner of such shares or interests are delivered to the Collateral Agent), and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document (other than Deposit Accounts), when financing statements and other filings specified on Schedule 5.19(a) of the Disclosure Letter in appropriate form are filed in the offices specified on Schedule 5.19(a) of the Disclosure Letter, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3 (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3)), subject, however, in the case of any Pledged Equity Interests of Foreign Subsidiaries to any additional requirements under foreign law.

(b) Subject on the Acquisition Effective Date to the Funds Certain Provisions, the Guarantee and Collateral Agreement and each other Security Document (in each case upon giving effect to any joinders thereto on the Acquisition Effective Date) is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement (upon giving effect to any joinders thereto on the Acquisition Effective Date), when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers endorsing the Pledged Equity Interest and executed by the owner of such shares or interests are delivered to the Collateral Agent), and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document (other than Deposit Accounts) (in each case upon giving effect to any joinders thereto on the Acquisition Effective Date), when financing statements and other filings specified on Schedule 5.19(b) of the Disclosure Letter in appropriate form are filed in the offices specified on Schedule 5.19(b) of the Disclosure Letter, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3 (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3)), subject, however, in the case of any Pledged Equity Interests of Foreign Subsidiaries to any additional requirements under foreign law.

(c) Schedule 5.19(c) of the Disclosure Letter lists, as of the Closing Date, each parcel of (i) owned real property that has a value, in the reasonable opinion of the Borrower, in excess of $10,000,000 and (ii) leasehold interests material to the business of the Borrower, the other Loan Parties or the Acquired Business, in each case, located in the United States and held by the Borrower or any of the other Loan Parties on the Closing Date. Upon delivery in accordance with Section 7.9(b), each of the Mortgages with respect to the Properties listed on Schedule 5.19(c) is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified therein, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3 (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3)).

(d) Schedule 5.19(d) of the Disclosure Letter lists, as of the Acquisition Effective Date, each parcel of (i) owned real property that has a value, in the reasonable opinion of the Borrower, in excess of $10,000,000 and (ii) leasehold interests material to the business of the Borrower, the other Loan Parties or the Acquired Business, in each case, located in the United States and held by the Acquired Business. Upon delivery in accordance with Section 7.9(b), each of the Mortgages with respect to the Properties listed on Schedule 5.19(d) is effective to create in favor of the Collateral Agent, for the

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benefit of the Secured Parties, a valid Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified therein, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3 (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3)).

5.20 Solvency. Immediately upon entry into this Agreement, the Escrow Agreement and any applicable Loan Documents on the Closing Date, the Borrower and its Subsidiaries as of such date (on a consolidated basis), after giving effect to the Transactions consummated on the Closing Date and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, are Solvent. Immediately after consummation of the Transactions to occur on the Acquisition Effective Date, the Borrower and its Subsidiaries as of such date (on a consolidated basis), after giving effect to such Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, are Solvent.

5.21 Senior Indebtedness. The Obligations constitute “senior debt,” “senior indebtedness,” “designated senior debt”, “guarantor senior debt” or “senior secured financing” (or any comparable term) of each Loan Party under and as defined in any Junior Financing Documentation.

5.22 Anti-Terrorism Laws. (a) None of the Borrower, any Loan Party or any of their respective Subsidiaries or their respective directors or officers (limited, in the case of directors and officers of Subsidiaries of the Borrower, to the knowledge of a Responsible Officer of the Borrower), nor, to the knowledge of a Responsible Officer of the Borrower, any of their respective employees, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) None of the Borrower, any Loan Party or any of their respective Subsidiaries or their respective directors or officers (limited, in the case of directors and officers of Subsidiaries of the Borrower, to the knowledge of a Responsible Officer of the Borrower), nor, to the knowledge of a Responsible Officer of the Borrower, any of their respective employees or agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) a Person that is named as a “specially designated national” on the most current list published by the United States Treasury Department’s Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person who is affiliated or associated with a person listed above.

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(c) None of the Borrower, any Loan Party or any of their respective Subsidiaries or their respective directors or officers (limited, in the case of directors and officers of Subsidiaries of the Borrower, to the knowledge of a Responsible Officer of the Borrower), nor, to the knowledge of a Responsible Officer of the Borrower, any of their respective employees or agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.23 Anti-Corruption Laws; Sanctions. The Borrower and its Subsidiaries, and their respective directors, officers, employees and agents, have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any other applicable anti-corruption law. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents, with the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any other applicable anti-corruption law. Neither the Borrower nor its Subsidiaries, nor any of their respective directors, officers, employees, or agents, is a Sanctioned Person or is directly or indirectly owned or controlled by a Sanctioned Person.

5.24 EEA Financial Institution. Neither the Borrower nor any other Loan Party is an EEA Financial Institution.

5.25 Insurance. Schedule 5.25(a) of the Disclosure Letter sets forth a listing of all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date (other than local insurance policies maintained by Foreign Subsidiaries of the Borrower), with the amounts insured (and any deductibles) set forth therein. Schedule 5.25(b) of the Disclosure Letter sets forth a listing of all insurance maintained by the Acquired Business as of the Acquisition Effective Date (other than local insurance policies maintained by Foreign Subsidiaries of the Target), with the amounts insured (and any deductibles) set forth therein.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions to Initial Extension of Credit on the Closing Date. The agreement of each Lender to make the initial extension of credit requested to be made by it on the Closing Date is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received each of (i) this Agreement and the Disclosure Letter and each other Loan Document required to be entered into on the Closing Date, executed and delivered by each Loan Party that is party thereto and (ii) the Escrow Agreement, executed and delivered by each party party thereto.

(b) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 8.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(c) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F-1, with appropriate insertions and attachments including the certificate of incorporation or certificate of formation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party, good standings from the applicable secretary of state of organization of

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each Loan Party, certificates of resolutions or other action, incumbency certificates of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date.

(d) Legal Opinions. The Administrative Agent shall have received the legal opinion, dated the Closing Date, of each of Morrison & Foerster LLP and Locke Lord LLP, counsel to the Borrower and its Subsidiaries, as applicable. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require that are customary for transactions of this kind.

(e) Pledged Equity Interests; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, if applicable, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(f) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement and any Intellectual Property Security Agreement) required by the Security Documents or under United States law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3 (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3)), shall be in proper form for filing, registration or recordation.

(g) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit I-1, executed as of the Closing Date by the chief financial officer of the Borrower.

(h) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

(i) Patriot Act, Etc. The Agents shall have received, no later than five (5) Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Agents to the extent requested in writing by the Agents at least ten (10) Business Days prior to the Closing Date.

(j) Fees and Expenses. (i) The Lenders and the Agents shall have received all costs, fees and expenses to the extent then due and payable and invoiced prior to the Closing Date and (ii) the Borrower shall have funded into the Escrow Account an amount equal to (x) 1.5% of aggregate principal amount of the Closing Date Term Loans, which amount represents the OID with respect to the Closing Date Term Loans payable on the Closing Date plus (y) an amount calculated by the Administrative Agent on the Closing Date, equal to regularly accruing interest on the Closing Date Term Loans that will be payable to the Administrative Agent for distribution to the Lenders for (1) the period from the Closing Date until May 1, 2016, accruing interest as ABR Loans, and (2) the next three one-month Interest Periods thereafter accruing interest as Eurocurrency Loans, assuming that the full amount of Closing Date Term Loans that are outstanding on such date remain outstanding throughout such periods.

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(k) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to Sections 5.3(a), 5.4 (except with respect to the third and fourth sentences thereof), 5.5(a) and (b) (solely with respect to material Requirements of Law to the extent resulting in a Company Material Adverse Effect), 5.11, 5.14, 5.16(e), 5.19, 5.20, 5.22 and 5.23 (the “Specified Representations”) shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such specific date).

(l) Notices. The Borrower shall have delivered to the Administrative Agent the notice of borrowing for the extension of credit in accordance with this Agreement.

(m) Security Interests pursuant to Escrow Agreement. The security interests created pursuant to the Escrow Agreement shall be effective and the Collateral Agent shall hold a valid and perfected security interest in the Escrow Account and the Escrow Property securing the Obligations, as of the date that the Initial Deposit (as defined in the Escrow Agreement) is deposited into the Escrow Account.

6.2 Conditions to Release from Escrow and Extensions of Credit on the Acquisition Effective Date. (i) The release of the Escrow Property from the Escrow Account to (or as directed by) the Borrower on the Acquisition Effective Date and (ii) the agreement of each Revolving Lender to make the initial extension of credit requested to be made by it on the Acquisition Effective Date are subject to the satisfaction or waiver (in accordance with Section 11.1) of the following additional conditions on or prior to the Escrow Conditions Deadline (such conditions, the “Escrow Conditions”):

(a) Acquisition. The Acquisition Agreement shall be in full force and effect, and the Borrower shall have delivered to the Administrative Agent a complete and correct copy of the Acquisition Agreement, including any amendment, modification, supplement, waiver or consent thereto. Concurrently with the release of the Escrow Property, the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement, and the Acquisition Agreement shall not have been amended, modified, supplemented or any provisions or condition therein waived by the Borrower, and neither the Borrower nor any affiliate thereof shall have consented to any action which would require the consent of the Borrower or such affiliate under the Acquisition Agreement, if such amendment, modification, supplement, waiver or consent would be adverse to the interests of the Lenders in any material respect, in any such case without the prior written consent of the Lead Arrangers; provided that any amendment, modification, supplement, waiver or consent (i) that decreases the purchase price for the Acquisition shall be deemed to be not materially adverse to the Lenders so long as Term Loans are prepaid (upon release from the Escrow Account on the Acquisition Effective Date) in an amount equal to any such decrease, (ii) that increases the purchase price for the Acquisition shall be deemed to be not materially adverse to the Lenders so long as such increase is funded solely by an issuance of common Capital Stock of the Borrower and (iii) of the Minimum Condition (as defined in the Acquisition Agreement) shall be deemed to be materially adverse to the Lenders.

(b) Refinancing. All obligations (other than inchoate indemnity obligations for which no claim has been made) of the Borrower, its Subsidiaries and the Acquired Business with respect to the Indebtedness being refinanced pursuant to the Refinancing shall have been paid in full prior to or substantially concurrently with the release of the Escrow Property (or irrevocable notice for the repayment or redemption thereof will be given and accompanied by any prepayments or deposits required to defease, terminate and satisfy in full any related indentures or notes), and all commitments, security interests and guaranties in connection therewith shall have been terminated and released. After giving effect to the consummation of the Transactions on the Acquisition Effective Date, the Borrower and its Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for Permitted Surviving Indebtedness.

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(c) Loan Documents. The Administrative Agent shall have received each of the Loan Documents, subject to the Funds Certain Provisions, required to be entered into on the Acquisition Effective Date, executed and delivered by each Loan Party that is party thereto.

(d) Pro Forma Financial Statements; Financial Statements. The Agents shall have received the Pro Forma Financial Statements. The Agents have received the other financial statements described in Section 5.1 (it being agreed that the financial statements of the Borrower for each of the 2013, 2014 and 2015 fiscal years and the Target for each of the 2013, 2014 and 2015 fiscal years have been received).

(e) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties that were not Loan Parties on the Closing Date are located, and such search shall reveal no Liens on any of the assets of such Loan Parties except for Liens permitted by Section 8.3 or discharged on or prior to the Acquisition Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(f) Fees and Expenses. The Lenders and the Agents shall have received all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation due and payable to each Agent and the Lenders or otherwise payable in respect of the Transactions shall have been paid to the extent due and invoiced prior to the Acquisition Effective Date.

(g) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party that was not a Loan Party on the Closing Date, dated the Acquisition Effective Date, substantially in the form of Exhibit F-2, with appropriate insertions and attachments including the certificate of incorporation or certificate of formation, as applicable, of each such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party, good standings from the applicable secretary of state of organization of each such Loan Party, certificates of resolutions or other action, incumbency certificates of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party or is to be a party on the Acquisition Effective Date.

(h) Legal Opinion. The Administrative Agent shall have received the legal opinion of Morrison & Foerster LLP, counsel to the Borrower and its Subsidiaries. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require that are customary for transactions of this kind.

(i) Pledged Equity Interests; Stock Powers; Pledged Notes. Subject to the Funds Certain Provisions, the Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, if applicable, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings, Registrations and Recordings. Subject to the Funds Certain Provisions, each document (including any Uniform Commercial Code financing statement and any Intellectual Property Security Agreement) required by the Security Documents or under United States law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3 (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3)), shall be in proper form for filing, registration or recordation

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(k) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit I-2, executed as of the Acquisition Effective Date by the chief financial officer of the Borrower.

(l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

(m) Patriot Act, Etc. The Agents shall have received, no later than five (5) Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Agents to the extent requested in writing by the Agents at least ten (10) Business Days prior to the Acquisition Effective Date.

(n) Company Material Adverse Effect. (i) Except as set forth in the forms, documents and reports required to be filed or furnished prior to the date hereof by the Target with the SEC filed or furnished with the SEC since December 31, 2013 (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof on the SEC’s Electronic Data Gathering Analysis and Retrieval System (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) where the applicability of such disclosure as an exception to a particular representation is reasonably apparent on the face of such disclosure or in the Company Disclosure Letter (as defined in and reflected in the Acquisition Agreement on the date hereof), from December 28, 2014 through the date of the Acquisition Agreement there has not occurred any event, development, occurrence, or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) no change, event or effect shall have arisen or occurred following the date of the Acquisition Agreement and be continuing as of immediately prior to the expiration of the Tender Offer, which individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a Company Material Adverse Effect.

(o) Representations and Warranties. Each of the Specified Representations made by a Loan Party shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such specific date).

(p) Specified Acquisition Agreement Representations and Warranties. Each of the representations and warranties made with respect to the Acquired Business in the Acquisition Agreement, if any, as are material to the interests of the Lenders, shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect), as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such specific date), but only to the extent that the Borrower or an affiliate of Borrower has the right (determined without regard to any notice requirement) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach or inaccuracy of any such representation or warranty in the Acquisition Agreement (the “Specified Acquisition Agreement Representations”).

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(q) Use of Escrow Property. The Escrow Property will be used in the manner described in Section 7.12.

(r) Notices. The Borrower shall have delivered to the Administrative Agent the notice of borrowing for the extension of credit in accordance with this Agreement.

In connection with any release from the Escrow Account, the conditions set forth in this Section 6.2(a) – (q) will be deemed to have been satisfied upon delivery to the Escrow Agent of a certificate signed by a Responsible Officer of the Borrower confirming compliance therewith and acknowledged by the Administrative Agent.

Notwithstanding anything to the contrary contained above in this Section 6.2, to the extent any Collateral may not be perfected by (A) the filing of a UCC financing statement, (B) taking delivery and possession of a Stock Certificate of United States organized entities (except, in the case of the Acquired Business, with respect to any Stock Certificates that have not been made available to the Loan Parties on or prior to the Acquisition Effective Date after the Loan Parties’ use of commercially reasonable efforts to obtain such Stock Certificates) or (C) the filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office if the perfection of the Administrative Agent’s security interest in such Collateral may not be accomplished prior to the Acquisition Effective Date after the Loan Parties’ use of commercially reasonable efforts to do so, then the perfection of the security interest in such Collateral (and the taking of the related required actions) shall not constitute an Escrow Release Condition or a condition precedent to the availability of Revolving Loans on the Acquisition Effective Date but may instead be accomplished after the Acquisition Effective Date in accordance with the requirements of Section 7.9 (it being acknowledged and agreed that no recordation will be required in respect of any foreign jurisdiction) (the foregoing conditions, the “Funds Certain Provisions”).

6.3 Conditions to Each Extension of Credit After the Acquisition Effective Date. The agreement of each Lender to make any extension of credit requested to be made by it on any date after the Acquisition Effective Date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, in all respects, if qualified by materiality or Material Adverse Effect) on and as of such specific date); provided that with respect to any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, the Loan Party shall comply with Section 2.4 of this Agreement.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date; provided that with respect to any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, entry into the applicable acquisition agreement.

(c) Notices. The Borrower shall have delivered to the Administrative Agent and, if applicable, the Issuing Lender, the notice of borrowing or Application, as the case may be, for such extension of credit in accordance with this Agreement.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.3 have been satisfied.

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SECTION 7. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, or any Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements), the Borrower shall and shall cause each of its Restricted Subsidiaries to:

7.1 Financial Statements. Furnish to the Administrative Agent for distribution to each Lender:

(a) promptly when available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than solely with respect to, or resulting solely from an upcoming maturity date under any of the Facilities within the next 12 months) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(b) promptly when available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and related statements of income or operations and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the consolidated financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Notwithstanding anything contained herein, in every instance the Borrower shall be required to (i) provide notice to the Administrative Agent of such filing and (ii) provide paper or electronic copies of the Compliance Certificates required by Section 7.2(b) to the Administrative Agent.

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7.2 Certificates; Other Information. Furnish to the Administrative Agent and the Collateral Agent (as applicable):

(a) [reserved];

(b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) to the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, a listing of any Intellectual Property which is the subject of a federal registration or federal application (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a federal registration or federal application) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Acquisition Effective Date), through the last day of the period covered by the applicable financial statements and in any event, without undue delay deliver to the Administrative Agent and the Collateral Agent an agreement evidencing the security interest created in such Intellectual Property suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property, in each case only to the extent required by Section 7.9 or the Security Documents and (iii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and each Restricted Subsidiary with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margin for Revolving Loans and the Commitment Fee Rate;

(c) concurrently with the delivery of any financial statements pursuant to Section 7.1, if there are any Unrestricted Subsidiaries at the time, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(d) promptly when available and in any event within sixty (60) days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth any material assumptions used for purposes of preparing such budget) (collectively, the “Projections”);

(e) if the Borrower is not then a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within forty-five (45) days after the end of each fiscal quarter of the Borrower (or ninety (90) days, in the case of the last fiscal quarter of any fiscal year), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or distributed by the Borrower to its public stockholders generally, as the case may be;

(g) promptly, copies of all amendments, waivers and material notices, including notices of default, notices of a “change of control,” fundamental change, delisting or termination of trading or other events obligating the Borrower or any Restricted Subsidiary to repurchase, redeem, repay or convert into cash all or any part of Material Indebtedness prior to stated maturity;

(h) promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

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(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

(j) within thirty (30) days following the delivery of annual financial statements pursuant to Section 7.1(a), and upon the reasonable request of the Administrative Agent made within thirty (30) days following the delivery of quarterly financial statements pursuant to Section 7.1(b), update calls with a Responsible Officer of the Borrower and the Lenders to discuss the financial position, financial performance and cash flows of the Borrower and its Restricted Subsidiaries for the period covered by the applicable financial statements; provided, however, if the Borrower is holding a conference call open to the public to discuss such results, the Borrower will not be required to hold a separate call for the Lenders.

7.3 Payment of Taxes. Pay all material federal and other material state, provincial and other Taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority before they become delinquent, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (b) reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the relevant Restricted Subsidiary, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

7.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence except as permitted hereunder and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, including, without limitation, all necessary Governmental Authorizations, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (i) above with respect to Immaterial Subsidiaries that are not Loan Parties, and in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) comply with all Contractual Obligations, Organizational Documents and Requirements of Law (including, without limitation, and, as applicable, ERISA and the Code) except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.5 Maintenance of Property; Insurance. (a) Keep all Property material to the conduct of its business in good working order and condition, ordinary wear and tear and obsolescence excepted, it being understood that this covenant only relates to the working order and condition of such properties and shall not be construed as a covenant not to dispose of such properties, and (b) maintain insurance with financially sound and reputable insurance companies (i) on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and (ii) required pursuant to the Security Documents. The Borrower will furnish to the Administrative Agent, upon request, information in reasonable detail as to the insurance so maintained.

7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent who may be accompanied by any

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Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired upon reasonable advance notice to the Borrower and to discuss the business, operations, properties and financial and other condition of the Borrower and the Restricted Subsidiaries with officers of the Borrower and the Restricted Subsidiaries and with their independent certified public accountants (provided that the Borrower or the Restricted Subsidiaries may, at their option, have one or more employees or representatives present at any discussion with such accountants); provided that unless an Event of Default has occurred or is continuing, only one (1) such visit in any calendar year shall be at the Borrower’s expense.

7.7 Notices. Promptly give notice to the Administrative Agent upon a President, a Vice President, a Financial Officer or General Counsel of the Borrower obtaining knowledge of:

(a) the occurrence of any Default or Event of Default;

(b) the filing or the commencement of any litigation or proceeding affecting the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect;

(c) the occurrence of any ERISA Event; and

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto.

7.8 Environmental Laws. (a) Comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) At the request of the Administrative Agent, from time to time, provide to the Lenders within sixty (60) days after such request, at the expense of the Borrower, an environmental site assessment report for any of the Mortgaged Properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Agent, and prepared pursuant to ASTM Standard E1527-13 (“Phase I ESA”); provided that, in respect of any Mortgaged Property, the Administrative Agent may in no event request more than one Phase I ESA during any fiscal year for such Mortgaged Property unless (i) the Administrative Agent has reason to believe that the Loan Party that owns such Mortgaged Property has become subject to any Environmental Liability or has received written notice of any claim with respect to any Environmental Liability, in each case, relating to such Mortgaged Property or (ii) an Event of Default has occurred and is continuing. If the Borrower fails to provide a Phase I ESA within such 60-day period, the Agent may retain a reasonably acceptable environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants to the Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto the Mortgaged Properties to undertake such an assessment at any reasonable time upon reasonable prior notice.

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7.9 Collateral; Post-Closing Obligations.

(a) With respect to any property acquired after the Closing Date by any Loan Party (other than (i) any property described in paragraph (b), (c) or (d) below, (ii) property acquired by any Immaterial Subsidiary, any Foreign Subsidiary or any Unrestricted Subsidiary and (iii) Excluded Assets (as defined in the Guarantee and Collateral Agreement) and any other property that is not required to become subject to Liens in favor of the Collateral Agent pursuant to the Loan Documents) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (A) execute and deliver to the Collateral Agent such amendments to the applicable Security Document or such other documents as the Collateral Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, (B) take all actions necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions (other than foreign jurisdictions) as may be required by the applicable Security Document or by law and, in the case of Intellectual Property (other than pursuant to clause (e) below) that is subject to a federal registration or federal application, the recordation of an Intellectual Property Security Agreement evidencing the security interest created in such Intellectual Property suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, or as may be reasonably requested by the Collateral Agent (it being acknowledged and agreed that no recordation will be required in respect of any foreign jurisdiction), and (C) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be customary in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

(b) With respect to any (i) fee interests in any real property having a value (together with improvements and fixtures thereof) of at least $10,000,000 or (ii) leasehold interests in a real property material to the interests of the Lenders or the business of the Borrower and its Restricted Subsidiaries (other than (A) any such real property subject to a Lien as set forth on Schedule 8.3 of the Disclosure Letter on the Closing Date or as expressly permitted by Section 8.3(g) and (B) real property or leasehold interests acquired by any Immaterial Subsidiary, Foreign Subsidiary or Unrestricted Subsidiary), promptly (i) execute and deliver a first priority Mortgage subject to Liens permitted under Section 8.3 hereof (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3 with respect to the priority thereof), in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property of any Loan Party, with the exercise of commercially reasonable efforts to obtain any required landlord consents and memoranda of leases for leasehold mortgages, (ii) if reasonably requested by the Collateral Agent, provide the Secured Parties with (A) title and extended coverage insurance covering such real property of any Loan Party in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent), as well as, if requested by the Administrative Agent on behalf of the Lenders, a current ALTA survey thereof, together with a surveyor’s certificate or no-change affidavit and (B) exercising commercially reasonable efforts, any consents, estoppels, memoranda of leases, and subordination, non-disturbance agreements deemed necessary or reasonably advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Collateral Agent, provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall either not secure indebtedness in an amount exceeding 100% of the fair market value of the Mortgaged Property (as reasonably determined in good faith by the Loan Parties and reasonably acceptable to the Collateral Agent) or in jurisdictions imposing different tax saving methodologies, secure indebtedness in an amount exceeding 100% of the fair market value of the

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Mortgaged Property provided such jurisdictional methodologies are used, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent, (iv) if requested by the Collateral Agent, with respect to such real property of any Loan Party, copies of an environmental site assessment report for any of the facilities and properties owned, leased or operated by such Loan Party, prepared by an environmental consulting firm acceptable to the Agent, indicating the presence or absence of Materials of Environmental Concern and the estimated cost of any compliance, removal or remedial action in connection with any Materials of Environmental Concern on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of Borrower, and the Borrower hereby grants to the Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto the properties to undertake such an assessment and (v) deliver to the Administrative Agent a “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property, in form and substance reasonably acceptable to the Administrative Agent and a certificate executed by a Responsible Officer of the Borrower certifying as to whether or not such Mortgage will encumber improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as a Special Flood Hazard Area and in which flood insurance has been made available under the National Flood Insurance Act of 1968, and, if so, confirming that such insurance has been obtained, which certificate and evidence of flood insurance shall be in a form and substance reasonably satisfactory to the Borrower; provided that the initial Mortgages, other than real property owned or leased by the Acquired Business, shall be delivered within ten (10) Business Days of the Acquisition Effective Date (or such longer period as the Collateral Agent may reasonably agree), and the initial Mortgages with respect to real property owned or leased by the Acquired Business, shall be delivered within sixty (60) days after the Acquisition Effective Date (or such longer period as the Collateral Agent may reasonably agree); in each case, together with the other related deliverables required by this Section 7.9(b).

(c) With respect to any new Restricted Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary that is not a Qualifying Subsidiary) created or acquired after the Closing Date by the Borrower or any Restricted Subsidiary (except that, for the purposes of this paragraph (c), the term Restricted Subsidiary shall include any existing Restricted Subsidiary that ceases to be a Foreign Subsidiary or an Immaterial Subsidiary), promptly (i) execute and deliver to the Collateral Agent such Security Documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by the Borrower or any other Loan Party, (ii) deliver to the Authorized Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Restricted Subsidiary, (iii) cause such new Restricted Subsidiary (A) to become a party to the applicable Security Documents, (B) to take such actions necessary or reasonably advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Liens permitted by Section 8.3 hereof (other than Liens permitted by clauses (p), (ee) and (jj) of Section 8.3 with respect to the priority thereof)) in all or substantially all, or any portion of the property of such new Restricted Subsidiary that is required to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as the Administrative Agent shall determine, in its reasonable discretion, including the filing of Uniform Commercial Code financing statements in such jurisdictions (other than foreign jurisdictions) as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent, (C) to execute and deliver to the Administrative Agent a counterpart of the Intercompany Note and (D) to deliver to the Collateral Agent a certificate of such Restricted Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if reasonably requested by the Collateral Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent.

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(d) With respect to any new “first-tier” Foreign Subsidiary created or acquired after the Closing Date (other than any new Foreign Subsidiary that is an Immaterial Subsidiary or any Foreign Subsidiary excluded pursuant to Section 7.9(e) or any Unrestricted Subsidiary) by any Loan Party, promptly (i) execute and deliver to the Collateral Agent such Security Documents as the Collateral Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or such Restricted Subsidiary (provided that (A) in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged and (B) no such pledge of the Capital Stock of the China JV shall be required hereunder so long as such Subsidiary remains a non-Wholly Owned Subsidiary and the Organizational Documents of such Subsidiary prohibit such pledge without the consent of the non-affiliated joint-venture partner), (ii) deliver to the Authorized Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent; provided that, notwithstanding the foregoing, in no event shall the Loan Party be required to perfect any such pledge under laws other than of the United States or any state thereof. Notwithstanding any other provision of this Agreement or any other Loan Document, to the extent that a guarantee by a Restricted Subsidiary or pledge of any Restricted Subsidiary’s Capital Stock would result in a deemed dividend inclusion under Section 956 of the Code, (x) such guarantee or (y) such portion of such pledge that is necessary to avoid such deemed dividend inclusion, in each case, shall be deemed to be void ab initio and rendered ineffective for all purposes of this Agreement and such other Loan Document.

(e) Notwithstanding anything to the contrary in this Section 7.9, paragraphs (a), (b), (c) and (d) of this Section 7.9 shall not apply to (i) any property, new Subsidiary or new Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has reasonably determined that (A) the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein or (B) such security interest would violate any applicable law; or (ii) any property which is otherwise excluded or excepted under the Guarantee and Collateral Agreement.

(f) Not later than sixty (60) days after the Closing Date, the Borrower shall provide the insurance endorsements required by Section 5.3(b) of the Guarantee and Collateral Agreement with respect to the Loan Parties and their Properties. Not later than sixty (60) days after the Acquisition Effective Date, the Borrower shall provide the insurance endorsements required by Section 5.3(b) of the Guarantee and Collateral Agreement with respect to the Acquired Business.

(g) Within sixty (60) days following the Acquisition Effective Date the Borrower shall deliver an updated Schedule 5.15 of the Disclosure Letter accounting for the Acquired Business and shall thereafter take such actions described in Sections 7.9 and 7.10 reasonably requested by the Administrative Agent for the purposes of implementing or effectuating the provisions of this Agreement or the other Loan Documents that arise from any change in disclosure.

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(h) Within the time periods specified in Schedule 7.9(h) of the Disclosure Letter (as may be extended in a manner reasonably acceptable to the Administrative Agent), provide such Collateral related closing deliverables and complete such undertakings as are set forth in Schedule 7.9(h) of the Disclosure Letter. All applicable conditions precedent and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods described above, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 7.9(h) and (y) all representations and warranties relating to the Collateral shall be required to be true immediately after the actions required to be taken by this Section 7.9(h) have been taken (or were required to be taken) and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

(i) To the extent any action which would otherwise have been required to be taken pursuant to Section 6.2 but for the Funds Certain Provisions has not been taken on or prior to the Acquisition Effective Date as permitted by Section 6.2 or any other consent by the Administrative Agent to allow for certain Collateral related closing deliverables to be delivered post-closing, then the Borrower shall cause all such actions to be taken as promptly as practicable after the Acquisition Effective Date, to perfect a first priority Lien on substantially all of the assets of the Loan Parties (subject to any exceptions set forth herein and in the Security Documents); provided that, in any event, such actions shall be reasonably required to be completed within sixty (60) days after the Acquisition Effective Date as such date may be extended (with respect to a given action or actions) in a manner reasonably acceptable to the Administrative Agent.

7.10 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the reasonable exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent reasonably determine may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

7.11 Rated Credit Facility; Corporate Ratings. Use commercially reasonable efforts to (a) cause the Facilities to be continuously rated by S&P and Moody’s and (b) cause the Borrower to continuously receive a Corporate Family Rating and Corporate Rating.

7.12 Use of Proceeds. The Borrower shall use the proceeds of the Loans, together with the proceeds of the Letters of Credit, solely as set forth in the recitals to this Agreement and in Section 5.16 hereof. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

7.13 [Reserved].

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7.14 Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Conduct its, cause its Subsidiaries to conduct their, and cause their respective directors, officers, employees and agents to conduct their, business in compliance with (a) the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any other applicable anti-corruption law and (b) Sanctions.

SECTION 8. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to:

8.1 Financial Condition Covenants.

(a) Maximum Consolidated Total Net Leverage Ratio. Without the written consent of the Majority Facility Lenders under the Revolving Facility, permit the Consolidated Total Net Leverage Ratio, calculated as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower (i) ending on or prior to September 30, 2017 to exceed 4.50 to 1.00 and (ii) each fiscal quarter thereafter, to exceed 4.00 to 1.00.

(b) Minimum Interest Coverage Ratio. Without the written consent of the Majority Facility Lenders under the Revolving Facility, permit the Interest Coverage Ratio, calculated for any period of four (4) consecutive fiscal quarters of the Borrower (i) ending on or prior to September 30, 2017 to be less than 4.50 to 1.00 and (ii) each fiscal quarter thereafter, to be less than 5.00 to 1.00.

8.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document, any Replacement Facility or any Incremental Equivalent Debt;

(b) unsecured Indebtedness of (i) any Loan Party owed to any other Loan Party; (ii) any Loan Party owed to the Borrower or any Restricted Subsidiary; (iii) any Restricted Subsidiary that is not a Loan Party owed to any other Restricted Subsidiary that is not a Loan Party; and (iv) subject to Section 8.7(f), any Restricted Subsidiary that is not a Loan Party owed to a Loan Party; provided that, in the case of clauses (i), (ii) (only if the payee of such Indebtedness is a Loan Party) and (iv), any such Indebtedness is evidenced by, and subject to the provisions of, an Intercompany Note;

(c) Guarantee Obligations incurred by (i) any Loan Party of obligations of the Borrower, any Subsidiary Guarantor and, subject to Section 8.7(f), of any Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary that is not a Loan Party of obligations of the Borrower, any Subsidiary Guarantor and any other Restricted Subsidiary in each case so long as the Indebtedness so guaranteed is permitted under this Agreement;

(d) Indebtedness (after giving pro forma effect to the Transactions) outstanding on the Closing Date (and the Acquisition Effective Date to the extent Schedule 8.2 of the Disclosure Letter is updated pursuant to Section 1.6) and listed on Schedule 8.2 of the Disclosure Letter and any Permitted Refinancing thereof;

(e) Indebtedness (including, without limitation, Capital Lease Obligations) of the Borrower or any Restricted Subsidiary secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding;

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(f) Hedge Agreements permitted under Section 8.11;

(g) Indebtedness of the Borrower or any Restricted Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;

(h) Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money, (ii) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business and (iii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(i) (i) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (A) and (B) in the ordinary course of business and (ii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank Guarantee Obligations, warehouse receipts, letters of credit, or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims;

(j) Indebtedness arising from the endorsement of instruments in the ordinary course of business and in respect of netting services, overdraft protections and similar arrangements in each case in connection with Deposit Accounts;

(k) unsecured Indebtedness of any Loan Party pursuant to the Convertible Notes and the Convertible Notes Indentures outstanding as of the Second Amendment Effective Date (including any Permitted Refinancing thereof) (as such principal amount may be reduced by principal repayments of the Convertible Notes and/or conversions in accordance with the terms of the Convertible Notes Indentures);

(l) Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries;

(m) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Borrower or its direct or indirect parent permitted by Section 8.6;

(n) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary (other than the Target and its Subsidiaries) (such Person, an “Acquired Person”), together with all Indebtedness assumed by the Borrower or any of its Restricted Subsidiaries in connection with any acquisition permitted under Section 8.7 or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof, but only to the extent that (i) such Indebtedness was not created or incurred in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, (ii) any Liens securing such Indebtedness attach only to the assets of the Acquired Person and (iii) the aggregate principal amount of such Indebtedness does not exceed $100,000,000 at any one time outstanding;

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(o) Earn-Out Obligations;

(p) Junior Indebtedness of the Loan Parties in an aggregate principal amount (for all Loan Parties) not to exceed an amount such that, after giving pro forma effect to the incurrence of such Indebtedness, (i) the Borrower shall be in compliance on a pro forma basis with the Financial Covenants as of the last day of the Reference Period then most recently ended, and (ii) the Consolidated Total Net Leverage Ratio shall not exceed 3.25 to 1.00 as of the last day of the Reference Period then most recently ended; provided that (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) in the case of Second Lien Indebtedness, the holder of such Indebtedness executes and delivers an Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent;

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(r) Indebtedness of the Borrower or any Restricted Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, deferred purchase price obligations or other purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses;

(s) Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 9.2(h);

(t) Indebtedness of Foreign Subsidiaries in an aggregate principal amount (for all Foreign Subsidiaries) not to exceed $50,000,000 at any time outstanding;

(u) [reserved];

(v) Indebtedness existing as of the Acquisition Effective Date owed by a Group Member (including, for the avoidance of doubt, the Acquired Business) to another Group Member and any Permitted Refinancings thereof;

(w) Indebtedness of Foreign Subsidiaries with respect to Permitted Foreign Receivables Facilities not to exceed $25,000,000 at any time outstanding; and

(x) other unsecured Indebtedness of the Borrower and any Restricted Subsidiary in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries) not in excess of the greater of (i) $150,000,000 and (ii) 3.0% of Consolidated Total Tangible Assets at any time outstanding.

Notwithstanding the foregoing, the Borrower will not permit any Designated IP Subsidiary to create, incur, assume or permit to exist any Indebtedness (regardless of whether permitted under this Section 8.2) other than Indebtedness of the Designated IP Subsidiary owed to the Borrower or a Restricted Subsidiary that is otherwise permitted by this Agreement.

8.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

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(a) Liens for taxes, assessments, charges or other governmental levies which are (i) immaterial to the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) not yet delinquent for more than sixty (60) days or (iii) being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) Liens imposed by law, including, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (or, if more than sixty (60) days overdue, no action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or letters of credit or guarantees issued in respect thereof, other than any Lien imposed by ERISA with respect to a Plan or Multiemployer Plan;

(d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or letters of credit or guarantees issued in respect thereof;

(e) easements, zoning restrictions, rights-of-way, restrictions, encroachments and other similar encumbrances and title defects affecting real property that, in any such case, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(f) Liens (after giving pro forma effect to the Transactions) in existence on the Closing Date (and the Acquisition Effective Date to the extent Schedule 8.3 of the Disclosure Letter is updated pursuant to Section 1.6) listed on Schedule 8.3 of the Disclosure Letter and any renewals, replacements or extensions thereof; provided that no such Lien is spread to cover any additional property after the Closing Date (or the Acquisition Effective Date, as applicable) and the Indebtedness secured thereby is permitted by Section 8.2(d);

(g) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition, construction or improvement of fixed or capital assets; provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for replacements, additions and accessions to the property that are affixed or incorporated into the property covered by such Lien or financed with the proceeds of such Indebtedness and the proceeds and the products thereof;

(h) Liens created pursuant to the Security Documents or any other Loan Document, Liens created pursuant to any Replacement Facility, and Liens securing any Incremental Equivalent Debt;

(i) Liens appearing on policies of title insurance reasonably acceptable to the Collateral Agent being issued in connection with any Mortgage;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

(k) licenses, authorizations, covenants not to sue, releases, leases or subleases granted to third parties or the Borrower or any Restricted Subsidiary in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the Collateral or materially interfere with the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;

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(l) Liens securing judgments not constituting an Event of Default under Section 9.2(h) or securing appeal or other surety bonds related to such judgments;

(m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases and consignment arrangements;

(n) Liens existing on property acquired by the Borrower or any Restricted Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) and any renewals, replacements, or extensions thereof; provided that (i) such Lien is not created in contemplation of such acquisition, (ii) such Lien does not extend to any other property of the Borrower or any Restricted Subsidiary following such acquisition (other than the proceeds or products thereof) and (iii) the Indebtedness secured by such Liens is permitted by Section 8.2(n);

(o) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection (or comparable foreign liens); (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) incurred in connection with a cash management program established in the ordinary course of business;

(p) Liens securing Second Lien Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 8.2(p); provided that (i) such Lien is junior in priority to any Lien securing the Obligations on a “subordinated” basis and (ii) such Lien does not extend to any asset of the Borrower or any Restricted Subsidiary that is not also subject to a Lien securing the Obligations;

(q) any encumbrance or restriction with respect to the transfer of the Capital Stock in any joint venture or similar arrangement pursuant to the terms of the joint venture documents;

(r) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods;

(s) statutory and common law landlords’ liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;

(t) Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(u) [reserved];

(v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(w) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.7;

(x) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

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(y) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(z) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(aa) Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any Investment, Disposition, letter of intent or purchase agreement in each case permitted hereunder;

(bb) Liens on property or assets under construction or development (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc) Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(dd) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ee) Liens securing Indebtedness owing to the Borrower or any Subsidiary Guarantor;

(ff) Liens on assets of Foreign Subsidiaries to the extent the Indebtedness secured thereby is permitted under Section 8.2(t); provided that the aggregate principal amount of all such Indebtedness so secured shall not exceed $50,000,000 at any one time;

(gg) Liens on Intellectual Property immaterial to the business of the Borrower and its Restricted Subsidiaries to secure payments to any developer of such Intellectual Property;

(hh) Liens on accounts receivable of Foreign Subsidiaries securing factoring, sales, pledges, assignments, transfers or other dispositions of such accounts receivable in the ordinary course of business as party to any accounts receivable financing transactions permitted pursuant to Section 8.2(w);

(ii) Liens on Escrow Proceeds for the benefit of the Secured Parties and on cash set aside at the time of the incurrence of the Closing Date Term Loans (or Cash Equivalents purchased with such cash) in order to prefund the payment of interest on such Indebtedness and which is held in the Escrow Account to be applied for such purpose; and

(jj) Liens on assets of the Borrower and its Restricted Subsidiaries not otherwise permitted by this Section 8.3 so long as the aggregate outstanding principal amount of the obligations secured thereby do not exceed (as to the Borrower and all Restricted Subsidiaries) the greater of (i) $50,000,000 and (ii) 1.0% of Consolidated Total Tangible Assets at any one time.

8.4 Fundamental Changes. Enter into any merger, consolidation, reorganization, or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

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(a) any Restricted Subsidiary of the Borrower may be merged, consolidated or be amalgamated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation);

(b) any Restricted Subsidiary of the Borrower may be merged, consolidated or be amalgamated (i) with or into any other Restricted Subsidiary of the Borrower (provided that if only one party to such transaction is a Subsidiary Guarantor, the continuing or surviving corporation shall be a Subsidiary Guarantor) or (ii) subject to Section 8.7(f) (to the extent applicable), with or into any other Restricted Subsidiary;

(c) any Restricted Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(f) (to the extent applicable), any other Restricted Subsidiary;

(d) any Restricted Subsidiary that is not a Loan Party may (i) merge or consolidate with or into any Restricted Subsidiary that is not a Loan Party or (ii) dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to (A) another Restricted Subsidiary that is not a Loan Party or (B) to a Loan Party;

(e) the Borrower and any Restricted Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a transaction permitted under Section 8.7, provided that in the case of the Borrower, the Borrower shall be the continuing or surviving corporation;

(f) any Immaterial Subsidiary (other than a Qualifying Subsidiary) may liquidate or dissolve voluntarily;

(g) transactions permitted under Section 8.5 shall be permitted;

(h) any Unrestricted Subsidiary may merge into a Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary to effect a transaction permitted under Section 8.7;

(i) any Permitted Restructuring.

8.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of the Borrower or any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) Dispositions of obsolete, damaged, uneconomic, used, surplus or worn out machinery, parts, property or equipment, inventory or property or equipment no longer used or useful, in the conduct of its business, whether now owned or hereafter acquired;

(b) the sale of inventory and goods held for sale, each in the ordinary course of business;

(c) Dispositions permitted by Section 8.4(a), (b), (c), (d), (e), (f), (h) and (i);

(d) the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or, if any Restricted Subsidiary is not a Loan Party, to any other Restricted Subsidiary;

(e) any Restricted Subsidiary of the Borrower may Dispose of any assets to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(f) (to the extent applicable), any other Restricted Subsidiary, and any Restricted Subsidiary that is not a Subsidiary Guarantor may Dispose of any assets, or issue or sell Capital Stock, to any other Restricted Subsidiary that is not a Subsidiary Guarantor;

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(f) Dispositions of cash or Cash Equivalents in the ordinary course of business in transactions not otherwise prohibited by this Agreement;

(g) (i) non-exclusive licenses of technology in the ordinary course of business which, in the aggregate, do not materially detract from the value of any Collateral or materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Restricted Subsidiaries and (ii) sales, leases, transfers or other dispositions (whether through the direct transfer of the ownership of such Intellectual Property, transfer of the Capital Stock of the owner of such Intellectual Property, exclusive licensing of such Intellectual Property or otherwise) by the Borrower and the Restricted Subsidiaries of Intellectual Property to other Persons (other than to a Loan Party), in accordance with normal industry practice; provided that the aggregate purchase price or other consideration (exclusive of success or similar fees and royalties, including fees based on future enforcement of such Intellectual Property) for such sales in reliance upon this clause (g)(ii) shall not exceed $125,000,000 during the term of this Agreement;

(h) (i) the Disposition of other property (other than Intellectual Property) having a fair market value not to exceed the greater of (A) 1.0% of the Consolidated Total Tangible Assets of the Borrower in the aggregate for any fiscal year of the Borrower or (B) $45,000,000 in any fiscal year of the Borrower; provided that at least 75% of the consideration received in connection therewith consists of cash or Cash Equivalents and such Disposition is made for fair market value and (ii) the Disposition of property or assets as a result of a Recovery Event, in each case so long as the Borrower is in compliance with Section 4.2(b) of this Agreement;

(i) sales, assignments, transfers or other dispositions of accounts receivable of any Foreign Subsidiary in the ordinary course of business as part of any accounts receivable financing transaction or factoring permitted pursuant to Section 8.2(w);

(j) (i) the issuance or sale of shares of any Restricted Subsidiary’s Capital Stock to qualified directors if required by applicable law and (ii) compensatory issuances or grants of Capital Stock of the Borrower approved by the Borrower’s board of directors, any committee thereof or any designee of either to employees, officer, directors or consultants made pursuant to equity-based compensation plans or arrangements that have been approved by the shareholders of the Borrower;

(k) Dispositions or exchanges of equipment or other property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(l) Dispositions in the form of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary, taken as a whole;

(m) Dispositions of the Capital Stock of Unrestricted Subsidiaries;

(n) the abandonment or other Disposition of immaterial Intellectual Property (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or go abandoned) to the extent the Borrower determines in its reasonable business judgment that (i) such Intellectual Property is not commercially reasonable to maintain under the circumstances and (ii) such Disposition would not materially and adversely affect the business of the Borrower and its Restricted Subsidiaries;

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(o) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(p) the unwinding or settling of any Swap Agreement;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) sales and other assignments, transfers or other dispositions of accounts receivable in connection with the compromise or collection thereof;

(s) any Designated Permitted Dispositions; and

(t) any Permitted Restructuring.

Notwithstanding the foregoing, a Designated IP Subsidiary shall not make Dispositions other than pursuant to clauses (a), (b), (e), (g), (n) or (s) above.

8.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Restricted Subsidiary, or make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any principal of Junior Financing (other than Indebtedness evidenced by the Intercompany Note) or the conversion of (including any cash payment upon conversion) or payment of any principal or premium on any Convertible Notes other than any required payment at the stated maturity thereof, in each case, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (collectively, “Restricted Payments”), except that:

(a) any Restricted Subsidiary may make Restricted Payments (i) to the Borrower or any Subsidiary Guarantor or any other Person that directly owns Capital Stock in such Subsidiary in proportion to such Person’s ownership interest in such Restricted Subsidiary, or (ii) for so long as such Restricted Subsidiary is a member of a group filing a consolidated, combined or unitary return with the Borrower, to the Borrower and any other holder of Capital Stock of such Subsidiary permitted hereunder in order to pay consolidated, combined or unitary federal, state or local taxes which payments by such Restricted Subsidiary are not in excess of the tax liabilities that would have been payable by such Restricted Subsidiary and its Subsidiaries on a stand-alone basis (taking into account any net operating loss carry forwards attributable to such Restricted Subsidiary and its Subsidiaries);

(b) each Restricted Subsidiary may make Restricted Payments to the Borrower and to Wholly Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);

(c) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of such Person;

(d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase, redeem or otherwise acquire shares of its common stock or other common Capital Stock or warrants or options to acquire any such shares, in each case, to the extent consideration therefor consists of the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Capital Stock;

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(e) (i) the Borrower may purchase its Capital Stock from present or former officers, directors, employees or consultants of the Borrower or any Group Member upon the death, disability or termination of employment or services of such individual, and (ii) the Borrower may purchase, redeem or otherwise acquire any Capital Stock from the employees, officers, directors and consultants of the Borrower or any Group Member by net exercise, net withholding or otherwise, concurrently with the issuance of such Capital Stock pursuant to the terms of any employee stock option, incentive stock or other equity-based plan or arrangement; provided that the aggregate amount of payments under this clause (e) (i) shall not exceed $7,500,000 in any fiscal year and $15,000,000 during the term of this Agreement plus, in each case, any proceeds received by the Borrower after the Acquisition Effective Date in connection with the issuance of Capital Stock that are used for the purposes described in this clause (e); provided, further, that any payment in respect of an Unrestricted Subsidiary shall count as an Investment under Section 8.7(t);

(f) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall be in compliance, on a pro forma basis, with the Financial Covenants contained in Section 8.1 as of the last day of the Reference Period then most recently ended, and (iii) the Consolidated Total Net Leverage Ratio on a pro forma basis does not exceed 3.25 to 1.00 as of the last day of the Reference Period then most recently ended, the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of the Available Amount Starter Basket and the Available Amount;

(g) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the Borrower may make Restricted Payments in the form of a dividend or any payment, purchase, redemption, defeasance, retirement or other acquisition of Capital Stock in an amount not to exceed $100,000,000 in any fiscal year plus (ii) the Loan Parties may make Restricted Payments in an unlimited amount so long as after giving effect thereto and the incurrence of any Indebtedness to finance the same, the Consolidated Total Net Leverage Ratio on a pro forma basis does not exceed 2.50 to 1.00 as of the last day of the Reference Period then most recently ended;

(h) the Borrower may make Restricted Payments to pay cash payments in lieu of issuing fractional shares in connection with a conversion of Convertible Notes into Capital Stock of the Borrower;

(i) the Convertible Notes may be converted into shares of Borrower Capital Stock (other than Disqualified Capital Stock) in accordance with the conversion provisions of such Convertible Notes payable on conversion in accordance with the terms of the applicable Convertible Notes Indenture;

(j) the Convertible Notes may be converted into the right to receive cash in the conversion value in accordance with the conversion provisions of such Convertible Notes (and the Borrower may pay cash settlements to holders of such Convertible Notes payable upon the conversion of such Convertible Notes in accordance with the terms of such Convertible Notes Indenture) to the extent permitted under Section 8.8(a) hereof;

(k) [reserved];

(l) the Convertible Notes may be redeemed or repurchased as a result of any asset sale, change of control, fundamental change or other similar required repurchase or redemption event prior to the final stated maturity in accordance with the terms of the applicable Convertible Notes Indenture;

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(m) the Borrower may make Restricted Payments consisting of the cashless exercise of options and warrants of the Capital Stock of the Borrower or any of its Subsidiaries;

(n) each of the Borrower and its Restricted Subsidiaries may enter into, exercise its respective rights and perform its respective obligations under Permitted Call Spread Swap Agreements; and

(o) the Borrower and its Restricted Subsidiaries may make Restricted Payments expressly permitted pursuant to Section 8.8(a).

8.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business line or unit of, or a division of, or make any other investment in, any Person including via merger, consolidation, amalgamation or otherwise (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) Guarantee Obligations permitted by Section 8.2;

(d) loans and advances to officers, directors and employees of the Borrower or any Restricted Subsidiary (giving pro forma effect to the Transaction) in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) outstanding on the Closing Date (and the Acquisition Effective Date to the extent Schedule 8.7(d) of the Disclosure Letter is updated pursuant to Section 1.6) and listed on Schedule 8.7(d) of the Disclosure Letter and any Permitted Refinancing thereof plus additional amounts in an aggregate amount for the Borrower and all Restricted Subsidiaries not to exceed $10,000,000 at any time outstanding;

(e) intercompany Investments by (i) the Borrower or any Restricted Subsidiary in any Loan Party; provided that all such intercompany Investments to the extent such Investment is a loan or advance owed to a Loan Party are evidenced by the Intercompany Note and (ii) any Restricted Subsidiary that is not a Loan Party to any other Restricted Subsidiary that is not a Loan Party;

(f) intercompany Investments by any Loan Party in the form of advance, loan, extension of credit or capital contribution in any Restricted Subsidiary, that, after giving effect to such Investment, is not a Subsidiary Guarantor (including, without limitation, Guarantee Obligations with respect to obligations of any such Restricted Subsidiary, loans made to any such Restricted Subsidiary and Investments resulting from mergers with or sales of assets to any such Subsidiary to the extent cash consideration equal to fair market value is not otherwise received by such Loan Party in connection with such asset sale) in an amount (but excluding all such Investments outstanding as of the Closing Date and listed on Schedule 8.7(f) of the Disclosure Letter (and the Acquisition Effective Date to the extent Schedule 8.7(f) of the Disclosure Letter is updated pursuant to Section 1.6) not to exceed the greater of (i) $50,000,000 and (ii) 1.0% of Consolidated Total Tangible Assets at any time outstanding;

(g) Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business and customary trade arrangements with customers consistent with past practice;

(h) Permitted Acquisitions;

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(i) Investments consisting of Hedge Agreements permitted by Section 8.11;

(j) Investments existing as of the Closing Date and set forth in Schedule 8.7(j) of the Disclosure Letter (and the Acquisition Effective Date to the extent Schedule 8.7(j) of the Disclosure Letter is updated pursuant to Section 1.6) and any modification, extension or renewal thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal;

(k) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other Persons to the extent reasonably necessary in order to prevent or limit loss or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business;

(l) Investments consisting of acquisitions of Capital Stock or securities received in settlement of debts created in the ordinary course and owing to the Borrower or any Restricted Subsidiary or in satisfactions of judgment;

(m) Investments received as consideration in connection with Dispositions permitted under Section 8.5;

(n) the licensing from other Persons by the Borrower and the Restricted Subsidiaries of Intellectual Property in accordance with normal industry practice; provided that if such licensing involves the effective acquisition of any business of another Person it must be otherwise permitted by this Section 8.7;

(o) Investments of an Acquired Person that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 8.4 or 8.7 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that this clause (o) is intended solely to grandfather such Investments as are indirectly acquired as a result of an acquisition of such Person otherwise permitted hereunder and any consideration paid in connection with such acquisition that may be allocable to such Investments must be permitted by, and be taken into account in computing compliance with any basket amounts or limitations applicable to such acquisition hereunder;

(p) guarantees (i) by any Loan Party of Indebtedness and other obligations of Borrower and the other Loan Parties not otherwise permitted hereunder, (ii) by the Borrower or any Restricted Subsidiary of Indebtedness and other obligations of any Loan Party not otherwise permitted hereunder, (iii) by any Restricted Subsidiary that is not a Subsidiary Guarantor of Indebtedness and other obligations of any other Restricted Subsidiary that is not a Subsidiary Guarantor not otherwise permitted hereunder and (iv) by any Loan Party of Indebtedness and other obligations of any Restricted Subsidiary that is not a Subsidiary Guarantor not otherwise permitted hereunder subject, in the case of this clause (iv) to the limits set forth in Section 8.7(f) above;

(q) investments, loans, advances, guarantees and acquisitions resulting from a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(r) investments, loans, advances, guarantees and acquisitions the consideration for which consists solely of shares of common stock of the Borrower;

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(s) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall be in compliance, on a pro forma basis, with the Financial Covenants contained in Section 8.1 as of the last day of the Reference Period then most recently ended, and (iii) the Consolidated Total Net Leverage Ratio on a pro forma basis does not exceed 3.25 to 1.00 as of the last day of the Reference Period then most recently ended, the Borrower may make Investments in an aggregate amount not to exceed the greater of the Available Amount Starter Basket and the Available Amount;

(t) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, unlimited Investments so long as the Consolidated Total Net Leverage Ratio on a pro forma basis does not exceed 2.50 to 1.00 as of the last day of the Reference Period then most recently ended;

(u) (i) subject to Section 8.16, Investments comprising the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in an aggregate amount since the Closing Date not to exceed $25,000,000 and (ii) the acquisition of any or all of the Capital Stock of the China JV or the Japan JV;

(v) Investments existing as of the Acquisition Effective Date of a Group Member (including, for the avoidance of doubt, the Acquired Business) in another Group Member;

(w) the Acquisition;

(x) Investments in the form of contributions of accounts receivable assets and cash by a Foreign Subsidiary pursuant to the terms of a Permitted Foreign Receivables Facility to the extent necessary to properly capitalize the special purpose Subsidiary for such Permitted Foreign Receivables Facility to avoid insolvency or consolidation with any other Subsidiary;

(y) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at cost, if applicable) not to exceed $50,000,000 at any time outstanding; and

(z) any Permitted Restructuring.

8.8 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of (including any “call,” open market purchase or cash payment in connection with the Borrower’s election to cash settle or “net share” settle in connection with a “conversion” requirement under any Convertible Notes) or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Financing except (i) pursuant to Restricted Payments permitted by Section 8.6(f), (g), (h), (i), (k) and (l), (ii) with the proceeds of other Junior Indebtedness pursuant to a Permitted Refinancing or (iii) the conversion of any Junior Financing to Capital Stock (other than Disqualified Capital Stock that is not permitted hereunder) including payments permitted under Section 8.6(h) in connection therewith; provided that nothing in this Section 8 shall restrict the Group Members from repaying intercompany loans so long as such repayments are in accordance with the terms of the Intercompany Note, if applicable; provided further that with respect to the Convertible Notes,

(A) the 2026 Convertible Notes may be converted into the right to receive cash in accordance with the conversion provisions of the 2026 Convertible Notes Indenture (and the Borrower may pay cash settlements to the holders of the 2026 Convertible Notes in accordance with the 2026 Convertible Notes Indenture); and

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(B) the 2026 Convertible Notes may be redeemed or repurchased in connection with the “call” provisions set forth in Section 3.01 of the 2026 Convertible Notes Indenture pursuant to the terms thereof.

(b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Financing other than any amendment that is not (i) materially adverse to the Borrower and the Restricted Subsidiaries and/or the Secured Parties or (ii) more onerous in any material respect than the existing applicable provisions in the Junior Financing or the applicable provision set forth in this Agreement, in each case as determined by the board of directors (including an authorized committee thereof) of the Borrower in good faith; provided that, for the avoidance of doubt, in no event shall any such amendment, modification or change shorten the maturity or average life to maturity of any Junior Financing (or any Permitted Refinancings thereof), require any payment with respect thereto sooner than previously scheduled, increase the interest rate or fees applicable thereto or grant collateral as security thereof.

(c) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organizational Document of any Restricted Subsidiary if such amendment, modification, waiver or change could reasonably be expected to have a Material Adverse Effect or would be materially adverse to the Lenders.

8.9 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except (a) transactions between or among Loan Parties; (b) transactions between or among Restricted Subsidiaries that are not Loan Parties; (c) loans or advances to officers, directors and employees permitted under Section 8.7; (d) the payment of reasonable fees to directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or any Restricted Subsidiary, and compensation, employment, termination and other employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of any Group Member, each in the ordinary course of business, provided that any payment in respect of an Unrestricted Subsidiary shall count as an Investment under Section 8.7(t); (e) (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors and (ii) any repurchases of any issuances, awards or grants issued pursuant to clause (i), in each case, to the extent permitted by Section 8.6; (f) employment arrangements entered into in the ordinary course of business between the Borrower or any Restricted Subsidiary and any employee thereof; (g) any Restricted Payment permitted by Section 8.6; (h) the Acquisition; (i) pledges of Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; (j) the provision of Cash Collateral permitted under Section 8.3(aa) and payments and distributions of amounts therefrom; (k) transactions contemplated by any Permitted Foreign Receivables Facility documents; and (l) any Permitted Restructuring.

8.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of personal property that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary.

8.11 Hedge Agreements. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure, (b) Hedge Agreements entered into in order to effectively cap, collar or exchange

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interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, (c) any Hedge Agreements required to be entered into pursuant to the terms and conditions of this Agreement, (d) Hedge Agreements in respect of Capital Stock of the Borrower or any Restricted Subsidiaries entered into in connection with share repurchase transactions and (e) Permitted Call Spread Swap Agreements.

8.12 Changes in Fiscal Periods; Accounting Changes. (a) Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

(b) Make or permit any change in accounting policies or reporting practices, except changes that are required by GAAP, or change independent accountants other than to any nationally recognized firm or such other firm reasonably acceptable to the Administrative Agent.

8.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired other than (a) this Agreement, the other Loan Documents, and other agreements governing such Indebtedness, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement governing any Junior Indebtedness, Convertible Notes, Incremental Equivalent Debt, Permitted Surviving Indebtedness, a Replacement Facility or a Permitted Foreign Receivables Facility permitted hereunder so long as the restrictions set forth therein are no more restrictive than the corresponding provisions in the Loan Documents, (d) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (e) the foregoing shall not apply to restrictions and conditions contained in agreements of any Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or agreements assumed from any Person in connection with the acquisition of assets by the Borrower or any Restricted Subsidiary of such Person after the date hereof, provided that such agreements exist at the time such Person becomes a Restricted Subsidiary or such agreements are assumed and in each case are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or the agreements being assumed, (f) any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2(t), (g) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (h) customary restrictions contained in Indebtedness incurred pursuant to Section 8.2 (provided that such restrictions do not restrict the Liens securing the Obligations), (i) restrictions arising in connection with cash or other deposits permitted under Sections 8.3 or 8.7 and limited to such cash or deposit, (j) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (k) restrictions imposed by any Governmental Authority or arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (l) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

8.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary of the

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Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) the foregoing shall not apply to restrictions and conditions contained in agreements of any Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or agreements assumed from any Person in connection with the acquisition of assets by the Borrower or any Restricted Subsidiary of such Person after the date hereof, provided that such agreements exist at the time such Person becomes a Restricted Subsidiary or such agreements are assumed and in each case are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or the agreements being assumed, (iv) any restrictions set forth in any Incremental Equivalent Debt, Replacement Facility, Permitted Foreign Receivables Facility or any Junior Indebtedness so long as the restrictions set forth therein are not, taken as a whole, materially more restrictive than the corresponding provisions in the Loan Documents, (v) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (vi) restrictions and conditions existing on the Closing Date (and on the Acquisition Effective Date to the extent Schedule 8.14 of the Disclosure Letter is updated pursuant to Section 1.6) identified on Schedule 8.14 of the Disclosure Letter (but not to any amendment or modification expanding the scope or duration of any such restriction or condition), (vii) restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien, (viii) customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof, (ix) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (x) any agreement of a Foreign Subsidiary or Restricted Subsidiary which is not a Loan Party governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2(t), (xi) any agreement or arrangement already binding on a Restricted Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition, (xii) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 8.7), which limitation is applicable only to the assets that are the subject of such agreements, (xiii) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xiv) restrictions imposed by any Governmental Authority or arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit or (xv) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

8.15 Line of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are similar, reasonably related, incidental, ancillary or complementary thereto.

8.16 Designation of Subsidiaries. The board of directors of the Borrower may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 8.1 on a pro forma basis, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary, (iv) if a Restricted Subsidiary is

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being designated as an Unrestricted Subsidiary hereunder, such Restricted Subsidiary, together with all other Unrestricted Subsidiaries as of such date of designation, must not have contributed greater than the greater of (A) $50,000,000 and (B) 1.0% of Consolidated Total Tangible Assets (but, notwithstanding the definition of Consolidated Total Tangible Assets, calculated inclusive of all Unrestricted Subsidiaries), as of the last day of the Reference Period then most recently ended and (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, upon the effectiveness of such designation, such Subsidiary is and would continue to be a restricted subsidiary under the terms of any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower or the applicable Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Borrower’s or the applicable Restricted Subsidiary’s investment therein. None of the Borrower or any Restricted Subsidiary shall at any time be directly or indirectly liable for any Indebtedness that provides the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of an Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower or the applicable Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or such Restricted Subsidiary’s Investment in such Subsidiary. Notwithstanding the foregoing, neither the Borrower nor any Designated IP Subsidiary shall be permitted to be an Unrestricted Subsidiary.

SECTION 9. EVENTS OF DEFAULT

9.1 Events of Default Prior to the Acquisition Effective Date. If any of the following events shall occur and be continuing prior to the Acquisition Effective Date:

(a) any Specified Representations made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been inaccurate in any material respect (or, in any respect, if qualified by materiality) on or as of the date made, or deemed made;

(b) the Borrower shall fail to observe or perform the provisions of Section 7.4(a) (as it relates to the Borrower’s legal existence);

(c) the Borrower shall fail to pay interest on any Closing Date Term Loan or any fee or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof;

(d) (i) the Escrow Agreement shall for any reason fail to create a valid and perfected first priority security interest in the Escrow Account and the Escrow Property or (ii) the Borrower shall fail to observe or perform the provisions of the Escrow Agreement and, in the case of this clause (ii), such failure shall continue unremedied for a period of five (5) Business Days;

(e) (i) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall commence any case, proceeding, assignment, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered

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with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) any case, proceeding, petition or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding, petition or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(f) any of the Security Documents in effect on the Closing Date shall cease, for any reason, to be in full force and effect with respect to a material portion of the Collateral, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or any Loan Party or any Subsidiary of any Loan Party shall so assert (other than, in any such case, any transactions expressly permitted by the Loan Documents); notwithstanding the foregoing, any breach of Section 7.9 or Section 7.10 prior to the Acquisition Effective Date shall not constitute a Default under this Section 9.1, but shall be considered a Default under Section 9.2(c), Section 9.2(d) or Section 9.2(i), as applicable; or

(g) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect with respect to any Loan Party party thereto on the Closing Date or such Loan Party shall so assert (other than, in any such case, any transactions expressly permitted by the Loan Documents).

9.2 Events of Default From and After the Acquisition Effective Date. If any of the following events shall occur and be continuing after the Acquisition Effective Date:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any fee or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect (or, in any respect, if qualified by materiality) on or as of the date made, or deemed made; or

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(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 3.15(a)(vi), clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Section 7.7, Section 7.9, Section 7.12, or Section 8 of this Agreement; provided that an Event of Default under this clause (c) as a result of a breach of any Financial Covenant (any such Event of Default, a “Financial Covenant Event of Default”) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Majority Facility Lenders under the Revolving Facility have declared all outstanding Obligations under the Revolving Facility to be immediately due and payable in accordance with Section 9.3, and such declaration has not been rescinded on or before such date; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) the Borrower or any Restricted Subsidiary (i) defaults in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation or Hedge Agreement that constitutes Material Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory prepayment, repurchase, redemption or offer to purchase by the obligor thereunder or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; provided that this Section 9.2(e) shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (B) any requirement to make a cash payment as a result of the early termination of a Permitted Call Spread Swap Agreement, (C) any requirement to deliver cash or equity securities upon conversion of Convertible Notes permitted under Section 8.6 and Section 8.8(a) or (D) any requirement to deliver cash or equity securities upon exercise of put and call options under Convertible Notes permitted under Section 8.6 and Section 8.8(a); or

(f) (i) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall commence any case, proceeding, assignment, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) any case, proceeding, petition or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding, petition or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or

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bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Qualifying Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) an ERISA Event shall have occurred that, either alone or together with all other events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary and the same shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof and any such judgments or decrees either (i) is for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), of $50,000,000 or more or (ii) is for injunctive relief and could reasonably be expected to have a Material Adverse Effect; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect with respect to a material portion of the Collateral, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or any Loan Party or any Subsidiary of any Loan Party shall so assert (other than, in any such case, any transactions expressly permitted by the Loan Documents); or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert (other than, in any such case, any transactions expressly permitted by the Loan Documents); or

(k) a Change of Control occurs; or

(l) (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, bonding and enforceable against the holders of any Junior Financing, if applicable, (iii) if applicable, the Intercreditor Agreement related to any Second Lien Indebtedness shall, in whole or in part, cease to be effective or otherwise cease to be legally valid, binding and enforceable against the holder of any Second Lien Indebtedness or (iv) any Loan Party, any Subsidiary of any Loan Party, the trustee in respect of any Junior Financing, or the holders of any Junior Financing, as the case may be, shall assert any of the foregoing.

9.3 Remedies. ~~(a)~~ (a) Except as provided in paragraph (b) below, (i) if (x) until the Acquisition Effective Date, an Event of Default specified in Section 9.1(g) and (y) from and after the Acquisition Effective Date, an Event of Default specified in Section 9.2(f) with respect to the Borrower shall occur and be continuing, the interest rate set forth in Section 4.5(c) shall apply and automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (ii) if (x) until the Acquisition Effective Date, such event is any other Event of Default specified in Section 9.1 (other than an Event of Default specified in Section 9.1(c)) and (y) from and after the Acquisition Effective Date, such event is any other Event of Default specified in Section 9.2 (other than a Financial

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Covenant Event of Default) that has occurred and is continuing, either or both of the following actions may be taken, as applicable: (A) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (B) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account subject to the security interest granted in favor of the Lenders opened by the Administrative Agent an amount equal to the 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

(b) ~~(a)~~ Upon the occurrence and during the continuation of a Financial Covenant Event of Default that is unwaived, the Majority Facility Lenders under the Revolving Facility may, immediately upon such breach (i) declare that such breach constitutes an Event of Default for Section 6.2 and (ii) either (A) terminate the Revolving Commitments and/or (B) take the actions specified in Section 9.3(a) in respect of the Revolving Commitments, the Revolving Loans and the L/C Obligations. In respect of a Financial Covenant Event of Default that is continuing, the Majority Facility Lenders under each Term Facility may declare the Term Loans thereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable on the date that the Majority Facility Lenders in respect of the Revolving Facility terminate the Revolving Commitments or accelerate all Obligations in respect of the Revolving Facility; provided however, that the Majority Facility Lenders under each Term Facility may not take such actions as a result of a Financial Covenant Event of Default if either (1) all Obligations under the Revolving Facility have been repaid in full (other than Unasserted Contingent Obligations) and the Revolving Commitments have been terminated or (2) no actions have been taken to terminate the Revolving Commitments or accelerate the Obligations in respect of the Revolving Facility and the Financial Covenant Event of Default has been waived by the Majority Facility Lenders in respect of the Revolving Facility.

(c) ~~(b)~~ Upon the occurrence and during the continuation of an Event of Default specified in Section 9.1(c) (solely with respect to any interest payment), the Collateral Agent shall promptly provide a Collateral Agent Payment Default Notice to the Escrow Agent. Pursuant to the terms of the Escrow Agreement, within one Business Day after receipt of such Collateral Agent Payment Default Notice, the Escrow Agent will release Escrow Property in the amount stated in the Collateral Agent Payment Default Notice which amount shall be released to the Administrative Agent for application as provided in Section 3(e) of the Escrow Agreement. Upon actual receipt by the Administrative Agent of the amount specified in the Collateral Agent Payment Default Notice, the Event of Default under Section 9.1(c) shall be deemed not to have occurred for purposes of the Loan Documents,

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SECTION 10. THE AGENTS

10.1 Appointment. Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3 Exculpatory Provisions. Without limiting the generality of the foregoing, each Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 11.1) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment;

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(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; and

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

10.4 Reliance by Administrative Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, each Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.

10.6 Non-Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured

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Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement, any Specified Hedge Agreement or any Specified Cash Management Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, any Specified Hedge Agreement or any Specified Cash Management Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.7 Indemnification. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.5 to be paid by it to any Agent Related Party (or any sub-agent thereof), each Lender severally agrees to pay to such Agent Related Party (or any such sub-agent thereof) such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that (a) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent Related Party (or any such sub-agent thereof) and (b) no Lender shall be liable for the payment of any portion of such unreimbursed expense or indemnified loss, claim, damage, liability or related expense to the extent it has been determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from (i) such Agent’s gross negligence, bad faith, willful misconduct, (ii) a material breach of the obligations of such Agent under the Loan Documents or (iii) any proceeding between and among Agent Related Parties that does not involve an act or omission by the Borrower or its Subsidiaries (other than claims against the Administrative Agent or a Lead Arranger in its capacity or in fulfilling its role as the agent or arranger or any other similar role under the Facilities (excluding its role as a Lender). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

10.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent and without any duty to account therefor to the Lenders. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.

10.9 Successor Administrative Agent; Resignation of Issuing Lender. (a) The Administrative Agent and the Collateral Agent may resign as Administrative Agent and Collateral Agent, respectively, upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent or Collateral Agent, as applicable, shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders (which such successor agent shall be (i) a Lender or (ii) otherwise satisfactory to the Required Lenders), which successor agent shall (unless an Event of Default under Section 9.1(a) or

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Section 9.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed and accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is ten (10) days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring or removed Administrative Agent’s or Collateral Agent’s, as applicable, resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, Collateral Agent, their respective sub-agents and their respective Agent Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or Collateral Agent, as applicable.

(b) Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders (determined after giving effect to the final paragraph of Section 11.1) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date ten (10) Business Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

(c) In addition to the foregoing, if (i) a Lender becomes, and during the period it remains, a Defaulting Lender, any Issuing Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Lender, effective at the close of business New York time on a date specified in such notice (which date may not be less than ten (10) Business Days after the date of such notice) or (ii) DBNY resigns or is removed as Administrative Agent, such resignation or removal shall also constitute its resignation as Issuing Lender; provided that such resignation by such Issuing Lender will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuing Lender and such Issuing Lender shall continue to be an Issuing Lender for the purposes of this Agreement in respect of such Letters of Credit.

10.10 Agents Generally. Except as expressly set forth herein, the Agents shall not have any duties or responsibilities hereunder in their capacity as such.

10.11 Lender Action. Each Secured Party agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Specified Hedge Agreements or the Specified Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.

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10.12 Withholding Taxes. Without limiting or expanding the provisions of Section 4.10, each Lender shall indemnify the Administrative Agent (to the extent that Administrative Agent has not already been reimbursed by the Loan Parties and without limiting or expanding the obligation of the Loan Parties to do so) against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective). A certificate as to the amount of any such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amounts due the Administrative Agent under this Section 10.12. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.13 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.7, 3.3, 3.7 and 11.5 or otherwise) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lenders to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7, 3.3, 3.7 and 11.5 or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

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The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Administrative Agent shall be authorized (i) to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.1 of this Agreement, (iii) to assign the relevant Obligations to any such acquisition vehicle pro rata by the Secured Parties, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and, to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 11. MISCELLANEOUS

11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that (1) any such amendment, supplement, modification or waiver shall be acknowledged by the Administrative Agent and (2) no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or forgive or reduce any interest or fee payable hereunder (except (A) in connection with the

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waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (B) that any amendment or modification of the Financial Covenants or defined terms used in the Financial Covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that neither any amendment, modification or waiver of a mandatory prepayment required hereunder, nor any amendment of Section 4.2 or any related definitions including Asset Sale, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note or other amendment, modification or supplement to which this clause (i) is applicable;

(ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement (other than pursuant to any transaction or transactions expressly permitted by the Loan Documents), in each case without the written consent of all Lenders;

(iv) after the Acquisition Effective Date, no amendment, waiver or consent which has the effect of enabling the Borrower to satisfy any condition to a Borrowing contained in Section 6.3 hereof which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Revolving Lenders to make any additional Revolving Loan, unless and until the Majority Facility Lenders under the Revolving Facility shall have approved such amendment, waiver or consent;

(v) amend, modify or waive any provision of Section 4.2(f), 4.8 or 11.7(a) of this Agreement or Section 6.5 of the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders except, in the case of amendments to Section 4.8 pursuant to an Extension Amendment;

(vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby;

(vii) amend, modify or waive any provision of the Loan Documents that by its terms adversely affects the rights of one Facility in respect of Collateral in a manner different than another Facility, in each case without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby;

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(viii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(ix) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby;

(x) amend, modify or waive any provision of Section 11.6 to further restrict any Lender’s ability to assign or otherwise transfer its obligations hereunder without the written consent of all Lenders;

(xi) amend, modify or waive any provision of Sections 3.5 to 3.16 without the written consent of each Issuing Lender;

(xii) amend, modify or waive (A) any provision of any Loan Document so as to alter the ratable sharing of payments required thereby or (B) the definition of “Qualified Counterparty,” “Specified Cash Management Agreement,” “Specified Hedge Agreement,” or “Obligations,” in each case in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans;

(xiii) amend, modify or waive any provision of Section 8.1 (and related definitions as used in such Section, but not as used in other Sections of this Agreement) or the first sentence of Section 9.2(b) without the written consent of the Majority Facility Lenders under the Revolving Facility and, notwithstanding anything to the contrary set forth in this Section 11.1, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver;

(xiv) amend, modify or waive any provision of this Section 11.1 that requires the consent of: (A) each Issuing Lender without the express written consent of each Issuing Lender; (B) each Agent without the express written consent of each Agent; (C) each Qualified Counterparty without the express written consent of each Qualified Counterparty; (D) the Majority Facility Lenders under any Facility with the express written consent of the Majority Facility Lenders under such Facility and (E) all Lenders or each affected Lender without the express written consent of each Lender; and

(xv) extend the Escrow Conditions Deadline or waive any provision set forth in Section 6.2 without the written consent of the Escrow Agent and the Lenders with respect to the Facility adversely affected thereby;

provided, further, that no amendment, modification or waiver affecting the rights or duties of any Agent, including the Escrow Agent, shall be effective without the prior written consent of such Agent. In addition to the foregoing, this Agreement may also be amended by supplements to the Schedules to the Disclosure Letter pursuant to Section 1.6, amendments pursuant to Section 2.4 and Section 3.16 and extensions of Loans pursuant to Section 2.6, in each case, without the consent of the Required Lenders.

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In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

In addition, notwithstanding the foregoing, after the Acquisition Effective Date, this Agreement may be amended with the written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), the Borrower and the Lenders or other Persons providing the relevant Replacement Facility (as defined below) to permit the refinancing of all or any portion of (i) the outstanding Term Loans (“Refinanced Term Loans”) with (A) a replacement term loan tranche under this Agreement (“Refinancing Term Loans”), which may be pari passu in right of payment and security with the Loans under this Agreement or, subject to Section 8.2(p), may be incurred in the form of Junior Indebtedness of the Borrower, or (B) one or more series of senior notes (“Refinancing Notes”), which Refinancing Notes may be in the form of Permitted Pari Passu Indebtedness or in the form of Second Lien Indebtedness or unsecured Indebtedness that, in each case constitutes Junior Indebtedness of the Borrower or (ii) the outstanding Revolving Loans and Revolving Commitments (such refinanced Revolving Loans and Revolving Commitments, the “Refinanced Revolving Facility” and, together with any Refinanced Term Loans, Refinancing Notes, each a “Refinanced Facility” and, collectively, the “Refinanced Facilities”) with Refinancing Term Loans or a replacement revolving loan tranche of the Borrower (such replacement revolving loan tranche, “Refinancing Revolving Facility” and, together with any Refinancing Term Loans or Refinancing Notes, each a “Replacement Facility” and, collectively, the “Replacement Facilities”); provided that (A) the aggregate principal amount of such Replacement Facilities shall not exceed the aggregate principal amount of such Refinanced Facilities plus accrued interest, premiums, fees and expenses related thereto, (B) the maturity date for such Replacement Facilities shall not be earlier than the maturity date for the corresponding Refinanced Facilities, (C) the weighted average life to maturity of such Replacement Facilities shall not be shorter than the weighted average life to maturity of such Refinanced Facilities at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of any applicable Term Loans) (D) such Replacement Facility shall not be guaranteed by any Person other than the Loan Parties and shall not be secured by any property other than the Collateral, (E) all other terms applicable to such Replacement Facilities (other than pricing (including interest, fees and premiums) and optional prepayment or redemption terms which may be agreed to by the Borrower and Lenders party thereto) shall be substantially identical to, or (taken as a whole) not materially more favorable to the Lenders or other Persons providing such Replacement Facility than, those applicable to the applicable Refinanced Facility, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing or replacement, (F) in the case of any Refinancing Revolving Facility, the Loan Documents shall include certain provisions to govern the pro rata payment, borrowing, participation and commitment reductions of the Revolving Facility and any such Refinancing Revolving Facility, (G) only Refinancing Term Loans that are pari passu in right of payment and security with the Term Loans shall share ratably in any voluntary or mandatory prepayments of the Refinanced Term Loans unless the Borrower and the Lenders in respect of such Refinancing Term Loans elect lesser payments, and (H) any Refinanced Facility or issue of Refinancing Notes that is secured on a pari passu or junior basis with respect to the Facilities shall be subject to a customary Intercreditor Agreement, the terms of which shall be reasonably satisfactory to the Administrative Agent and the Borrower.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders (including all Lenders under a single Facility), the consent of the Required Lenders (or Majority Facility Lenders, as the case may be) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then a Person reasonably acceptable to the Borrower and the

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Administrative Agent shall have the right but not the obligation to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Borrower’s request, sell and assign to such Person, all of the Term Loans and Revolving Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans and any outstanding Revolving Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale and any applicable prepayment premiums payable pursuant to Section 4.1(b), such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. In addition to the foregoing, the Borrower may replace any Non-Consenting Lender pursuant to Section 4.13.

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided that the conditions set forth in Section 2.4 are satisfied.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Required Lenders” and “Majority Facility Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that, subject to the limitations set forth in the first paragraph of this Section 11.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, reduce any percentage specified in the definition of Required Lender, disproportionately affect such Defaulting Lender as compared to other Lenders holding the same Class of Loans, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

11.2 Notices. (a) All notices and other communications provided for hereunder shall be either (i) in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered or (ii) as and to the extent set forth in Section 11.2(b) and in the proviso to this Section 11.2(a), in an electronic medium and as delivered as set forth in Section 11.2(b) if to the Borrower, at its address at 5005 E. McDowell Road, Phoenix, AZ, 85008, Attention of Treasurer (Telecopy No. (602) 244-5139; Telephone No. (602) 244-7291; e-mail: bernard.gutmann@onsemi.com), with a copy (in the case of a notice of Default) to General Counsel (Telecopy No. (602) 244-5500; Telephone No. (602) 244-5226; e-mail: sonny.cave@onsemi.com); if to the Administrative Agent, at its address at 60 Wall Street, New York, New York 10005, attention: Mark Kellam II (Telecopy No. (904) 746-4860; Telephone No. (904) 271-2469); e-mail: mark.kellam@db.com), or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 11.2(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent; if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its

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administrative questionnaire delivered to the Administrative Agent (including, as appropriate, notices delivered solely to the Person designated by a Lender on its administrative questionnaire delivered to the Administrative Agent then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). All such notices and other communications shall, when mailed, be effective four (4) days after having been mailed, and when telecopied or e-mailed, be effective when properly transmitted, except that notices and communications to any Agent pursuant to Sections 2, 3, 4, 6 and 10 shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Agents in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders and the Qualified Counterparties by posting the Communications on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, each Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute information covered by Section 11.15, they shall be treated as set forth in Section 11.15); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

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(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “ADMINISTRATIVE AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments of any Lender have not been terminated.

11.5 Payment of Expenses and Taxes. (a) The Borrower agrees (i) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such parties (provided that such fees and disbursements shall not include fees and disbursements for more than

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one primary counsel for the Administrative Agent, one regulatory counsel in each applicable specialty, one local or foreign counsel for each relevant jurisdiction, one other counsel for all other Indemnitees (as defined below) and, in each case, if reasonably necessary or advisable in the judgment of the affected Person in the case of an actual or perceived conflict of interest, an additional regulatory counsel in each applicable specialty and one additional local or foreign counsel in each such applicable jurisdiction) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter as such parties shall deem appropriate, (ii) to pay or reimburse each Lender and Agent for all its documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees, charges and disbursements of not more than one primary counsel for the Administrative Agent, one regulatory counsel in each applicable specialty, one local or foreign counsel for each relevant jurisdiction, one other counsel for all other Indemnitees and, in each case, if reasonably necessary or advisable in the judgment of the affected Person in the case of an actual or perceived conflict of interest, an additional regulatory counsel in each applicable specialty and one additional local or foreign counsel in each such applicable jurisdiction, (iii) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than amounts payable under Section 4.10(d)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, indemnify, and hold each Lender, Agent and their respective affiliates and each of the respective employees, officers, directors, agents, advisors and controlling persons of the foregoing (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or any violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any Restricted Subsidiary or any of the Properties or any Environmental Liability related in any way to the Borrower or any of the Restricted Subsidiaries and the reasonable fees and expenses of not more than one primary counsel for the Administrative Agent, one regulatory counsel in each applicable specialty, one local or foreign counsel for each relevant jurisdiction, one other counsel for all other Indemnitees and, in each case, if reasonably necessary or advisable in the judgment of the affected Person in the case of an actual or perceived conflict of interest, an additional regulatory counsel in each applicable specialty and one additional local or foreign counsel in each such applicable jurisdiction, in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided that no Indemnitee will be indemnified for any Indemnified Liabilities to the extent (a) it has been determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) a material breach of the obligations of such Indemnitee under the Loan Documents or (b) any proceeding between and among Indemnitees that does not involve an act or omission by the Borrower or its Subsidiaries (other than claims against the Administrative Agent or a Lead Arranger in its capacity or in fulfilling its role as the agent or arranger or any other similar role under the Facilities (excluding its role as a Lender)); provided further, that, this Section 11.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines,

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liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee except to the extent found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted to the Borrower, at the address of the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

(b) To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and each Indemnitee does hereby waive, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not limit any Loan Party’s indemnity obligations to the extent special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to receive indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (A) to an assignee in accordance with the provisions of paragraphs (b) or (c) of this Section or (B) by way of participation in accordance with the provisions of paragraph (e) of this Section or (C) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors as assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section 11.6 and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment effected by the Administrative Agent in connection with the initial syndication of the Commitments or an assignment of the entire remaining amount of the assigning Lender’s

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Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of a Revolving Facility (or, in the case of a Term Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Default or an Event of Default has occurred and is continuing;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis;

(iii) no consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition, the consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof or (z) such assignment is an assignment of Term Loans or Commitments made by the Administrative Agent prior to the Syndication Date; and

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of either (x) Term Facility if such assignment is to an Assignee that is not a Lender, an Affiliate of a Lender or an Approved Fund or (y) the Revolving Facility if such assignment is to an Assignee that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) (1) in the case of any assignment to a new Revolving Lender or that increases the obligation of the Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), the Issuing Lenders (such consent not to be unreasonably withheld or delayed); provided that no consent of an Issuing Lender shall be required for an assignment to an Assignee that is a Revolving Lender or an Affiliate or Approved Fund of a Revolving Lender;

(iv) except in the case of assignments pursuant to paragraph (c) below, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that payment of only one processing fee shall be required in connection with simultaneous assignments to two or more Approved Funds), and the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

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(v) no assignment shall be permitted to be made to the Borrower or any of its Subsidiaries except pursuant to a Dutch Auction as provided in Section 11.6(j);

(vi) no assignment shall be permitted to be made to a natural person; and

(vii) no assignments of Revolving Commitments, other than (A) pursuant to Section 11.6(c) below to an Affiliate of such Lender or an Approved Fund of such Lender or (B) pursuant to the initial syndication of the Revolving Commitments by the Lead Arrangers, shall be permitted prior to the Acquisition Effective Date.

Except as otherwise provided in paragraph (c) below, subject to acceptance and recording thereof in the Register pursuant to paragraph (d) below, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5); provided that such Lender continues to comply with the requirements of Section 4.10(g). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with and subject to the requirements of paragraph (e) of this Section.

(c) Notwithstanding anything in this Section 11.6 to the contrary, but subject to recording thereof in the applicable Related-Party Register pursuant to paragraph (d) below, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (i) providing any notice (including, without limitation, any administrative questionnaire) to the Administrative Agent or any other Person or (ii) delivering an executed Assignment and Assumption to the Administrative Agent; provided that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until an Assignment and Assumption and an administrative questionnaire have been delivered to the Administrative Agent, (C) the failure of such assigning Lender to deliver an Assignment and Assumption or administrative questionnaire to the Administrative Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (D) an Assignment and Assumption between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment and Assumption.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Funding Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by

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the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment to an Affiliate of a Lender or an Approved Fund pursuant to paragraph (c), as to which an Assignment and Assumption and an administrative questionnaire are not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (a “Related Party Register”) comparable to the Register on behalf of the Borrower. The Register or Related Party Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender at the Administrative Agent’s office at any reasonable time and from time to time upon reasonable prior notice. Except as otherwise provided in paragraph (c) above, upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register (or, in the case of an assignment pursuant to paragraph (c) above, the applicable Related Party Register) as provided in this paragraph (d). The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”

(e) Any Lender may, without the consent of, or notice to, the Borrower, any Lender, any Issuing Lender or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) no participation shall be permitted to be made to the Borrower or any of its Subsidiaries, nor any officer or director of any such Person and (v) no sale of a participation shall be effective until and unless recorded in the selling Lender’s Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided such Participant shall be subject to Section 11.7(a) as though it were a Lender.

(f) Each Lender that sells participations to a Participant, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amount of and interest owing with respect to the participation sold to each such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Section 1.871-14(c)(1) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and the Borrower and the Lenders shall treat each Person whose name is recorded in such Participant Register pursuant to the terms hereof as a participant for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

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(g) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant had no such participation been transferred to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant shall not be entitled to the benefits of Section 4.10 unless such Participant complies with Section 4.10(g) and (i) as if it were a Lender.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other Person, and this Section shall not apply to any such pledge or assignment of a security interest or to any such sale or securitization; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(i) [Reserved].

(j) Notwithstanding anything in this Agreement to the contrary, any Term Lender may, at any time after the Acquisition Effective Date, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower in accordance with the procedures set forth on Exhibit J, pursuant to an offer at a discount to par made available to all Term Lenders on a pro rata basis (a “Dutch Auction”), subject to the following limitations:

(i) The Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, its Affiliates nor any of its respective directors or officers has any Excluded Information that has not been disclosed to the Term Lenders generally (other than to the extent any such Term Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) prior to such date;

(ii) immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Lender to the Borrower, such Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Term Lender hereunder or under the other Loan Documents by virtue of such assignment;

(iii) the Borrower shall not use the proceeds of any Revolving Loans or Incremental Term Loans for any such assignment; and

(iv) no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

(k) With respect to any proposed assignment or participation for a Disqualified Institution:

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(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), such assignee shall not retroactively be disqualified from becoming a Lender. Any assignment in violation of this clause (k)(i) shall not be void, but the other provisions of this clause (k) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.6), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same and/or (C) upon request by and Lender, confirm whether or not any potential assignee is listed on the DQ List.

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11.7 Sharing of Payments; Set-off . (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation to the extent provided in clause (b) of this Section 11.7.

(b) In addition to any rights and remedies of the Lenders provided by law, subject to Section 10.11, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, and to the extent permitted by applicable law, upon the occurrence of any Event of Default which is continuing, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.7 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.12 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 11.2 or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

11.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders; and

(d) each Agent, Issuing Lender, Lender and their Affiliates, may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.

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11.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 11.1) to (i) take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (including with respect to the Escrow Account and the Escrow Property substantially concurrently with the closing of the Acquisition on the Acquisition Effective Date) (A) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (including, without limitation, the release of any Subsidiary Guarantor from its obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder), that is otherwise permitted by the Loan Documents or that has been consented to in accordance with Section 11.1; provided that no such release shall occur if (x) such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Pari Passu Indebtedness, Incremental Equivalent Debt, Replacement Facility or Junior Financing or (y) such Collateral continues to secure any Permitted Pari Passu Indebtedness, Incremental Equivalent Debt, Replacement Facility or Junior Financing or (B) under the circumstances described in paragraph (b) below, and (ii) take any action that such Agent deems appropriate in good faith, reasonably requested by the Borrower, having the effect of permitting any Mortgaged Property to become subject to Liens permitted under Section 8.3(e).

(b) At such time as (i) the Loans, the Reimbursement Obligations and the other Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Hedge Agreements) shall have been paid in full or Cash Collateralized and (ii) the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

11.15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Related Parties”), (d) upon the request or demand of any Governmental Authority or any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 11.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Facilities or (k) to any other party hereto; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

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11.16 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

11.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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11.19 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so under applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Specified Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 4.8, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

11.20 Intercreditor Agreements.

(a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS MAY BE CREATED ON THE COLLATERAL (OR ANY PORTION THEREOF) IN CONNECTION WITH THE BORROWER’S INCURRENCE OF ANY REFINANCED FACILITY, REFINANCING NOTES, REPLACEMENT FACILITY, PERMITTED PARI PASSU INDEBTEDNESS OR SECOND LIEN INDEBTEDNESS PERMITTED HEREUNDER, WHICH LIENS, IN EACH CASE, SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT. THE EXPRESS TERMS OF ANY SUCH INTERCREDITOR AGREEMENT SHALL PROVIDE THAT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF SUCH INTERCREDITOR AGREEMENT, ON THE ONE HAND, AND ANY OF THE LOAN DOCUMENTS, ON THE OTHER HAND, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO ANY SUCH INTERCREDITOR AGREEMENTS ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE AMENDMENTS THERETO AND ALL OTHER DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT.

SECTION 12. Applicability of Covenants; Enforcement

(a) From the Closing Date until the Acquisition Effective Date, the only covenants applicable to the Borrower under Sections 7 and 8 of this Agreement shall be the following: Section 7.4 (as it relates to the Borrower’s legal existence), Section 7.9 and Section 7.10. Notwithstanding the foregoing, if and to the extent the Borrower and its Restricted Subsidiaries take any action or inaction, during the period from the Closing Date until the Acquisition Effective Date, that is prohibited from being taken by the Borrower and its Restricted Subsidiaries by Section 7 or Section 8, and such action or inaction is continuing as of the Acquisition Effective Date, an Event of Default shall be deemed to exist immediately after giving effect to and as of the Acquisition Effective Date; provided that (i) no action or inaction taken or omitted by the Target or any of its subsidiaries at any time prior to the Acquisition Effective Date (other than an action or inaction that would require or permit the Borrower to terminate the Acquisition Agreement or decline to consummate the Acquisition) shall constitute a breach

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of this Agreement or the other Loan Documents or shall otherwise constitute an Event of Default and (ii) for purposes of determining retroactive compliance with the provisions of Sections 7 and 8 under this Section 12, the terms “Restricted Subsidiary,” “Loan Party,” “Subsidiary Guarantor” and other terms that are defined with reference to a Person signing a Loan Document, shall, on and immediately after giving effect to the Acquisition Effective Date, include the Borrower’s Subsidiaries to the extent any such Subsidiary is, immediately after giving effect to the Acquisition Effective Date, a Restricted Subsidiary, Loan Party, Subsidiary Guarantor or similar applicable designation. In addition, the absence of an Event of Default shall not be an Escrow Condition that must be satisfied or waived in order for the Escrow Property to be released from the Escrow Account pursuant to Section 6.2 of this Agreement or Section 3(b) of the Escrow Agreement.

(b) The Collateral Agent and the Administrative Agent hereby agrees that it will not deliver any entitlement order or instruction to the Escrow Agent other than (1) on or after the Escrow Conditions Deadline if the conditions set forth in Section 6.2 have not been satisfied on or prior to such date or (2) at any time an Event of Default pursuant to Section 9.1(c) shall have occurred and be continuing.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ON SEMICONDUCTOR CORPORATION, as Borrower

By:
Name:
Title:

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Issuing Lender and a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., as Lender, Revolving Lender and Issuing Lender

By:
Name:
Title:

HSBC BANK USA, N.A., as Revolving Lender

By:
Name:
Title:

BMO HARRIS BANK N.A., as Revolving Lender

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, as Revolving Lender

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Revolving Lender

By:
Name:
Title:

BARCLAYS BANK PLC, as Revolving Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

COMPASS BANK, as Revolving Lender

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as Revolving Lender

By:
Name:
Title:

BOKF, NA, dba BANK OF ARIZONA as Revolving Lender

By:
Name:
Title:

KBC BANK N.V., NEW YORK BRANCH as Revolving Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]